Exhibit 10.3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS

HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND

EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE

ASTERISKS (***).

November 7, 2018

GNC CHINA HOLDCO, LLC

GNC HONG KONG LIMITED

GNC (SHANGHAI) TRADING CO., LTD.

HARBIN PHARMACEUTICAL GROUP CO., LTD.

HARBIN PHARMACEUTICAL HONG KONG II

LIMITED

and

GNC HOLDINGS, INC.

MASTER REORGANIZATION AND

SUBSCRIPTION AGREEMENT

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Tel: +852.2912.2500

www.lw.com

CONTENTS

Clause	Page
ARTICLE I REORGANIZATION	3
ARTICLE II SHARE SUBSCRIPTIONS AND CLOSING	5
ARTICLE III REPRESENTATIONS AND WARRANTIES	6
ARTICLE IV CONDITIONS TO CLOSING	16
ARTICLE V PRE-CLOSING COVENANTS	18
ARTICLE VI CONFIDENTIALITY AND RESTRICTION ON ANNOUNCEMENTS	23
ARTICLE VII TERMINATION; POST-CLOSING MATTERS	24
ARTICLE VIII INDEMNIFICATION	25
ARTICLE IX NOTICES	29
ARTICLE X MISCELLANEOUS	30
ARTICLE XI GOVERNING LAW AND ARBITRATION	34
APPENDIX A PARTICULARS OF GROUP COMPANIES
APPENDIX B DEFINITIONS
APPENDIX C COMPLETION OBLIGATIONS
DISCLOSURE SCHEDULES
EXHIBIT A AGREED FORM OF PRC SUBSCRIPTION AGREEMENT
EXHIBIT B AGREED FORM OF HK SHAREHOLDERS AGREEMENT
EXHIBIT C AGREED FORM OF PRC JOINT VENTURE CONTRACT
EXHIBIT D AGREED FORM OF IP LICENSE AGREEMENT
EXHIBIT E AGREED FORM OF PRODUCT SUPPLY AGREEMENT
EXHIBIT F AGREED FORM OF SERVICES LETTER AGREEMENT

i

MASTER REORGANIZATION AND SUBSCRIPTION AGREEMENT

This MASTER REORGANIZATION AND SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of November 7, 2018 is entered into by and among:

GNC China Holdco, LLC, a company established under the Laws of the State of Delaware, with company number 4798590, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC”),

GNC Hong Kong Limited, a company established under the Laws of Hong Kong, having its registered address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong (the “HK Company”),

GNC (Shanghai) Trading Co., Ltd. (健安喜（上海）贸易有限公司), a company incorporated in the PRC, with unified social credit code 913100005727431338, whose registered office is located at Unit 1001, 1002 and 1005 of Building No. 10, No. 218 Xizang South Road, Huangpu District, Shanghai, China (the “WFOE”),

GNC Holdings, Inc., a company established under the Laws of the State of Delaware, with company number 4295780, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC Holdings”), solely for purposes of Section 5.9, Section 10.11 and Section 10.12,

Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the PRC with company number 91230199128175037N, whose registered office is located at No.68, Limin West Fourth Street, Limin Development Zone, Harbin, People’s Republic of China (“Hayao Parent”); and

Harbin Pharmaceutical Hong Kong II Limited, a company established under the Laws of Hong Kong, having its registered office at c/o 28/F., CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong (“Hayao”).

Each a “Party” and collectively the “Parties”.

RECITALS

(A)

GNC owns all of the outstanding share capital of the HK Company as of the date hereof. Corporate details of the HK Company as of immediately prior to Closing will be set out in Part 1 of Appendix A attached hereto.

(B)

The HK Company owns 100% of the equity interest of the WFOE as of the date hereof. Corporate details of the WFOE as of immediately prior to Closing will be set out in Part 2 of Appendix A attached hereto.

(C)

GNC, the HK Company and Hayao Parent desire to undertake a reorganization of the business of GNC Holdings and its Subsidiaries in the Territory, pursuant to which (i) GNC will form a new wholly owned Subsidiary in Hong Kong (“GNC PRC Partner”), (ii) the GNC PRC Partner will form a new wholly owned Subsidiary in the PRC (“PRC JV”) and (ii) the WFOE will transfer all of its assets and liabilities (to the extent legally permissible) primarily related to the PRC Business to the PRC JV (the “Reorganization”).

(D)

GNC, the HK Company and Hayao desire to establish the HK Company as a joint venture in Hong Kong to carry out the businesses as agreed by the GNC and Hayao from time to time, pursuant to the terms and subject to the conditions of this Agreement.

(E)

GNC and Hayao Parent desire to establish the PRC JV as a joint venture in the PRC to carry out the businesses as agreed by GNC and Hayao Parent from time to time, pursuant to the terms and subject to the conditions of this Agreement.

(F)

GNC agreed to cause the HK Company to allot and issue to Hayao, and Hayao agreed to subscribe for the HK Subscription Shares (as defined below), pursuant to the terms and subject to the conditions of this agreement.

(G)

In addition, GNC agreed to cause the PRC JV to issue to Hayao Parent, and Hayao Parent agreed to subscribe for the PRC Subscription Capital (as defined below), pursuant to the terms and subject to the conditions of this agreement, and as further documented by the subscription agreement substantially in the agreed form attached hereto as Exhibit A (the “PRC Subscription Agreement”).

(H)

GNC, GNC Holdings, Hayao Parent, Hayao and the HK Company propose to enter into a shareholders’ agreement substantially in the agreed form attached hereto as Exhibit B (the “HK Shareholders Agreement”) to record the terms on which they will regulate the affairs of the HK Company, with effect from the Closing Date.

(I)

GNC PRC Partner, GNC Holdings, Hayao Parent and the PRC JV propose to enter into a joint venture contract substantially in the agreed form attached hereto as Exhibit C (the “PRC Joint Venture Contract”) to record the terms on which they will regulate the affairs of the PRC JV, with effect from the Closing Date.

NOW, THEREFORE, the Parties agree as follows:

Article I

REORGANIZATION

1.1 Formation of GNC PRC Partner and the PRC JV. GNC shall use its reasonable best efforts to cause (i) the GNC PRC Partner to be formed, as promptly as reasonably practicable following the date hereof, in Hong Kong as a wholly owned Subsidiary, and (ii) the PRC JV to be formed, as promptly as reasonably practicable following the date hereof, in Shanghai as a wholly foreign-owned enterprise, and all required filings (including with the Filing Authority) and registrations (including with the AIC) to be made with respect thereto with all relevant Governmental Entities.

1.2 Transfer of PRC Business Assets.

1.2.1 As promptly as reasonably practicable following the formation of the PRC JV and completion of relevant required filings and registrations, GNC shall cause the PRC JV to enter into an asset transfer agreement with the WFOE (the “PRC Asset Transfer Agreement”), pursuant to which the WFOE shall use its reasonable best efforts to transfer, effective at the Closing, all assets, rights and properties (including all inventory, personal property, contracts and receivables whose transfer is not prohibited by Law) primarily used in the PRC Business (the “PRC Business Assets”) and all liabilities (including payables and other liabilities to the extent the transfer of such liabilities is not prohibited by Law) to the extent related to the PRC Business (the “PRC Business Liabilities” and together with the PRC Business Assets, the “PRC Business Assets and Liabilities”) to the PRC JV, and GNC shall cause the PRC JV to accept and assume the PRC Business Assets and Liabilities in exchange for the fair market value thereof (the “PRC Asset Price”), to be paid to the WFOE promptly following the PRC JV’s receipt of the PRC Subscription Price (as defined below). For the avoidance of doubt, the WFOE shall retain all assets, rights and properties primarily related to the HK Business and all liabilities to the extent related to the HK Business.

1.2.2 GNC shall cause the PRC JV to offer employment, effective on the Closing Date, to each employee of the PRC Business in accordance with this Agreement and applicable Law. Offers pursuant to this Section 1.2.2 shall be for a comparable position at the same or a nearby geographic work location, in each case, to those as of the Closing Date and shall comply in all respects with applicable Law (including with respect to compensation and benefits). WFOE shall encourage and not otherwise interfere with PRC JV’s efforts to negotiate acceptance of offers of employment with employees of the PRC Business, provided that nothing herein shall be interpreted as requiring PRC JV to provide any employee of the PRC Business with any additional compensation or benefits or to incur any additional obligations (financial or otherwise). WFOE shall continue to employ all employees of the PRC Business who reject any such offers of employment from PRC JV.

1.2.3 If and to the extent the transfer of any PRC Business Assets and Liabilities is subject to the consent of, notification to, agreement with, or waiver of any objection or similar right by, or the lapse of any objection or similar period in favor of, a third party (each herein a “Third Party Consent”), the transfer and assumption of right, obligation, title and interest shall not take effect until the Third Party Consent has been obtained and the PRC JV shall (at its cost) use commercially reasonable efforts to obtain the Third Party Consent. WFOE shall assist PRC JV in notifying such third party. Until the applicable transfer is effected, WFOE shall, to the extent permitted by Law, hold the PRC Business Assets and Liabilities for the benefit and burden of PRC JV. Upon effectiveness of the transfer, any contractual arrangements for such PRC Business Assets and Liabilities between the WFOE and PRC JV dealing with the requirement to obtain a Third Party Consent, shall automatically terminate or be discontinued, as the case may be.

1.2.4 The Parties hereby agree that to the extent the transfer of PRC Business Assets and Liabilities, the rejection or acceptance of offers by employees of the PRC Business under Clause 1.2.2 or the failure to obtain necessary Third Party Consents results in either (a) the WFOE lacking the assets (other than inventory) necessary to perform certain internal services or other functions of which it was capable of performing prior to such asset transfers in connection with the HK Business, or (b) the PRC JV lacking the assets (other than inventory) necessary to perform services and internal functions previously provided by the WFOE in connection with the PRC Business, then the WFOE shall, and GNC shall cause the PRC JV to, work together in good faith to identify such services and functions and to provide such services and functions to one another at cost for a reasonable length of time to allow the WFOE or the PRC JV, as applicable, to obtain a permanent internal or third-party solution for such services or internal functions.

Article II

SHARE SUBSCRIPTIONS AND CLOSING

2.1 HK Share Subscription. Subject to the terms and conditions of this Agreement, and pursuant to the HK Subscription Agreement, Hayao shall subscribe for, and the HK Company shall allot and issue to Hayao, newly issued HK Shares representing 65% in the total issued and outstanding capital of the HK Company immediately upon Closing (“HK Subscription Shares”), free from all Encumbrances, together with all rights attaching to the HK Subscription Shares as at Closing (“HK Share Subscription”). The HK Subscription Shares shall, upon issuance rank pari passu with all the then issued HK Shares of the HK Company.

2.2 PRC Share Subscription. Subject to the terms and conditions of this Agreement, and pursuant to the PRC Subscription Agreement, Hayao Parent shall subscribe for, and GNC shall cause the PRC JV to allot and issue to Hayao Parent, newly increased registered capital representing 65% of the total registered capital of the PRC JV immediately upon Closing (“PRC Subscription Capital”, and together with the HK Subscription Shares, the “Subscription Shares”), free from all Encumbrances, together with all rights attaching to the PRC Subscription Capital as at Closing (“PRC Share Subscription” and together with the HK Share Subscription, the “Share Subscriptions”).

2.3 Consideration. As consideration for the subscription for the PRC Subscription Capital and the HK Subscription Shares, Hayao Parent shall pay to the PRC JV, an amount in RMB equivalent to US$ 20,000,000 (US Dollar Twenty Million) (“PRC Subscription Price”) and to the HK Company HK$1 (the “HK Subscription Price”), subject to the conditions of this Agreement. The RMB amount of the PRC Subscription Price shall be determined by reference to the mean USD-RMB exchange rate announced by the People’s Bank of China on the date of this Agreement.

2.4 Closing.

2.4.1 The closing of the Share Subscriptions (the “Closing”) shall take place at the offices of Latham and Watkins, Hong Kong office at 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (or at any other place as agreed in writing by Hayao Parent and GNC) on the fifth (5th) Business Day following the date on which all conditions to the Closing under Section 4.1 hereof have been waived or satisfied (other than those conditions that, by their nature, are satisfied contemporaneously with Closing) (or at such other time as agreed in writing by Hayao Parent and GNC) (the date on which the Closing occurs, the “Closing Date”). On the Closing Date:

(a) GNC and the HK Company shall do or procure the carrying out of all those things listed in Section I of Appendix C; and

(b) Hayao and Hayao Parent, as applicable, shall do or procure the carrying out of all those things listed in Section II of Appendix C.

2.4.2 At least three (3) Business Days prior to the Closing,

(a) GNC and the HK Company shall designate a bank account of the HK Company to Hayao in writing to receive the HK Subscription Price; and

(b) GNC shall, and shall cause the PRC JV to, designate a bank account of the PRC JV to Hayao Parent in writing to receive the PRC Subscription Price.

2.4.3 All documents and items delivered and payments made in connection with Closing shall be held by the recipient to the order of the Person delivering them until such time as Closing takes place. For the avoidance of doubt, the HK Secretary shall keep all the original corporate secretarial documents of the HK Company.

Article III

REPRESENTATIONS AND WARRANTIES

3.1 Partner Representations and Warranties. Each of GNC, Hayao and Hayao Parent hereby represents and warrants to any other Party that as of the date hereof:

3.1.1 Organization. It is validly incorporated, in existence, duly registered and in good standing under the Laws of the jurisdiction of its incorporation.

3.1.2 Power and Authorization.

(a) It has taken all appropriate and necessary corporate actions to (i) empower its legal representative or such other duly authorized representative whose signature is affixed hereto and thereto to sign this Agreement and the other Transaction Documents to which it is a party, (ii) authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and (iii) authorize the performance and observance of the terms and conditions hereof and thereof.

(b) Except as set forth on Schedule 3.1.2(b), it has obtained all consents, approvals and authorizations necessary for the valid execution and delivery of this Agreement and the other Transaction Documents to which it is a party and to observe and perform its obligations hereunder and thereunder.

(c) This Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligations and are enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

3.1.3 Non-contravention. None of the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of any transactions contemplated hereunder and thereunder, will (a) violate any provision of its organizational documents, (b) result in a default (or an event which, with notice or lapse of time or both, would constitute a default) or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any Contract to which it is a party, (c) violate any Order or Permit applicable to it, (d) require the consent, authorization, Permit or approval of any Governmental Entity, or notice to, or declaration or registration with, any Governmental Entity, under any applicable Law (other than Regulatory Approvals), or (e) violate any Laws applicable to it, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a), (b), (c), (d) and (e) would reasonably be expected to have a material adverse effect on the ability of such Party to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

3.1.4 Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of such Party, threatened, Actions to which it is a party (either as plaintiff or defendant) or to which its assets are or may be subject that, in each case, would reasonably be expected to have a material adverse effect on the ability of such Party to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

3.1.5 No Immunity. In any proceedings taken in relation to this Agreement or any other Transaction Document to which such Party is a party or any transactions contemplated hereby and thereby, such Party will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

3.1.6 No Broker. Such Party has not retained any finder or broker in connection with the transactions contemplated by the Transaction Documents, or is liable to pay any brokerage, finder’s or other fee or commission of similar nature in connection with the transactions contemplated by the Transaction Documents.

3.1.7 Private and Commercial Purposes. Such Party’s execution and delivery of this Agreement and other Transaction Documents to which it is a party constitute, and the exercise of its rights and performance of its obligations hereunder and thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

3.2 Group Company Representations. Except (a) as set forth in the disclosure schedule delivered by the HK Company, the WFOE and GNC (collectively, the “Warrantors”) to Hayao and Hayao Parent (the “Disclosure Schedule”) prior to the execution of this Agreement (with specific reference to the representations and warranties in this Section 3.2 to which the information in such schedule relates; provided, that, disclosure in the Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent from the face of such disclosure that such disclosure relates to such other sections), and (b) as otherwise disclosed or identified in the GNC SEC Documents filed prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the GNC SEC Documents), each of the Warrantors hereby, jointly and severally, represents and warrants to Hayao and Hayao Parent as follows:

3.2.1 Organization. Schedule 3.2.1 sets forth for each Group Company its name and jurisdiction of organization. Each Group Company is duly organized, validly existing and duly registered under the Laws of the jurisdiction of its organization. Except as set forth on Schedule 3.2.1, each Group Company is duly licensed or qualified to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

3.2.2 Power and Authorization.

(a) Each Group Company has taken all appropriate and necessary corporate actions to (i) empower its legal representative or such other duly authorized representative whose signature is affixed hereto and thereto to sign any Transaction Documents to which it is a party, (ii) authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and (iii) authorize the performance and observance of the terms and conditions hereof and thereof. Each Group Company has all requisite corporate power and authority necessary to own, lease, operate and use its assets and carry on the Business.

(b) Except as set forth on Schedule 3.2.2(b), the Group Companies have obtained all consents, approvals and authorizations necessary for the valid execution and delivery of any Transaction Documents to which it is a party and to observe and perform its obligations hereunder and thereunder.

(c) Any Transaction Documents to which a Group Company is a party constitute its legal, valid and binding obligations and are enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights.

3.2.3 Non-contravention. None of the execution, delivery and performance by any Group Company of any Transaction Documents to which it is a party, nor the consummation of any transactions contemplated thereunder, will (a) violate any provision of the organizational documents of such Group Company, (b) result in a default (or an event which, with notice or lapse of time or both, would constitute a default) or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any Contract to which such Group Company is a party, (c) violate any Order or Permit applicable to such Group Company or otherwise affecting such Group Company, the Business or any material assets of such Group Company, (d) require any Permit of any Governmental Entity, or notice to, or declaration or registration with, any Governmental Entity, under any applicable Law (other than Regulatory Approvals), or (e) violate any Laws applicable to such Group Company, the Business or any assets of such Group Company, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a)-(e) would reasonably be expected to have (x) a material adverse effect on the ability of such Group Company to execute, deliver and perform its obligations under any Transaction Documents to which it is a party or (y) a Company Material Adverse Effect.

3.2.4 Capitalization of the HK Company and the PRC JV.

(a) The authorized and issued share capital of the HK Company immediately prior to the Closing is as set forth on Schedule 3.2.4(a)(i). The authorized and issued share capital of the HK Company immediately following the Closing shall be as set forth on Schedule 3.2.4(a)(ii). All of the share capital of the HK Company has been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

(b) The registered capital of the PRC JV immediately following the Closing shall be as set forth on Schedule 3.2.4(b). All of the share capital of the PRC JV will be, as of the Closing, duly authorized and validly issued and fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.

3.2.5 Capitalization of Subsidiaries. The outstanding shares of capital stock of (or other Equity Interests in) each of the HK Company’s Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. The HK Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding shares of capital stock of (or other Equity Interests in) such Subsidiaries free and clear of any Encumbrances other than (a) as may be set forth in the certificate of formation, limited liability company agreement, limited partnership agreement, certificate of incorporation or bylaws, or similar organizational documents of such Subsidiary, (b) for any restrictions on sales of securities arising solely from applicable securities Laws and (c) Permitted Encumbrances. Except for the Equity Interests of the HK Company’s Subsidiaries, and following the Reorganization, of the PRC JV’s Subsidiaries, none of the Group Companies controls, directly or indirectly, or owns any direct or indirect Equity Interests in any Person that is not a Group Company.

3.2.6 The Group Companies do not engage in any business other than the manufacturing and distribution of health food products, related promotion and marketing activities and provision of after-sale and other auxiliary services.

3.2.7 Title to Subscription Shares and Sold Shares.

(a) The Subscription Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free from any Encumbrances (other than (i) any Encumbrances created by Hayao, Hayao Parent or any of their respective Affiliates and (ii) any restrictions arising solely from the applicable Laws and under the Transaction Documents).

(b) The issuances of the Subscription Shares are not subject to any pre-emptive rights, rights of first refusal, rights of first offer, co-sale rights or similar rights.

3.2.8 Solvency. No Group Company is insolvent or unable to pay its respective debts as they fall due. No Group Company has passed any resolution for its voluntary winding up nor is subject to any winding up petition or analogous proceeding in its jurisdiction of incorporation or establishment.

3.2.9 Financial Matters.

(a) Attached as Schedule 3.2.9 are (a) the audited balance sheets and statements of income, cash flow and stockholders’ equity of the Group Companies as of and for the twelve-month periods ended December 31, 2015, December 31, 2016 and December 31, 2017, respectively, together with the auditor’s reports thereon (the “Audited Financial Statements”) and (b) an unaudited balance sheet and statements of income and cash flow of the Group Companies as of and for the nine-month period ended September 30, 2018 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).

(b) The Financial Statements (i) were prepared in all material respects in accordance with the books and records of the Group Companies, (ii) have been prepared in accordance with GAAP, consistently applied (subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes), and (iii) fairly present, in all material respects, the financial position and results of operations of the Group Companies as of the dates and for the periods indicated in such Financial Statements.

(c) Except as disclosed on Schedule 3.2.9(c), no Group Company has any Liabilities except for (i) Liabilities as reflected or reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business since the Most Recent Balance Sheet Date and (iii) Liabilities that would not reasonably be expected to have a Company Material Adverse Effect.

3.2.10 Absence of Certain Developments. Except as set forth on Schedule 3.2.10 or as expressly contemplated by this Agreement, from the Most Recent Balance Sheet Date through the date of this Agreement, (a) no event, change, fact, condition or circumstance has occurred or arisen that has had, or would reasonably be expected to have, a Company Material Adverse Effect, (b) the Group Companies have, in all material respects, conducted the Business and operated their properties in the ordinary course of business consistent with past practice, and (c) except as may be required to effect the Reorganization or otherwise in the ordinary course of business, no Group Company has taken any action or omitted to take any action that would have violated the provisions of Section 5.2.2(c), 5.2.2(d) or 5.2.2(f) if such provisions had been in effect at all times since the Most Recent Balance Sheet Date.

3.2.11 Assets. The Group Companies each have good and valid title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Group Companies, taken as a whole, as currently conducted, free and clear of all Encumbrances (other than Permitted Encumbrances) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.2.12 Real Property.

(a) None of the Group Companies owns or has, in the past three (3) years, owned any real property.

(b) Schedule 3.2.12(b) sets forth a list of all real property leased, subleased or licensed by, or for which a right to use or occupy has been granted to, any of the Group Companies (the “Leased Real Property”). Except as set forth on Schedule 3.2.12(b) or except as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, (i) there are no written or oral leases, subleases, licenses, concessions, occupancy agreements or other Contracts granting to any other Person the right of use or occupancy of any of the Leased Real Property and there is no Person (other than any Group Company) in possession of any of the Leased Real Property; and (ii) with respect to each Leased Real Property that is a sublease, to the Knowledge of the Warrantors, the representations and warranties in this Section 3.2.12(b) and Section 3.2.143.2.13(b) are true and correct with respect to the underlying lease.

(c) To the Knowledge of the Warrantors, as of the date of this Agreement, the Group Companies are in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies, taken as a whole. As of the date of this Agreement, except as would not reasonably be expected to be material to the Group Companies, taken as a whole, the Group Companies hold, and, to the knowledge of the Company, are in compliance with, all Permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the Business as currently conducted. As of the date of this Agreement, there are no written claims or notices of violation pending or, to the Knowledge of the Warrantors, threatened against the Group Companies alleging violations of or liability under any Environmental Law that would reasonably be expected to have to be material to the Group Companies, taken as a whole. This Section 3.2.12(c) provides the sole and exclusive representations and warranties of the Warrantors in respect of environmental matters, including any and all matters arising under Environmental Laws or relating to Hazardous Materials.

3.2.13 Intellectual Property.

(a) Schedule 3.2.13(a) sets forth all patents, registered trademarks and copyrights, any applications for the foregoing, and domain names owned by a Group Company (collectively, the “Registered Intellectual Property Rights”). The Group Companies own and have good and exclusive title to all Registered Intellectual Property Rights, free and clear of any Encumbrance (other than Permitted Encumbrances). To the Knowledge of the Warrantors, each Registered Intellectual Property Right is valid, in force and enforceable, or to the extent such items are applications, are pending without challenge. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, all fees currently due in connection with such Registered Intellectual Property Rights have been paid and all documents in connection with such Registered Intellectual Property Rights required to be filed have been filed with the relevant intellectual property office or authorities for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property Rights and recording the Group Companies’ ownership interests therein.

(b) Except as disclosed on Schedule 3.2.13(b), none of the Group Companies (i) has, to the Knowledge of the Warrantors, infringed, diluted, misappropriated, or violated any Intellectual Property Rights of any Person, or (ii) has, in the past three (3) years, received any written charge, complaint, claim, demand, or notice alleging infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person (including any invitation to license or request or demand to refrain from using any Intellectual Property Rights of any Person in connection with the conduct of the Business). Except as disclosed on Schedule 3.2.13(b), to the Knowledge of the Warrantors, no Person has infringed, diluted, misappropriated, or violated any Intellectual Property Rights owned by a Group Company in the past three (3) years.

(c) Confidentiality and Invention Assignments. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole: (i) the Group Companies have maintained commercially reasonable practices to protect the confidentiality of the Group Companies’ confidential information and trade secrets and, except as disclosed on Schedule 3.2.13(c), have required all employees and other Persons with access to a Group Company’s confidential information to enter into Contracts requiring them to maintain the confidentiality of such information; and (ii) all current and former employees and contractors of a Group Company who contributed to the Intellectual Property Rights of the Group Companies that is incorporated in any product or service of a Group Company have entered into Contracts that assign to one of the Group Companies all of such Person’s Intellectual Property Rights relating to such product or service.

(d) Privacy and Data Security. The Group Companies’ use and dissemination of any personally-identifiable information concerning individuals is in compliance with all privacy policies, terms of use, Laws and Contracts applicable to any Group Company or to which any Group Company is bound in all material respects. The Group Companies maintain policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable and, in any event, in compliance in all material respects with privacy policies, terms of use, Laws and Contracts applicable to any Group Company or to which any Group Company is bound. To the Knowledge of the Warrantors, there have been no security breaches relating to, or any unauthorized access of, any data or information used by the Group Companies.

3.2.14 Material Contracts.

(a) Except as disclosed on Schedule 3.2.14, no Group Company is currently bound by or a party to:

(i) any Contract (or group of related Contracts) for the purchase, sale, construction, repair or maintenance of inventory, raw materials, commodities, supplies, goods, products, equipment or other property, or for the furnishing or receipt of services, in each case, the performance of which will extend over a period of more than one year] or which provides for (or would be reasonably expected to involve) annual payments to or by a Group Company in excess of RMB 4,000,000 or aggregate payments to or by a Group Company in excess of RMB 9,000,000;

(ii) any Contract relating to the acquisition or disposition by any Group Company of (A) any business thereof (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material Assets (other than sales of inventory or obsolete equipment in the ordinary course of business) other than Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing;

(iii) any Contract under which a Group Company has permitted any Asset to become Encumbered other than the Permitted Encumbrances;

(iv) any Contract concerning or consisting of a partnership, limited liability company, joint venture or similar agreement (in each case, other than with respect to wholly-owned Subsidiaries of GNC);

(v) any Contract (A) under which a Group Company has created, incurred, assumed or guaranteed any Debt in excess of RMB 4,000,000 or (B) under which any other Person has guaranteed any Debt of a Group Company;

(vi) any Contract containing covenants (A) restricting in any material respect any business activity (including the solicitation, hiring or engagement of any Person or the solicitation of any customer) of any Group Company, or (B) limiting in any material respect the freedom of any Group Company to compete with any Person;

(vii) any outstanding general or special powers of attorney executed by or on behalf of a Group Company or with respect to any Assets;

(viii) any Contract under which a Group Company is, or may become, obligated to incur any severance pay or Compensation obligations that would become payable by reason of this Agreement, any other Transaction Document or any transaction contemplated hereunder or thereunder;

(ix) any Contract relating to the lease of the Leased Real Property; and

(x) any Related Party Contract that will continue in effect after the Closing, other than (i) the Transaction Documents (ii) the transactions contemplated by the Business Plan (as defined in the Shareholders Agreement) and (iii) those relating to ordinary course of business transactions at arm’s length with aggregate payments below US$ 500,000.

The Warrantors have delivered or made available to Hayao Parent accurate and complete copies of each written Contract listed on Schedule 3.2.14, in each case, as amended or otherwise modified and in effect.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, each Contract required to be disclosed on Schedule 3.2.14 (each a “Material Contract”) (i) is valid and binding on the applicable Group Companies and, to the Knowledge of the Warrantors, on the other parties thereto; (ii) is in full force and effect and, to the Knowledge of the Warrantors, enforceable. The applicable Group Companies are in material compliance with and have performed all obligations required to be performed by them to date under each Material Contract. As of the date hereof, no Group Company has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice or both would cause such a material violation of or a default) by any party under any Material Contract nor, to the Knowledge of the Warrantors, has such notice been threatened. To the Knowledge of the Warrantors, no other party to any Material Contract is in material breach or violation of, or default under, or has repudiated any material provision of, any Material Contract.

3.2.15 Related Party Transactions. Schedule 3.2.15 sets forth all Contracts (a) of a Group Company, to which a Related Party is a party (other than payments made to, and other Compensation provided to, officers and directors (or equivalent) in the ordinary course of business) or (b) under which a Related Party otherwise has any interest in any Assets owned or leased by any Group Company or used in connection with the Business (each a “Related Party Contract”), except, in each case, those Contracts entered into on an arm’s length basis and in the ordinary course of business between a Group Company and a Related Party.

3.2.16 Legal Compliance. Except with respect to matters set forth on Schedule 3.2.16, the Group Companies are, as of the date of this Agreement, in compliance with all applicable Laws, except where the failure to be in compliance with such Laws would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. As of the date hereof, no Group Company has received any written notice from any Governmental Entity of a violation of any applicable Law at any time during the past two years that would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

3.2.17 Foreign Corrupt Practices Act. Except as has not had and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, neither a Group Company nor, to the Knowledge of the Warrantors, any director, officer, agent, employee or other person acting on behalf of a Group Company has during the past three (3) years, in the course of its actions for, or on behalf of, a Group Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

3.2.18 Permits. Except as set forth on Schedule 3.2.18, the Group Companies have obtained, and are in material compliance with, all of the material licenses, approvals, consents, registrations and Permits necessary under applicable Laws to permit the Group Companies to operate and to own the Business in the manner in which it is currently operated. Except as set forth on Schedule 3.2.18, all such licenses, approvals, consents, registrations and Permits are valid and in full force and effect in all material respects. There are no pending or, to the Knowledge of the Warrantors, threatened claims, Actions, suits or other proceedings or, to the Knowledge of the Warrantors, investigations before or by any Governmental Entity that would reasonably be expected to result in the revocation or termination of any such license, approval, consent, registration or Permit that is material to the conduct of the Business as currently conducted, except for any such revocation or termination that would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

3.2.19 Tax Matters.

(a) Each Group Company has timely filed, or has caused to be timely filed on its behalf (taking into account applicable extensions, which are approved by the relevant Governmental Entity), all material Tax Returns required to be filed by it in accordance with all Laws. All such Tax Returns were true, correct and complete in all material respects. All material Taxes owed by each Group Company (whether or not shown on any Tax Return) have been timely paid in full. Since January 1, 2015, no claim (written or otherwise) has been made by a Governmental Entity in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, and, to the Knowledge of the Warrantors, there is no basis for any such claim to be made. There are no Encumbrances (other than Permitted Encumbrances) with respect to any material Taxes upon any asset of a Group Company.

(b) Each Group Company has deducted, withheld and timely paid to the appropriate Governmental Entity all material Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and each Group Company has complied in all material respects with all reporting and recordkeeping requirements.

(c) There is no pending, or to the Knowledge of the Warrantors threatened, claim or Action concerning any material Tax Liability of any Group Company.

(d) No Group Company has waived any statute of limitations in respect of any material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension remains in effect. No Group Company has executed any power of attorney with respect to any Tax, other than powers of attorney that are no longer in force. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Entity with or in respect of any Group Company.

3.2.20 Labor Agreement and Actions; Employee Compensation.

(a) Except as disclosed on Schedule 3.2.20 each Group Company has complied in all material respects with all applicable Laws pertaining to Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws. Except for the Social Insurance to which the Group Companies are subject or as disclosed on Schedule 3.2.20(a), (i) no Group Company is under any legal obligation to pay any other welfare benefit to any of its directors, managers or employees, and (ii) there are no, welfare plans, pension or death benefit plans, provident funds or schemes, life or health insurance, share bonus, share purchase, share option, restricted share or similar equity-based plans, or any other deferred-compensation, retirement, severance, bonus, profit-sharing, incentive or material fringe-benefit plans, programs or arrangements (each, an “Employee Plan”) in relation to, or binding on, any Group Company or to which any Group Company contributes.

(b) No Group Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any Contract with any labor union, and no labor union has requested or has sought to represent any of the employees, Representatives or agents of a Group Company. There is no strike or other labor dispute involving a Group Company pending or threatened (nor has there been since the incorporation of each Group Company), nor is any Group Company aware of any labor organization activity involving its employees.

(c) Each Group Company has complied in all material respects with all applicable national, provincial, local or municipal equal employment opportunity and other Laws related to employment.

3.2.21 Litigation; Orders. Except as set forth on Schedule 3.2.21, as of the date of this Agreement, there are no pending or, to the Knowledge of the Warrantors, threatened, Actions to which a Group Company is a party (either as plaintiff or defendant) or to which its Assets are or may be subject that is pending or, to the Knowledge of the Warrantors, threatened against a Group Company that, in each case, if resolved adversely to such Group Company, would reasonably be expected to have (i) a material adverse effect on the ability of GNC, the HK Company or the WFOE to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party or (ii) a Company Material Adverse Effect. No Order has been issued or is pending issuance to, or, to the Knowledge of the Warrantors, has been threatened against, any Group Company or its Assets that would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

3.2.22 No Immunity. In any proceedings taken in relation to this Agreement or any other Transaction Document to which GNC or any Group Company is a party or any transactions contemplated hereby and thereby, none of the Group Companies will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

3.2.23 No Broker. None of the Group Companies has retained any finder or broker in connection with the transactions contemplated by the Transaction Documents or are liable to pay any brokerage, finder’s or other fee or commission of similar nature in connection with the transactions contemplated by the Transaction Documents.

3.2.24 Private and Commercial Purposes. The execution and delivery of this Agreement and other Transaction Documents to which a Group Company is a party constitute, and the exercise of its rights and performance of its obligations hereunder and thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

3.2.25 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Section 3.2, none of the Group Companies, any of its Affiliates or any other Person on behalf of the Group Companies makes any express or implied representation or warranty with respect to the Assets, the Group Companies or their respective businesses or with respect to any other information provided, or made available, to Hayao, Hayao Parent or their respective Affiliates or Representatives in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Group Companies nor any other Person will have or be subject to any Liability or other obligation to Hayao or its Affiliates or Representatives or any other Person resulting from Hayao Parent’s, Hayao’s or their respective Affiliates’ or Representatives’ use of any information, documents, projections, forecasts or other material made available to Hayao, Hayao Parent or their respective Affiliates or Representatives, including any information made available in any electronic data room maintained by the Group Companies for purposes of the transactions contemplated by this Agreement, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Hayao, Hayao Parent or their respective Affiliates or Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is included or expressly referred to in a representation or warranty contained in this Section 3.2.

Article IV

CONDITIONS TO CLOSING

4.1 Conditions to Hayao and Hayao Parent’s Obligation to Close. The obligation of Hayao and Hayao Parent to consummate the Share Subscriptions is subject to each of the following conditions being satisfied (or waived in writing by Hayao Parent) on or prior to Closing:

4.1.1 The representations and warranties of GNC, the WFOE and the HK Company contained in Article III of this Agreement other than those contained in Sections 3.1.1 and 3.1.2 and Sections 3.2.1, 3.2.2, 3.2.4 and 3.2.7, shall be true and correct as of the Closing Date in all material respects with the same force and effect as if made as of the Closing Date, except for (i) representations and warranties that speak only as of a specific date or time, which need only be true and correct as of such specified date or time, and (ii) any changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement. The representations and warranties of GNC contained in Sections 3.1.1 and 3.1.2 and of the HK Company, the WFOE and GNC contained Sections 3.2.1, 3.2.2, 3.2.4, and 3.2.7 of this Agreement shall be true and correct as of the Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties that speak only as of a specific date or time, which need only be true and correct as of such specified date or time.

4.1.2 Each of GNC, the WFOE and the HK Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.1.3 No Order shall have been entered and remain in effect, and no Law shall have been enacted, entered, enforced or promulgated by any Governmental Entity having competent jurisdiction and be in effect, which in either case would restrain, enjoin or otherwise prevent the performance of any Transaction Document or the consummation of the transactions in accordance with the terms of the Transaction Documents.

4.1.4 The PRC JV shall have been formed in accordance with Section 1.1.

4.1.5 The PRC Business Assets and Liabilities shall have been transferred to the PRC JV in accordance with Section 1.2.

4.1.6 The HK Company shall have taken all necessary action to set the size of the initial HK Board at five (5) Directors and to permit Hayao to appoint three Directors in accordance with the HK Shareholders Agreement, effective from the Closing Date.

4.1.7 The PRC JV shall have taken all necessary action to set the size of the initial PRC Board at five (5) Directors and to permit Hayao Parent to appoint three Directors in accordance with the PRC Shareholders Agreement, effective from the Closing Date.

4.1.8 GNC, the WFOE and the HK Company shall have delivered or caused to be delivered to Hayao or Hayao Parent, as applicable, the documents and certificates listed in Section I of Appendix A.

4.1.9 The government authorizations from any Governmental Entity in any jurisdiction that are required to enter into or consummate the Transaction Documents regarding each of (i) GNC and/or its Affiliates, (ii) any Group Company, and (iii) Hayao, Hayao Parent and/or their respective Affiliates as set out on Schedule 4.1.9 (together, the “Regulatory Approvals”) shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any such Governmental Entity shall have occurred.

4.1.10 The consents, waivers, approvals, novations and authorizations set forth on Schedule 4.1.10 that are required to consummate transactions contemplated by the Transaction Documents regarding each of (i) GNC and/or its Affiliates; (ii) any Group Company; and (iii) Hayao, Hayao Parent and/or their respective Affiliates (together, the “Required Consents”) shall have been obtained and not withdrawn and be in full force and effect on the Closing Date.

4.1.11 The Bankruptcy Remote Actions shall have been completed in accordance with Section 5.9.

4.2 Conditions to GNC, the HK Company and the WFOE’s Obligation to Close. The obligation of GNC, the WFOE and the HK Company to consummate the Share Subscriptions are subject to each of the following conditions being satisfied (or waived in writing by GNC) on or prior to Closing:

4.2.1 The representations and warranties of Hayao and Hayao Parent contained in Article III of this Agreement other than those contained in Sections 3.1.1 and

3.1.2, without giving effect to any qualifications as to materiality or material adverse effect or similar qualifications contained therein, shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, except for (i) other than representations and warranties that speak only as of a specific date or time, which need only be true and correct as of such specified date or time, and (ii) any changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement. The representations and warranties of Hayao and Hayao Parent contained in Sections 3.1.1 and 3.1.2 of this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties that speak only as of a specific date or time, which need only be true and correct as of such specified date or time.

4.2.2 Each of Hayao and Hayao Parent shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.2.3 Each of Hayao and Hayao Parent shall have delivered or caused to be delivered to GNC, the WFOE and the HK Company the documents and certificates to be delivered by Hayao and Hayao Parent, as applicable, which are listed in Section II of Appendix C.

4.2.4 The PRC JV shall have been formed in accordance with Section 1.1.

4.2.5 The PRC Business Assets and Liabilities shall have been transferred to the PRC JV in accordance with Section 1.2.1.

4.2.6 The Regulatory Approvals shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any such Governmental Entity shall have occurred.

4.2.7 The Required Consents shall have been obtained and not withdrawn on the Closing Date.

4.2.8 Each of the Closing, the First Subsequent Closing and the Second Subsequent Closing (each as defined in the Securities Purchase Agreement) of the GNC Share Issuance shall have occurred in accordance with the Securities Purchase Agreement.

Article V

PRE-CLOSING COVENANTS

5.1 Commercially Reasonable Best Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to the Closing, or the earlier termination of this Agreement pursuant to Article VII, each of the Parties hereto shall use its commercially reasonable efforts to take or cause to be taken all actions, to file or cause to be filed all documents, to give or cause to be given all notices to Governmental Entities or other Persons, to obtain or cause to be obtained all authorizations, consents, waivers, approvals, Permits or Orders from Governmental Entities or other Persons, and to do or cause to be done all other things necessary, proper or advisable, in order to (i) consummate and complete the Reorganization, and (ii) consummate and make effective the transactions contemplated hereunder and under other Transaction Documents (including satisfaction, but not waiver, of the Closing conditions set forth in Article IV).

5.2 Operation of the Business.

5.2.1 Conduct of the Business Generally. From the date of this Agreement until the Closing, or the earlier termination of this Agreement pursuant to Article VII, without the prior written consent of Hayao or Hayao Parent (which consent shall not be unreasonably conditioned, withheld, delayed or denied), and except to the extent described on Schedule 5.2.1, required by Law, in connection with the Reorganization or expressly provided by this Agreement, GNC and the HK Company shall cause the Group Companies to:

(a) use commercially reasonable efforts to operate the Business in the ordinary course of business, substantially in accordance with past practice and in all material respects in accordance with all applicable Laws; and

(b) use commercially reasonable efforts to preserve intact the Business’s organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees.

5.2.2 Specific Prohibitions. Without limiting the generality or effect of 5.2.1, from the date of this Agreement until the Closing, or the earlier termination of this Agreement pursuant to Article VII, without the prior written consent of Hayao or Hayao Parent (which consent shall not be unreasonably conditioned, withheld, delayed or denied), and except to the extent described on Schedule 5.2.1, required by Law, in connection with the Reorganization or expressly provided by this Agreement, GNC and the HK Company shall not, and shall cause the Group Companies not to, take any of the following actions:

(a) amend its organizational documents, effect any split, combination, reclassification or similar action with respect to its share capital or other Equity Interests or adopt or carry out any plan of complete or partial liquidation or dissolution;

(b) issue, sell, grant or otherwise dispose of any of its Equity Interests or other securities, or, amend any term of any of its outstanding Equity Interests or other securities;

(c) (A) make any declaration or payment of, or set aside funds for, any dividend or other distribution with respect to any of its share capital or other Equity Interests (other than cash dividends and cash distributions by a Subsidiary of GNC to GNC or a wholly owned Subsidiary of GNC to the extent permitted by applicable Laws); or (B) repurchase, redeem, or otherwise acquire or cancel any of its share capital or other Equity Interests (other than with respect to a wholly owned Subsidiary of GNC solely pursuant to Section 1.2 of this Agreement);

(d) become liable in respect of any Guarantee (other than a Guarantee by a Group Company of a Liability of another Group Company that is made in the ordinary course of business) or incur, assume or otherwise become liable in respect of any Debt, in each case, in excess of RMB 5,000,000 in the aggregate;

(e) (A) merge or consolidate with any Person; (B) acquire any assets, except for acquisitions of inventory and equipment in the ordinary course of business; or (C) make any loan, advance of money or capital contribution to, acquire any Equity Interests in, or otherwise make any investment in, any Person (other than loans and advances to employees in the ordinary course of business consistent with past practice, and other than loans or advances to, or investments in, any of the Group Companies);

(f) permit any of its material assets to become subject to an Encumbrance (other than a Permitted Encumbrance) or sell, lease, license or otherwise dispose of any of its material assets, other than sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice;

(g) prepay or otherwise discharge or satisfy any Debt or other material Liabilities, other than in the ordinary course of business consistent with past practice, or waive, cancel or assign any claims or rights of substantial value other than in the ordinary course of business consistent with past practice;

(h) make any capital expenditures that are in the aggregate in excess of RMB 5,000,000;

(i) enter into or effect any Employee Plan or increase the Compensation payable or paid, whether conditionally or otherwise, to any employee, officer, director or consultant of any Group Company, other than (A) any increase adopted in the ordinary course of business consistent with past practice in respect of the Compensation of any employee whose annual base Compensation does not exceed RMB 800,000 after giving effect to such increase or (B) any increase in benefits or Compensation required by applicable Law;

(j) make any material change in its methods of accounting or accounting practices except as required by GAAP;

(k) settle, agree to settle, waive or otherwise compromise any pending or threatened Actions (A) involving potential payments by or to any Group Company of more than RMB 1,000,000 in aggregate or (B) that admit liability or consent to non-monetary relief that would reasonably be expected to have a material adverse effect on the Group Companies, taken as a whole, or the Business;

(l) make, change or revoke any material Tax election; elect or change any material method of accounting for Tax purposes; settle any Action in respect of material Taxes; or enter into any Contract in respect of material Taxes with any Governmental Entity;

(m) enter into any new line of business or discontinue or change any line of business;

(n) except in the ordinary course of business, enter into or renew or materially adversely modify or terminate (excluding any expiration in accordance with its terms) any Material Contracts;

(o) other than in the ordinary course of business, license or otherwise dispose of the rights to use any material Intellectual Property Rights or disclose material trade secrets to a third party; or

(p) enter into any agreement, or otherwise become obligated, to do any of the things referred to elsewhere in this Section 5.2.2.

Nothing contained in this Agreement shall give Hayao or Hayao Parent, directly or indirectly, any right to control or direct the operations of the Group Companies prior to the Closing. Prior to the Closing, the Group Companies shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over the Business.

5.2.3 Notwithstanding anything herein to the contrary, nothing in this Section 5.2 shall restrict the Group Companies from distributing, issuing dividends, repurchasing Equity Interests in exchange for, assigning or otherwise transferring to GNC and its Affiliates cash and cash equivalents, in each case, to the extent permitted by applicable Law.

5.3 Conduct of Business by Hayao and Hayao Parent. Each of Hayao and Hayao Parent shall not, and shall not permit any of its Affiliates to, take any action or fail to take any action that could reasonably be expected to result in any of the conditions set forth in Article IV not being satisfied or that could otherwise be reasonably expected to prevent the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

5.4 Contact with Customers and Suppliers. Save as otherwise agreed in Section 5.5, until the Closing Date, each of Hayao and Hayao Parent shall not, and shall cause its Representatives and Affiliates not to, contact or communicate with the employees, customers, potential customers, suppliers, distributors or licensors of the Group Companies, or any other Persons having a business relationship with the Group Companies, concerning the transactions contemplated hereby without the prior written consent of GNC or the HK Company (which consent shall not be unreasonably conditioned, withheld, delayed or denied).

5.5 Access to Premises and Information. From the date of this Agreement until the Closing, or the earlier termination of this Agreement pursuant to Article VII, GNC, the WFOE and the HK Company shall, and shall cause the Group Companies to, permit Hayao or Hayao Parent and their respective Representatives to have reasonable access (upon reasonable prior notice to the Group Companies and during normal business hours in such a manner as not to interfere unreasonably with the Business) to all Representatives of the Group Companies and to all premises, properties, books, records (including Tax records), Contracts, financial and operating data and other information and documents of, or pertaining to, the Group Companies or the Assets or the Business; provided, however, that GNC, the WFOE and the HK Company shall not be required to cause the Group Companies to afford such access or furnish such information to the extent that GNC or the HK Company believes that doing so would: (a) result in the loss of attorney-client privilege (but GNC, the WFOE and the HK Company shall use their respective reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (b) result in the disclosure of any trade secrets of third parties or violate any obligations of the Group Companies with respect to confidentiality to any third party or otherwise breach, contravene or violate any then effective Contract to which any of the Group Companies is a party or (c) breach, contravene or violate any applicable Law.

5.6 Notice of Developments. Each Party shall give prompt notice to the other Parties of (a) any written notice or other material communication received by such Party from any Governmental Entity in connection with the transactions contemplated by this Agreement or any other Transaction Documents, and (b) any written notice from any other Person alleging that a consent of or a notice to such Person is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Documents.

5.7 Termination of Certain Agreements. On or prior to the Closing Date, the Group Companies shall take any and all actions necessary to (a) terminate any Related Party Contract (except such contracts as are put in place by mutual agreement of the Parties in connection with the Reorganization) and (b) cancel or repay any Debt owed by a Group Company to a Related Party (other than any Debt incurred in connection with the Reorganization), in each case of clauses (a) and (b) without any Liability of any Group Company or the Business thereafter; provided that the foregoing obligation shall not apply with respect to or as contemplated by any Transaction Document or any agreements, arrangements, commitments or understandings to which any party which is not an Affiliate of GNC is a party (but only to the extent that is solely related to such non-affiliated party).

5.8 Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred by a Party (other than a Group Company) in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be economically borne 50% by Hayao (or Hayao Parent, as applicable) and 50% by GNC and any Transfer Taxes incurred by a Group Company (other than GNC) shall be economically borne by the Group Company. The Party responsible under applicable Tax Law for submitting payment of such Transfer Taxes to the applicable Governmental Entity shall file all necessary Tax Returns with respect to all such Transfer Taxes. If GNC or an Affiliate of GNC is or becomes responsible for submitting payment of a Transfer Tax for which Hayao or Hayao Parent is responsible for payment under this Section 5.8, Hayao or Hayao Parent shall either (i) provide GNC with its pro rata share of the funds necessary to pay such Transfer Tax at least five (5) days before such Transfer Tax is due, or (ii) if GNC waives the requirement in clause (i), promptly reimburse GNC for its pro rata share of such Transfer Tax.

5.9 Bankruptcy Remote Actions. Prior to the Closing, GNC Holdings shall cause its wholly owned Subsidiaries GNC Intellectual Property Holdings, LLC (“GNC IP”) and GNC Intermediate IP Holdings, LLC (“GNC Intermediate”, and together with GNC IP, the “Bankruptcy Remote Entities”) to (a) appoint an “Independent Director” (as defined in the Amended and Restated Limited Liability Company Agreement of GNC IP, as amended, and the Amended and Restated Limited Liability Company Agreement of GNC Intermediate, as amended) to the board of directors of each Bankruptcy Remote Entity, which “Independent Director” shall be designated by Corporation Service Company, and (b) issue Class B Member Interests (as defined in the Second Amended and Restated Limited Liability Company Agreement of GNC IP) of GNC IP to the HK Company and Class B Member Interests (as defined in the Second Amended and Restated Limited Liability Company Agreement of GNC Intermediate) of GNC Intermediate to the PRC JV (the actions in clauses (a) and (b), the “Bankruptcy Remote Actions”).

5.10 Further Efforts. In the event any transaction contemplated hereby is determined to be prohibited by Law as proposed herein or otherwise is subject to the restriction or objection of any Governmental Entity with competent jurisdiction over such transaction, each Party agrees to use its commercially reasonable efforts to work with the other Parties in good faith to identify an alternative structure to the transactions contemplated hereby that satisfies applicable Law and relevant Governmental Entities, provided that no Party shall be required to accept any such alternative structure or transactions that decreases the economic benefit or governance rights available to such Party as compared to the structure and transactions contemplated herein and in the exhibits hereto, or otherwise causes, or would reasonably be expected to cause, any material harm to such Party or its Affiliates.

Article VI

CONFIDENTIALITY AND RESTRICTION ON ANNOUNCEMENTS

6.1 General Obligation. Each Party undertakes to the other Parties that it shall not reveal, and that it shall ensure that its respective directors, Equity Interest holders, Affiliates, professional advisors, officers, employees, agents and auditors (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of the concerned Party (the “Disclosing Party”), or use any Confidential Information in such manner that is detrimental to the Disclosing Party. The Party receiving the Confidential Information (the “Receiving Party”) on its own behalf and on behalf of each of its Representatives agrees to comply in full with the confidentiality obligations set forth herein and to undertake and ensure that, by its actions, neither the Receiving Party nor any of its Representatives to whom Confidential Information may be disclosed by the Receiving Party will breach the terms of the confidentiality obligations assumed herein and that the Receiving Party will be liable for any breach by its Representatives of the confidentiality obligations hereunder. The term “Confidential Information” means, (a) any information concerning the organization, business, technology (including know-how), investment, finance, transactions or affairs of any Party or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement); (b) the terms of this Agreement, and the identities of the Parties and their respective Affiliates; and (c) any other information or materials prepared by a Party or any Group Company or its Representatives that contains or otherwise reflects, or is generated from, (a) and (b).

6.2 Exceptions. The provisions of Section 6.1 shall not apply to:

6.2.1 disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

6.2.2 disclosure by a Party to a Representative; provided that such Representative (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

6.2.3 disclosure, after giving prior notice to the Disclosing Party to the extent reasonably practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its direct or indirect parent company are listed, or under the terms of any debt instrument issued by such Party (provided, however, that the Party disclosing the Confidential Information obtains an agreement from the debt holder to hold such matters confidential on terms no less restrictive than the obligations set forth in Section 6.1 or is otherwise acting under the terms of registered bonds) or by applicable law or any Governmental Entity with authority or jurisdiction to require such disclosure, or in connection with any judicial or arbitral process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

6.2.4 disclosure to the extent required in connection with a bona fide financing or other corporate transaction of a Party (and provided that the Party disclosing the Confidential Information obtains an agreement from the Person to whom it intends to disclose such information to hold such matters confidential on terms no less restrictive than the obligations set forth in Section 6.1 or is otherwise acting in conformity with custom and practice of a “roadshow”).

6.3 Publicity. Except as required by applicable law in the reasonable opinion of legal counsel of a Party, by any Governmental Entity, by any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without the prior written consent of all the other Parties. Each Party shall have the right to review and comment on any such publicity release or public announcement of each other Party within a reasonable time prior to making any such publicity release or public announcement.

6.4 Term. The confidentiality obligations set forth in this Article VI shall survive the termination of this Agreement for a period of one (1) year.

Article VII

TERMINATION; POST-CLOSING MATTERS

7.1 Effectiveness; Termination. This Agreement shall become effective upon the execution hereof by the Parties.

7.2 Termination. This Agreement shall terminate at any time prior to the Closing:

7.2.1 By mutual written consent of GNC and Hayao Parent;

7.2.2 Immediately upon the termination of the Securities Purchase Agreement in accordance with its terms;

7.2.3 By either GNC or Hayao Parent if the Closing has not occurred on or before February 13, 2019 (the “Outside Date”), unless such Party’s willful breach is the primary reason for the Closing not occurring on or before such date;

7.2.4 By GNC if (i) there has been a breach by Hayao or Hayao Parent of any of its representations, warranties or covenants contained in this Agreement, such that any of the conditions set forth in Section 4.2.1 or Section 4.2.2 would not be satisfied while such breach is continuing, (ii) GNC or the HK Company shall have delivered to Hayao Parent written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 4.2.1 and 4.2.2 prior to the Outside Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Hayao Parent and such breach shall not have been cured in all material respects; provided, however, that GNC shall not be permitted to terminate this Agreement pursuant to this Section 7.2.4 if there has been any material breach by GNC or the HK Company of their respective representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects; or

7.2.5 By Hayao Parent if (i) there has been a breach by GNC, the WFOE or the HK Company of any of their respective representations, warranties or covenants contained in this Agreement, such that any of the conditions set forth in Section 4.1.1 or Section 4.1.2 would not be satisfied while such breach is continuing, (ii) Hayao Parent shall have delivered to GNC or the HK Company written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 4.1.1 and 4.1.2 prior to the Outside Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to GNC, the WFOE or the HK Company and such breach shall not have been cured in all material respects; provided, however, that Hayao Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.2.5 if there has been any material breach by Hayao or Hayao Parent of its representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects.

7.3 Effect of Termination. Upon termination, this Agreement will cease to have effect with respect to any Party, provided that following termination the Parties shall continue to be bound by the provisions of Article V (Confidentiality and Restriction on Announcements), this Article VII, Article VIII (Indemnification), Article IX (Notices), Section 10.2 (Expenses), and Article XI (Governing Law and Arbitration). The termination of this Agreement shall not release any Party from liabilities arising in respect of any wilful and material breaches hereunder by such Party prior to such termination.

7.4 Survival. The representations and warranties made by each Party hereto in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date, except the representations and warranties contained in Sections 3.1.1 and 3.1.2 and Sections 3.2.1, 3.2.2, 3.2.4 and 3.2.7 shall survive the Closing until the expiration of the applicable statute of limitations (“Survival Expiration Date”). None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms.

Article VIII

INDEMNIFICATION

8.1 Indemnification by GNC. GNC agrees to indemnify, defend and hold harmless Hayao, Hayao’s Affiliates and their respective Representatives (each, a “Hayao Indemnified Party”) from and against any and all Losses incurred by the Hayao Indemnified Parties resulting from, arising out of or relating to, directly or indirectly:

8.1.1 Any breach of, or inaccuracy in, any representation or warranty made by GNC, the WFOE or the HK Company in this Agreement or any certificate delivered by or on behalf of any Group Company or GNC pursuant to this Agreement; or

8.1.2 Any breach or violation of any covenant or agreement of any the HK Company or GNC in this Agreement.

8.2 Indemnification by Hayao. Hayao Parent agrees to indemnify, defend and hold harmless GNC, GNC’s Affiliates and their respective Representatives (each, a “GNC Indemnified Party”) from and against any and all Losses incurred by the GNC Indemnified Parties resulting from or arising out of or relating to, directly or indirectly:

8.2.1 Any breach of, or inaccuracy in, any representation or warranty made by Hayao or Hayao Parent in this Agreement or any certificate delivered by or on behalf of Hayao or Hayao Parent pursuant to this Agreement; or

8.2.2 Any breach or violation of any covenant or agreement of Hayao or Hayao Parent in this Agreement.

8.3 Liability Cap. The aggregate amount of all Losses for which GNC shall be liable pursuant to Section 8.1.1 shall not exceed US$1,500,000.

8.4 Claims Basket. The Hayao Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.1 with respect to any claim for indemnification unless and until the amount of Losses incurred by the Hayao Indemnified Parties that are the subject of such claim exceeds US$50,000 (the “Per-Claim Basket”), and the Hayao Indemnified Parties shall only be entitled to indemnification pursuant to Section 8.1 to the extent the aggregate amount of all Losses incurred by the Hayao Indemnified Parties for which the Hayao Indemnified Parties are entitled to indemnification pursuant to Section 8.1 (excluding amounts below the applicable Per-Claim Basket) exceeds US$1,000,000 in the aggregate (the “Basket Amount”), and the Hayao Indemnified Parties shall only be entitled to indemnification for such Losses to the extent such Losses exceed the Per-Claim Basket and the Basket Amount. Other than with respect to any claim for breach by Hayao or Hayao Parent of any of its representations, warranties or covenants set forth in Article III, the GNC Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.2 with respect to any claim for indemnification unless and until the amount of Losses incurred by the GNC Indemnified Parties that are the subject of such claim exceeds the Per-Claim Basket, and the GNC Indemnified Parties shall only be entitled to indemnification pursuant to Section 8.2 to the extent the aggregate amount of all Losses incurred by the GNC Indemnified Parties for which the GNC Indemnified Parties are entitled to indemnification pursuant to Section 8.2 (excluding amounts below the applicable Per-Claim Basket) exceeds the Basket Amount, and the GNC Indemnified Parties shall only be entitled to indemnification for such Losses to the extent such Losses exceed the Per-Claim Basket and the Basket Amount.

8.5 Consequential, Punitive and Certain Other Damages. Neither the Hayao Indemnified Parties or the GNC Indemnified Parties shall be entitled to indemnification for any (i) special, punitive or exemplary damages, (ii) any loss of enterprise value, diminution in value of any business, damage to reputation or loss of goodwill, (iii) any lost profits, consequential, indirect or incidental damages, or (iv) any damages calculated based on a multiple of profits, revenue or any other financial metric.

8.6 Indemnification Procedures.

8.6.1 If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by an Indemnified Party, then such Indemnified Party shall promptly (i) notify the Indemnitor and (ii) deliver to the Indemnitor a written notice (A) describing in reasonable detail the nature of the Action, (B) including a copy of all papers served with respect to such Action, (C) including the Indemnified Party’s best estimate of the amount of Losses that may arise from such Action, and (D) describing in reasonable detail the basis for the Indemnified Party’s request for indemnification under this Agreement. Failure to notify the Indemnitor in accordance with this Section 8.6.1 will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent (1) the defense of such Action is prejudiced by the Indemnified Party’s failure to give such notice or (2) the Indemnified Party fails to notify the Indemnitor of such Indemnification Claim in accordance with this Section 8.6.1 prior to the Survival Expiration Date.

8.6.2 An Indemnitor may elect at any time to assume and thereafter conduct the defense of any Action subject to any such Indemnification Claim with counsel of the Indemnitor’s choice and to settle or compromise any such Action, and each Indemnified Party shall use commercially reasonable efforts to cooperate with the conduct of such defense by the Indemnitor (including the making of any related claims, counterclaim or cross complaint against any Person in connection with the Action) and the settlement of such Action by the Indemnitor; provided, however, that (i) the Indemnified Party has not been advised by outside counsel that an actual conflict exists between the Indemnified Party and the Indemnitor in connection with the defense of such Indemnification Claim; (ii) such Indemnification Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action; and (iii) the Indemnitor shall not approve of the entry of any judgment or enter into any settlement or compromise with respect to such Action without the Indemnified Party’s prior written approval (which must not be unreasonably withheld or delayed), unless the terms of such settlement provide for a complete release of the claims that are the subject of such Action in favour of the Indemnified Party. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within sixty (60) days after such notice is given, (i) give notice to the Indemnified Party of its election to assume the defense of the Action or Actions subject to such Indemnification Claim and (ii) thereafter promptly assume such defense, then the Indemnified Party may conduct the defense of such Action; provided, however, that (A) the Indemnified Party will not agree to the entry of any judgment or enter into any settlement or compromise with respect to such Action or Actions without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld) and (B) if at any time the Indemnitor acknowledges in writing that such Action is a Loss subject to this Article VIII, the Indemnitor may thereafter assume the defense of such Action.

8.6.3 If any Indemnified Party becomes aware of any circumstances that may give rise to an Indemnification Claim for any matter not involving an Action, then such Indemnified Party shall promptly (i) notify the Indemnitor and (ii) deliver to the Indemnitor a written notice (A) describing in reasonable detail the nature of the circumstances giving rise to the Indemnification Claim, (B) including the Indemnified Party’s best estimate of the amount of Losses that may arise from such circumstances, and (C) describing in reasonable detail the basis for the Indemnified Party’s request for indemnification under this Agreement. Failure to notify the Indemnitor in accordance with this Section 8.6.3 will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent (1) the defense of such Indemnification Claim is prejudiced by the Indemnified Party’s failure to give such notice or (2) the Indemnified Party fails to notify the Indemnitor of such Indemnification Claim in accordance with this Section 8.6.3 prior to the Survival Expiration Date.

8.6.4 At the reasonable request of the Indemnitor, each Indemnified Party shall grant the Indemnitor and its Representatives all reasonable access to the books, records, employees and properties of such Indemnified Party to the extent reasonably related to the matters to which the applicable Indemnification Claim relates. All such access shall be granted during normal business hours upon reasonably prior written notice and shall be granted under the conditions which shall not unreasonably interfere with the business and operations of such Indemnified Party.

8.7 No Duplicate Claims. In the event a Hayao Indemnified Party or GNC Indemnified Party, as the case may be, recovers Losses in respect of an Indemnification Claim under this Article VIII, no other Hayao Indemnified Party or GNC Indemnified Party, as applicable, may recover the same Losses in respect of a claim for indemnification under this Agreement.

8.8 Knowledge of Breach. No Party may make a claim for indemnification for breach of any representation, warranty, covenant or agreement to the extent that such Party had Knowledge of such breach at or prior to Closing.

8.9 Mitigation of Losses. Each Hayao Indemnified Party or GNC Indemnified Party shall use its reasonable best efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this Article VIII. The indemnifying party shall have the right, but not the obligation, and shall be afforded the opportunity by the Hayao Indemnified Party or the GNC Indemnified Party to the extent reasonably possible, to take all available steps to minimize Losses for which the Hayao Indemnified Party or GNC Indemnified Party is entitled to indemnification before such Losses actually are incurred by such party.

8.10 Losses Net of Insurance Proceeds, Tax Benefits and Other Third-Party Recoveries. All Losses for which any Indemnified Party would otherwise be entitled to indemnification under this Article VIII shall be reduced by the amount of insurance proceeds, Tax benefits, indemnification payments and other third-party recoveries to which any Indemnified Party is entitled in respect of any Losses incurred by such Indemnified Party. In the event any Indemnified Party is entitled to any insurance proceeds, Tax benefits, indemnity payments or any third-party recoveries in respect of any Losses for which such Indemnified Party is entitled to indemnification pursuant to this Article VIII, such Indemnified Party shall use commercially reasonable efforts to obtain, receive or realize such proceeds, benefits, payments or recoveries. In the event that any such insurance proceeds, Tax benefits, indemnity payments or other third-party recoveries are realized by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, Tax benefits, indemnity payments or other third-party recoveries relate, appropriate refunds shall be made promptly by the relevant Indemnified Parties of all or the relevant portion of such indemnification payment. Any Tax benefit calculations under this Section 8.10 shall be determined using the highest combined marginal corporate income Tax rate in effect in the relevant jurisdictions for the applicable period.

8.11 Indemnification Sole and Exclusive Remedy. Except with respect to claims of actual fraud and claims for specific performance of covenants, following the Closing, indemnification pursuant to this Article VIII shall be the sole and exclusive remedy of the Parties and any parties claiming by or through any party (including the Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement and none of the Parties hereto shall have any other rights or remedies in connection with any breach of this Agreement or any other Liability arising out of the negotiation, entry into or consummation of the transactions contemplated by this Agreement, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article VIII. Furthermore, the Parties acknowledge and agree that, except in the case of actual fraud:

8.11.1 The Parties have voluntarily agreed to define their rights, Liabilities and obligations respecting the transactions contemplated by this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement and hereby waive any statutory and common law remedies, with respect to matters relating to the transactions contemplated by this Agreement;

8.11.2 The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any Action otherwise arising out of or related to the transactions contemplated by this Agreement shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement);

8.11.3 The provisions of and the limited remedies provided in this Article VIII were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the Subscription Price and the Purchase Price;

8.11.4 After the Closing, no Party or its Affiliates may seek the rescission of the transactions contemplated by this Agreement; and

8.11.5 The Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and the Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.

Article IX

NOTICES

9.1 Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party and with a copy to the HK Company at its address, fax number or electronic mail address set out below (or such other address, fax number or electronic mail address as the addressee has by five (5) days’ prior written notice specified to the other Parties). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (b) if sent by post within the same country, on the third day following posting, and if sent by post to another country, on the seventh day following posting; (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch; and (d) if given or made by email, upon dispatch, provided that the delivering Party does not receive a transmission report indicating such email was not successfully transmitted.

9.2 Addresses; Fax Numbers; Email Address. The initial address, facsimile and email address for each Party for the purposes of this Agreement are:

GNC, GNC Holdings,: and prior to the Closing, the HK Company and the WFOE	c/o GNC Holdings, Inc. 300 Sixth Avenue Pittsburgh, Pennsylvania 1522 USA
Attn: Kenneth A. Martindale
Tricia Tolivar
Fax: +1 (412) 288-4764
Email: ken-martindale@gnc-hq.com;
tricia-tolivar@gnc-hq.com

With a copy to (for information purposes only):

Latham & Watkins LLP
330 N. Wabash Ave
Suite 2800
Chicago, IL 60611
Fax: (312) 993-9767
Attention: Bradley C. Faris
Jason Morelli
Email: Bradley.faris@lw.com;
Jason.morelli@lw.com

Hayao and Hayao Parent:	Harbin Pharmaceutical Group Co., Ltd.
No.68, Limin West Fourth Street,
Limin Development Zone
Harbin, People’s Republic of China
Attention: Chris Chow
Email: zhoux@hayao.com

With a copy to (for information purposes only):

Ropes & Gray LLP
44/F, Exchange Square One,
8 Connaught Place,
Central, Hong Kong
Attention: Daniel Yeh
Email: daniel.yeh@ropesgray.com

The HK Company or the WFOE after Closing:

GNC and Hayao Parent at the addresses provided above.

With copies to (for information purposes only):

Latham & Watkins LLP and Ropes & Gray LLP at the addresses provided above.

Article X

MISCELLANEOUS

10.1 Definitions; Interpretation.

10.1.1 Certain Definitions. Capitalized terms used but not defined in the main body of this Agreement shall have the meanings assigned to them in Appendix B.

10.1.2 Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

10.1.3 References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), Appendix, Exhibit or Schedule, such reference shall be to a Section (or article, subsection, paragraph, subparagraph or clause) of, or an appendix, exhibit or schedule to, this Agreement. The table of contents and any article, Section, subsection, paragraph or subparagraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, unless the context clearly indicates to be contrary, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole (including its Appendices, Exhibits and Schedules), unless the context clearly indicates to the contrary (for example, that a particular Section, schedule or exhibit is the intended reference). Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

10.2 Expenses. Except as otherwise noted herein, each Party shall bear the expenses incurred by it in connection with the negotiation and execution of this Agreement and the performance of its obligations hereunder.

10.3 Assignment. Without the prior written consent of the other Parties, no Party shall assign, or suffer or permit an assignment (by operation of Law or otherwise) of, its rights or obligations under or interest in this Agreement.

10.4 Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each Party hereto.

10.5 Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

10.6 Entire Agreement. This Agreement and other Transaction Documents constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the Parties.

10.7 Severability.

10.7.1 Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such.

10.7.2 If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (i) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement or (ii) the legality, validity or enforceability in any other jurisdictions of that or any other term of this Agreement.

10.7.3 If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, it shall be replaced by a mutually acceptable provision, which being valid, legal, enforceable and in compliance with applicable government policy comes closest to the intention of the Parties underlying such illegal, invalid or unenforceable provision.

10.8 Counterparts. This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

10.9 Consent to Specific Performance. The Parties declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder, and that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise breached. Therefore, if any Party shall institute any Action or proceeding to enforce the provisions hereof, any Party against whom such Action or proceeding is brought hereby waives any claim or defense therein that the other Parties have an adequate remedy at law.

10.10 Language. This Agreement shall be executed in English and such language shall be controlling in any interpretation or Dispute.

10.11 Guaranty. GNC Holdings hereby guarantees the due, prompt and full payment when due of all of the obligations of GNC under this Agreement in accordance with the express terms thereof (such obligations, the “Guaranteed Obligations”) and shall have no other obligations hereunder. The Guaranteed Obligations are primary, absolute, unconditional and irrevocable, and such obligations shall continue in full force and effect until the payment of all of the Guaranteed Obligations and are not conditioned upon any event or contingency or upon any attempt first to obtain payment from GNC under this Agreement, or pursuit of any other right or remedy against GNC through the commencement of an Action or otherwise. With respect to its obligations hereunder, GNC Holdings expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable Law now or hereafter in effect, any right to require the marshalling of assets of GNC, and all suretyship defenses generally. GNC Holdings acknowledges and agrees that its obligations hereunder shall continue in full force and effect, without notice from any other party in the event the obligations of GNC or GNC Holdings under this Agreement are amended or in any way modified, and that the Guaranteed Obligations shall continue and shall apply in full to such amended obligations of GNC or GNC Holdings as though the amended terms had been part of this Agreement from the original date of execution thereof. GNC Holdings acknowledges and agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of Hayao, Hayao Parent or any Hayao Indemnified Party to assert any claim or demand or to enforce any right or remedy against GNC; (b) any change in the time, place or manner of payment or performance of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement; (c) any change in the corporate existence, structure or ownership of GNC; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting GNC; (e) the existence of any claim, set-off or other right which GNC Holdings may have at any time against GNC, whether in connection with the Guaranteed Obligations or otherwise; or (f) the adequacy of any means the Hayao, Hayao Parent or other Hayao Indemnified Party may have of obtaining payment or performance related to the Guaranteed Obligations. GNC Holdings is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. GNC Holdings possesses all requisite power and authority necessary to enter into this Agreement and the other agreements, documents or certificates contemplated hereby to which GNC Holdings is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by GNC Holdings, and (assuming due authorization, execution, and delivery by each other party hereto (other than GNC)) this Agreement constitutes a legal, valid, and binding obligation of GNC Holdings enforceable against GNC Holdings in accordance with its terms, subject to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights. When each agreement, document or certificate contemplated hereby to which GNC Holdings is or will be a party has been duly executed and delivered by GNC Holdings, such agreement, document or certificate will (assuming due authorization, execution, and delivery by each other party thereto (other than GNC)) constitute a legal and binding obligation of GNC Holdings enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and by general principles of equity. Notwithstanding anything in this Section to the contrary, nothing in this Section shall be deemed to amend or otherwise modify any of the rights or obligations of GNC under this Agreement and, in performing the Guaranteed Obligations, GNC Holdings shall be entitled to rely on the rights of GNC under this Agreement or arising out of any breach of this Agreement or fraud by Hayao or Hayao Parent.

10.12 Joint Venture Condition. Hayao Parent and GNC hereby agree that the execution and continuing effectiveness of this Agreement satisfies the condition to the closing of the Closing Issuance (as defined in the Securities Purchase Agreement) set forth in Section 6.1(d) of the Securities Purchase Agreement.

Article XI

GOVERNING LAW AND ARBITRATION

11.1 Governing Law. This agreement shall be governed by, and construed in accordance with, the Laws of Hong Kong without regard to the principles of conflicts of Law of any jurisdiction.

11.2 Arbitration. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s). The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s) will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law. Notwithstanding the above, and in addition to any resource to arbitration as set out above, any party to the Dispute shall be entitled to seek injunctive relief, if possible, from any court or authority of competent jurisdiction and, notwithstanding that this Agreement is governed by the Laws of Hong Kong, a court or authority hearing an application for injunctive relief may apply the Law of the jurisdiction where the court or authority is located in determining whether to grant the injunction.

11.3 Costs. Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers shall be borne by the losing Party.

11.4 Non-Immunity. In any legal proceeding to enforce any award resulting from an arbitration proceeding and in any legal Action between the Parties pursuant to or relating to this Agreement or any of the transactions contemplated hereby, each Party expressly waives the defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. The Parties further irrevocably waive any claim to immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Any arbitration award shall be enforceable by any court or courts having jurisdiction over the Party against which the award has been rendered, or over the assets of the Party against which such award has been rendered, wherever such assets may be located.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

GNC Hong Kong Limited

By:	/s/ Carl A. Seletz
Name: Carl A. Seletz
Title: Authorized Signatory

GNC China Holdco, LLC

By:	/s/ Kevin G. Nowe
Name: Kevin G. Nowe
Title: Authorized Signatory

GNC (Shanghai) Trading Co., Ltd.

By:	/s/ Kevin G. Nowe
Name: Kevin G. Nowe
Title: Authorized Signatory

Harbin Pharmaceutical Hong Kong II Limited

By:	/s/ Bo Liu
Name: Bo Liu
Title: Director

GNC Holdings, Inc., solely for purposes of Sections 5.9, 10.11 and 10.12

By:	/s/ Kevin G. Nowe
Name: Kevin G. Nowe
Title: Authorized Signatory

Harbin Pharmaceutical Group Co., Ltd.

By:	/s/ Hsing Chow
Name: Hsing Chow
Title: Authorized Signatory

APPENDIX A

PARTICULARS OF GROUP COMPANIES

Part 1 – Particulars of the HK Company

Registered Office:	Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong

Date of incorporation:	April 13, 2010

Place of incorporation:	Hong Kong

Issued Capital:	US$3,005,000

Directors (prior to Closing):	Carl A Seletz, GNC China Holdco, LLC

Shareholders:	Name	Number of Shares and percentage of ownership in the HK Company

	GNC China Holdco, LLC	1 share, 100%

Part 2 – Particulars of the WFOE

Registered Office:	Unit 1001, 1002 and 1005 of Building No. 10, No. 218 Xizang South Road, Huangpu District, Shanghai, China

Date of incorporation:	June 14, 2011

Place of incorporation:	Shanghai, China

Registered Capital:	US$ 9,000,000

Directors (prior to Closing):	Patricia Keller Tolivar, Kevin Gerard Nowe and Carl Seletz

Shareholders:	Name	Percentage of ownership in the WFOE
	GNC Hong Kong Limited	100%

APPENDIX B

DEFINITIONS

In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Action” means any claim, cause of action, suit, litigation, arbitration, opposition, hearing, complaint, demand or other legal proceeding by or before any Governmental Entity.

“AMR” means the State Administration for Market Regulation of the PRC and its local counterparts.

“Affiliate” (and, with correlative meaning, “Affiliated”) means, with respect to a Person, any other Person other than a natural person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Amended Articles” means the amended Memorandum of Association and Articles of Association of the HK Company to be effective upon Closing.

“Arbitration Notice” has the meaning set forth in Section 11.2.

“Audited Financial Statements” has the meaning set forth in Section 3.2.9.

“Bankruptcy Remote Actions” has the meaning set forth in Section 5.9.

“Bankruptcy Remote Entities” has the meaning set forth in Section 5.9.

“Basket Amount” has the meaning set forth in Section 8.4.

“Business” means the businesses conducted by the Group Companies as of the date hereof.

“Business Day” means any day other than a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in Hong Kong, Beijing or New York.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Company” has the meaning set forth in the Preamble.

“Company Material Adverse Effect” means any change, event, occurrence or development (an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Group Companies, taken as a whole; provided, however, that adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (b) and (c) of the below shall be so considered to the extent such Effect materially disproportionately impacts the Group Companies relative to other companies operating in the same industry: (a) material changes or proposed changes in applicable Law, GAAP or the interpretation or enforcement thereof, (b) material changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interest rates or exchange rates, in the PRC or Hong Kong, in which the Group Companies operate in the PRC or Hong Kong, (c) changes in the PRC or Hong Kong political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) actions or omissions taken or not taken at the request of, or with the consent of, Hayao, Hayao Parent or any of their respective Affiliates, (e) actions or omissions taken or not taken, whether permitted or required, in furtherance of the closing of the Securities Purchase Agreement and the transactions contemplated thereby, or (f) any failure by the HK Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) shall be taken into account in determining whether a Company Material Adverse Effect has occurred. .

“Compensation” means, with respect to any Person, all salaries, compensation, remuneration, bonuses or benefits of any kind or character whatsoever (including issuances or grants of Equity Interests), made directly or indirectly by a Group Company to or for the benefit of such Person or any family member of such Person.

“Confidential Information” has the meaning set forth in Section 6.1.

“Contract” means, with respect to any Person, any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Debt, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legally binding commitments, whether written or oral, to which such Person is a party or to which any of the properties or assets of such Person is subject.

“Control” (including its correlative meanings, “Controlling,” “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Debt” means, with respect to any Person, and without duplication, the aggregate of the following: (a) the outstanding principal amount of any indebtedness for borrowed money, (b) all other obligations evidenced by notes, bonds, debentures or other similar instruments of indebtedness, (c) all obligations issued or assumed as the deferred purchase price of property or services with respect to which any Person is liable, contingent or otherwise (excluding trade payables arising in the ordinary course of business), (d) all capitalized lease obligations that are classified as a balance sheet Liability in accordance with GAAP, (e) all letters of credit and bankers’ acceptances, (f) all obligations due and payable under any interest rate swap agreements or interest rate hedge agreements and similar agreements to which any such Person is a party, and (g) Guarantees of the obligations described in clauses (a) through (f) above.

“Director” means a director of the HK Company or the PRC JV, as applicable.

“Disclosing Party” has the meaning set forth in Section 6.1.

“Disclosure Schedules” has the meaning set forth in Section 3.2.

“Dispute” has the meaning set forth in Section 11.2.

“Employee Plan” has the meaning set forth in Section 3.2.20(a).

“Encumbrance” means, which respect to any property, Equity Interest or asset, any claim, mortgage, charge, pledge, lien, hypothecation, security interest, title retention, right of way, easement, encroachment, condition or restriction governing the use, construction, voting, transfer, receipt of income or exercise of any other attribute or ownership, right of first refusal, right of first offer, restriction on transfer, covenant or option in respect of such property, Equity Interest or asset.

“Environmental Laws” means any and all applicable foreign, U.S. federal, state or local laws, statutes, ordinances, rules or regulations relating to Hazardous Materials or the protection of the environment, as in effect on and as interpreted as of the date hereof.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“FCPA” has the meaning set forth in Section 3.2.17.

“Filing Authority” means the Ministry of Commerce of the PRC and its local counterparts.

“Financial Statements” has the meaning set forth in Section 3.2.9.

“GAAP” means generally accepted accounting principles in the US as in effect from time to time.

“GNC” has the meaning set forth in the Preamble.

“GNC Holdings” has the meaning set forth in the Preamble.

“GNC Indemnified Party” has the meaning set forth in Section 8.2.

“GNC Intermediate” has the meaning set forth in Section 5.9.

“GNC IP” has the meaning set forth in Section 5.9.

“GNC PRC Partner” has the meaning set forth in the Recitals.

“GNC SEC Documents” means all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by GNC Holdings, Inc. with the United States Securities and Exchange Commission since January 1, 2016 and as of the date hereof.

“GNC Share Issuance” means the Initial Issuance, the First Subsequent Issuance and the Second Subsequent Issuance (each as defined in the Securities Purchase Agreement), after which GNC Holdings will have issued an aggregate of 299,950 shares of the Series A convertible preferred stock of GNC Holdings to Hayao Parent pursuant to the Securities Purchase Agreement.

“Governmental Entity” means any national, state or local government, or political subdivision thereof, or any multinational organization or authority, or any other authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any political subdivision thereof), or any arbitrator or arbitral body or mediator.

“Group Company” means, with respect to the time period prior to the Reorganization, GNC and its Subsidiaries, and with respect to the time period after the Reorganization, any of the HK Company, the PRC JV and their respective Subsidiaries.

“Guarantee” means, with respect to any Person, any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person.

“Guaranteed Obligations” has the meaning set forth in Section 10.11.

“Hayao” has the meaning set forth in the Preamble.

“Hayao Indemnified Party” has the meaning set forth in Section 8.1.

“Hayao Parent” has the meaning set forth in the Preamble.

“Hazardous Materials” means any substance, material or waste that is listed, classified or regulated by a Governmental Entity as a “toxic substance”, “hazardous substance” or “hazardous material” or words of similar meaning or effect.

“HKIAC” has the meaning set forth in Section 11.2.

“HKIAC Rules” has the meaning set forth in Section 11.2.

“HK Board” means the board of directors of the HK Company.

“HK Business” means the portion of the Business conducted through and as a result of promoting, marketing, selling and distributing Imported Products in the PRC through cross border e-commerce, meaning all products are shipped directly to consumers in the PRC via free trade zones or from overseas.

“HK Company” has the meaning set forth in the Preamble.

“HK$” means Hong Kong Dollars, the lawful currency of Hong Kong.

“HK Secretary” means the Person appointed to perform any or all of the duties of secretary of the HK Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the HK Secretary.

“HK Share Subscription” has the meaning set forth in Section 2.1.

“HK Shareholders Agreement” has the meaning set forth in the Recitals.

“HK Subscription Agreement” has the meaning set forth in the Recitals.

“HK Subscription Price” has the meaning set forth in Section 2.3.

“HK Subscription Shares” has the meaning set forth in Section 2.1.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnification Claim” has the meaning set forth in Section 8.6.1.

“Indemnified Party” or “Indemnified Parties” means, collectively, the Hayao Indemnified Parties and the GNC Indemnified Parties.

“Indemnitor” means the party required to provide indemnification pursuant to Sections 8.1 and 8.2.

“Intellectual Property Rights” means all intellectual property rights of every kind and nature however denominated, throughout the world, including: (a) patents, copyrights, mask work rights, confidential information, trade secrets, know-how, database rights, and all other proprietary rights; (b) trademarks, trade names, service marks, service names, brands, trade dress and logos therewith; (c) domain names; and (d) any and all registrations and applications relating to any of the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 3.2.9.

“IP License Agreement” means the Intellectual Property License Agreement substantially in the agreed form attached hereto as Exhibit D.

“Knowledge” means in the case of the Warrantors, the actual knowledge of the fact or other matter at issue of Kevin Nowe, Tricia Tolivar, Kyle Kerrigan and Kennedy Horton, in each case after reasonable due inquiry of such Person’s direct reports, and in the case of all other parties, such party’s directors, officers, employees.

“Law” mean any applicable national, provincial, state, municipal, local or foreign laws, statutes, standards, ordinances, codes, rules, decrees, rules, regulations or any Order of any Governmental Entity or any Permit granted under any of the foregoing, or any similar provision having the force or effect of law.

“Leased Real Property” has the meaning set forth in Section 3.2.12(b).

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Losses” means all costs, losses, Liabilities, damages, claims, demands, proceedings, expenses, penalties and reasonable legal and other professional fees.

“Material Contract” has the meaning set forth in Section 3.2.14.

“Most Recent Balance Sheet Date” means September 30, 2018.

“Order” means any judgment, order, decision, writ, injunction, decree, ruling, verdict, determination or arbitration award made, issued or entered by any Governmental Entity.

“Outside Date” has the meaning set forth in Section 7.2.3.

“Parties” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“Per-Claim Basket” has the meaning set forth in Section 8.4.

“Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Encumbrances” means (a) liens for Taxes (i) not yet due or delinquent or subject to penalties or (ii) that are being contested in good faith by appropriate proceedings and (in the case of this clause (ii)) for which appropriate reserves have been made in accordance with GAAP, (b) liens in favour of landlords, lessors, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or Encumbrances arising by operation of Law in the ordinary course of business for amounts not yet delinquent, (c) non-exclusive licenses of Registered Intellectual Property Rights, (d) (i) matters of record, (ii) liens that would be disclosed by a current, accurate survey or physical inspection of Leased Real Property, (iii) applicable building, zoning and land use regulations, and (iv) other minor imperfections or irregularities in title, restrictions, easements, rights of way and other non-monetary liens which, in each of cases (i), (ii), (iii) and (iv) are not violated in any material respect by, and do not materially impair the use (as of the date hereof), operation or occupancy of the Leased Real Property to which they relate and (e) liens described in Schedule 1.1(a).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, organization, Governmental Entity or other enterprise or entity.

“PRC” means the People’s Republic of China (but solely for the purpose of this Agreement excluding Hong Kong, Taiwan and the Special Administrative Region of Macau).

“PRC Asset Price” has the meaning set forth in Section 1.2.1.

“PRC Asset Transfer Agreement” has the meaning set forth in Section 1.2.1.

“PRC Board” means the board of directors of the PRC JV.

“PRC Business” means the portion of the Business other than the HK E-Commerce Business, including promoting, marketing, selling and distributing Products through retail and other channels in the PRC (other than any cross-border channels).

“PRC Business Assets” has the meaning set forth in Section 1.2.1.

“PRC Business Assets and Liabilities” has the meaning set forth in Section 1.2.1.

“PRC Business Liabilities” has the meaning set forth in Section 1.2.1.

“PRC JV” has the meaning set forth in the Recitals.

“PRC Share Subscription” has the meaning set forth in Section 2.2.

“PRC Shareholders Agreement” has the meaning set forth in the Recitals.

“PRC Subscription Agreement” has the meaning set forth in the Recitals.

“PRC Subscription Capital” has the meaning set forth in Section 2.2.

“PRC Subscription Price” has the meaning set forth in Section 2.3.

“Product Supply Agreement” means the Product Supply Agreement substantially in the agreed form attached hereto as Exhibit E.

“Receiving Party” has the meaning set forth in Section 6.1.

“Registered Intellectual Property Rights” has the meaning set forth in Section 3.2.13(a).

“Regulatory Approvals” has the meaning set forth in Section 4.1.9.

“Related Party” means any of GNC, any Affiliate of GNC or any officer or director (or equivalent) of any Group Company, or, to the Warrantors’ Knowledge, any family member of any such Person who is a natural person or any entity in which any such Person or any such family member thereof owns a material interest.

“Related Party Contracts” has the mean set forth in Section 3.2.15.

“Reorganization” has the meaning set forth in the Recitals.

“Representatives” has the meaning set forth in Section 6.1.

“Required Consents” has the meaning set forth in Section 4.1.10.

“RMB” means Renminbi, the lawful currency of the PRC.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 13, 2018, by and between Harbin Pharmaceutical Group Co., Ltd. (as assignee of Harbin Pharmaceutical Group Holdings Co., Ltd.) and GNC Holdings, as amended pursuant to the Amendment to Securities Purchase Agreement, dated as of November 7, 2018.

“Services Letter Agreement” means the Services Letter Agreement substantially in the agreed form attached hereto as Exhibit F.

“Share Subscriptions” has the meaning set forth in Section 2.2.

“Shareholders Agreement” has the meaning set forth in the Recitals.

“Shares” means all ordinary shares in the share capital of the HK Company that may be authorized and issued from time to time.

“Social Insurance” means any form of social insurance required under applicable Laws, including without limitation contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

“Subscription Price” has the meaning set forth in Section 2.3.

“Subscription Shares” has the meaning set forth in Section 2.2.

“Subsidiary” of a Person (the “Subject Person”) means any other Person other than a natural Person (a) that is directly or indirectly Controlled by the Subject Person or (b) that the Subject Person has the power to generally direct the business and policies of such Person, whether by contract or as a general partner, management member, manager, joint venturer, agent or otherwise.

“Survival Expiration Date” has the meaning set forth in Section 7.4.

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, or any charge of any kind in the nature of (or similar to) a tax, in each case, imposed by a Governmental Entity, and including any interest, penalty, or addition thereto, whether disputed or not and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes filed or required to be filed with any Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Consent” has the meaning set forth in Section 1.2.3.

“Transaction Documents” means this Agreement, the PRC Subscription Agreement, the PRC Shareholders Agreement, the HK Shareholders Agreement, the Amended Articles, the IP License Agreement, the Services Letter Agreement and the Product Supply Agreement, the documents necessary to effect the Reorganization and the other documents contemplated hereby.

“Transfer Taxes” has the meaning set forth in Section 5.8.

“US” or “United States” means the United States of America.

“US$” means United States Dollars, the lawful currency of the United States.

“Warrantors” has the meaning set forth in Section 3.2.

“WFOE” has the meaning set forth in the Preamble.

APPENDIX C

COMPLETION OBLIGATIONS

I.	GNC AND THE HK COMPANY’S OBLIGATIONS

A.	At or prior to Closing, GNC and the HK Company shall:

1.	deliver to Hayao or Hayao Parent, as applicable, or procure the delivery to Hayao or Hayao Parent, as applicable, of:

a.	in respect of HK Subscription Shares, original share certificates in respect of all of the HK Subscription Shares in the name of Hayao (or its nominees);

b.

in respect of PRC Subscription Capital, (i) a copy of the new business license of PRC JV showing the total amount of its registered capital after the PRC Capital Subscription; and (ii) the registration record of PRC JV issued by AMR and the filing record of PRC JV issued by Filing Authority, both showing Hayao Parent’s subscription and holding of the PRC Subscription Capital;

c.	a counterpart of the Transaction Documents duly executed by the relevant parties other than Hayao and/or its Affiliates;

d.

a certificate addressed to Hayao dated as of the Closing Date and signed by the respective duly authorized representatives of GNC and the Company certifying that the conditions set forth in Sections 4.1.1 and 4.1.2 have been satisfied; and

e.	a copy of the Amended Articles appropriate for filing with the Hong Kong Companies Registry.

2.	procure that Board resolutions and resolutions of shareholders, where required, of the HK Company are passed and deliver a copy of each such resolutions to Hayao:

a.	approving the execution, delivery and performance by the HK Company of the Transaction Documents to which it is a party, and the transactions contemplated thereunder;

b.

approving the increase in share capital, the allotment and issuance of the HK Subscription Shares to Hayao, and the registration, in the register of members, of Hayao as the holder of the shares concerned;

c.

appointing as Directors such Persons as Hayao may nominate, such appointments to take effect on Closing, and authorizing the registration in the register of directors of the HK Company of the such Directors nominated by Hayao; and,

d.	approving the Amended Articles;

3.	procure that board resolutions and shareholder resolution, where required, of the PRC JV are passed and deliver a copy of each such resolutions to Hayao Parent:

a.	approving the execution, delivery and performance by PRC JV of the Transaction Documents to which it is a party, and the transactions contemplated thereunder;

b.	approving the increase in registered capital, the issuance of the PRC Subscription Capital to Hayao Parent;

c.

appointing as Directors such Persons as Hayao Parent may nominate, such appointments to take effect on Closing, and authorizing the registration of such Directors nominated by Hayao Parent with AMR; and,

d.	approving the new Articles of PRC JV.

4.

procure that board resolutions and resolutions of shareholders, where required, of GNC and, if applicable, of GNC’s Affiliates, respectively, are passed, and deliver a copy of each such resolutions to Hayao Parent:

a.	approving the execution, delivery and performance by GNC and the HK Company of the Transaction Documents to which it is a party and the transactions contemplated thereunder; and

b.	approving the Share Subscriptions and the transfer of PRC Business Assets and Liabilities.

II.	HAYAO AND HAYAO PARENT’S OBLIGATIONS

A.	At or prior to Closing, Hayao and/or Hayao Parent, as applicable, shall:

1.	pay the HK Subscription Price to the HK Company and PRC Purchase Price to GNC as provided in Section 2.3.

2.	deliver to the HK Company and GNC:

a.	a share subscription application for the Subscription Shares duly executed to enable title to all of the Subscription Shares to pass to the name by Hayao (or its nominees);

b.	a counterpart of the Transaction Documents duly executed by Hayao and/or its Affiliates;

c.	a copy of a board resolution of Hayao approving for subscription for the HK Subscription Shares and the execution by Hayao of the Transaction Documents; and

d.	a copy of a board resolution of Hayao Parent approving for subscription for the PRC Subscription Shares and the execution by Hayao Parent of the Transaction Documents.

DISCLOSURE SCHEDULES

[See attached]

EXHIBIT A

AGREED FORM OF PRC SUBSCRIPTION AGREEMENT

Exhibit A – Final Form

SUBSCRIPTION AGREEMENT

____________,

BETWEEN

[GNC Hong Kong Newco]1

HARBIN PHARMACEUTICAL GROUP CO., LTD.

AND

[name of PRC JV]

[1]	Note to Draft: GNC China Holdco LLC to form new wholly owned subsidiary in Hong Kong, which entity will form the PRC JV entity and be the GNC partner to the PRC JV.

This Subscription Agreement (this “Agreement”), dated as of [●], 2018 is entered into by and among:

[GNC Hong Kong Newco]2, a company established under the Laws of Hong Kong, having its registered address at [●] (“GNC”),

Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the PRC with company number 91230199128175037N, whose registered office is located at No.68, Limin West Fourth Street, Limin Development Zone, Harbin, People’s Republic of China (“Hayao”); and

[PRC JV], a company established under the Laws of the PRC, having its registered address at [•] (“Company”).

Each a “Party” and collectively the “Parties”.

BACKGROUND:

(A)	GNC owns 100% of the equity interest of the Company as of the date hereof.

(B)

GNC and Hayao desire to convert the Company into a Chinese-foreign equity joint venture enterprise in the PRC to carry out the businesses as agreed by the GNC and Hayao from time to time, pursuant to the terms and subject to the conditions of the Master Reorganization and Subscription Agreement and this Agreement.

(C)

The Parties have agreed to enter into this Agreement, a Joint Venture Contract (“JV Contract”) and a revised Articles of Association (“New Articles”) with respect to the Company simultaneously, and Hayao will subscribe for an increase in the registered capital of the Company, so that Hayao and GNC shall on the Effective Date have equity ratios of 65% and 35% respectively in the Company.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, capitalized terms used in the English version shall, unless otherwise defined herein, have the following meanings:

(a)	“AMR” means the State Administration for Market Regulation of the PRC and its local counterparts.

(b)	“Business Day” means any day other than a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in Hong Kong, Beijing or New York.

(c)

“Contract” means, with respect to any Person, any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Debt, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legally binding commitments, whether written or oral, to which such Person is a party or to which any of the properties or assets of such Person is subject.

[2]	Note to Draft: Name to change per footnote 1 above.

2

(d)

“Debt” means, with respect to any Person, and without duplication, the aggregate of the following: (a) the outstanding principal amount of any indebtedness for borrowed money, (b) all other obligations evidenced by notes, bonds, debentures or other similar instruments of indebtedness, (c) all obligations issued or assumed as the deferred purchase price of property or services with respect to which any Person is liable, contingent or otherwise (excluding trade payables arising in the ordinary course of business), (d) all capitalized lease obligations that are classified as a balance sheet Liability in accordance with GAAP, (e) all letters of credit and bankers’ acceptances, (f) all obligations due and payable under any interest rate swap agreements or interest rate hedge agreements and similar agreements to which any such Person is a party, and (g) Guarantees of the obligations described in clauses (a) through (f) above.

(e)	“Effective Date” means the date on which the Equity Subscription Documents have been duly signed by the parties thereto and approved by GNC as the sole shareholder of the Company.

(f)

“Encumbrance” means, with respect to any property, Equity Interest or asset, any claim, mortgage, charge, pledge, lien, hypothecation, security interest, title retention, right of way, easement, encroachment, condition or restriction governing the use, construction, voting, transfer, receipt of income or exercise of any other attribute or ownership, right of first refusal, right of first offer, restriction on transfer, covenant or option in respect of such property, Equity Interest or asset.

(g)

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

(h)

“Equity Subscription” shall mean the subscription and payment for the increase in registered capital of the Company and the acquisition of the corresponding equity interest of the Company by Hayao in accordance with the Master Reorganization and Subscription Agreement and Equity Subscription Documents.

(i)	“Equity Subscription Documents” means this Agreement, the JV Contract and the New Articles.

(j)	“Filing Authority” means the Ministry of Commerce of the PRC and its local counterparts.

(k)

“Governmental Entity” means any national, provincial, municipal or local government, or political subdivision thereof, or any multinational organization or authority, or any other authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any political subdivision thereof), or any arbitrator or arbitral body or mediator.

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(l)

“IP License Agreement” means the Intellectual Property License Agreement, by and among GNC Intellectual Property Holdings, LLC, GNC Intellectual Property Holdings, LLC and General Nutrition Corporation, as licensors and the Company and GNC, each as licensees, dated as of the date hereof.

(m)

“Law” mean any applicable national, provincial, municipal, local or foreign laws, statutes, standards, ordinances, codes, rules, decrees, rules, regulations or any Order of any Governmental Entity or any Permit granted under any of the foregoing, or any similar provision having the force or effect of law.

(n)

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

(o)

“Master Reorganization and Subscription Agreement” means the Master Reorganization and Subscription Agreement signed by and among GNC, Hayao and certain of their respective Affiliates on November 7, 2018.

(p)	“Order” means any judgment, order, decision, writ, injunction, decree, ruling, verdict, determination or arbitration award made, issued or entered by any Governmental Entity.

(q)

“Permit” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

(r)

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, organization, Governmental Entity or other enterprise or entity.

(s)	“PRC” means the People’s Republic of China (but solely for the purpose of this Agreement excluding the Hong Kong S.A.R., the Macau S.A.R. and Taiwan).

(t)	“RMB” means Renminbi, the legal currency of the PRC.

(u)

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer,

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registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, or any charge of any kind in the nature of (or similar to) a tax, in each case, imposed by a Governmental Entity, and including any interest, penalty, or addition thereto, whether disputed or not and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contract or otherwise.

2.	CAPITAL INCREASE AND HAYAO’S SUBSCRIBED EQUITY

2.1

Subject to the provisions of this Agreement, GNC shall cause the Company to, and the Company shall, increase its registered capital from [●] to [●]. Hayao agrees to subscribe for 100% of the increase in the registered capital of the Company in the amount of [●] and acquire the corresponding equity interest (“Hayao’s Subscribed Equity”), free of any Encumbrance and together with all rights attaching to such equity interest on the Effective Date. On the Effective Date, the registered capital of the Company shall be [●], and Hayao and GNC shall have equity ratios of 65% and 35% respectively in the Company.

2.2

GNC waives all rights of pre-emption and other rights conferred on it over the Equity Subscription and GNC and the Company shall procure that all such rights conferred on any other Person are waived no later than the Effective Date so as to permit the Equity Subscription.

3.	CONSIDERATION

The consideration to be paid by Hayao in respect of Hayao’s Subscribed Equity (“Consideration”) shall be an amount in RMB equivalent to USD 20,000,000. The RMB amount of the Consideration shall be determined by reference to the mean USD-RMB exchange rate announced by the People’s Bank of China on the date of the Master Reorganization and Subscription Agreement. The excess of the Consideration over the increased amount of the registered capital of the Company, namely [●], shall be regarded and booked as the capital reserve of the Company.

4.	CLOSING

4.1

Completion of the Equity Subscription (the “Closing”) shall take place on the fifth (5th) Business Day following the date on which both the filing of the Equity Subscription with the Filing Authority and the registration of the Equity Subscription Documents with the AMR have been completed (the date on which the Closing occurs, the “Closing Date”).

4.2	On Closing Date, Hayao shall pay the Consideration into a bank account previously designated in writing by the Company.

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5.	FURTHER ASSURANCE

5.1

The Parties shall each, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as may be reasonably necessary, required or desirable from time to time in order to vest in Hayao the ownership of Hayao’s Subscribed Equity or as otherwise may be necessary to give full effect to this agreement.

6.	GENERAL

6.1

This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and either Party may enter into this agreement by executing a counterpart.

6.2

All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred by a Party (other than the Company) in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be economically borne 50% by Hayao and 50% by GNC and any Transfer Taxes incurred by the Company shall be economically borne by the Company.

6.3	This agreement does not confer rights on any person other than the Parties to this agreement and their successors and assignees.

6.4	None of the rights or obligations under this agreement may be assigned or transferred by either Party without the prior written consent of the other.

7.	GOVERNING LAW AND JURISDICTION

7.1	This agreement shall be governed by and construed in accordance with the laws of the PRC.

7.2

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s). The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s) will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall

6

prevail. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of the PRC, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law. Notwithstanding the above, and in addition to any resource to arbitration as set out above, any party to the Dispute shall be entitled to seek injunctive relief, if possible, from any court or authority of competent jurisdiction and, notwithstanding that this Agreement is governed by the Laws of the PRC, a court or authority hearing an application for injunctive relief may apply the Law of the jurisdiction where the court or authority is located in determining whether to grant the injunction.

7.3	Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers shall be borne by the losing Party.

8.	LANGUAGE

8.1	This agreement is executed by the duly authorized representatives of the Parties in Chinese and English. In case of discrepancy between the two language versions, the Chinese version shall prevail.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

[GNC Hong Kong Newco]

By:
Name:
Title:

Harbin Pharmaceutical Group Co., Ltd.

By:
Name:
Title:

[PRC JV Entity]

By:
Name:
Title:

8

EXHIBIT B

AGREED FORM OF HK SHAREHOLDERS AGREEMENT

Exhibit B – Final Form

SHAREHOLDERS AGREEMENT

(GNC-Harbin HK Ltd.)

related to

[GNC HONG KONG LIMITED]

By and among

GNC HOLDINGS, INC.

GNC CHINA HOLDCO, LLC

HARBIN PHARMACEUTICAL GROUP CO., LTD.

HARBIN PHARMACEUTICAL HONG KONG II LIMITED

and

[GNC HONG KONG LIMITED]

Dated as of [ ● ]

i

	8.2	Trademarks	20

	8.3	Know-how	20

9.	TRANSFERS		20

	9.1	Transfer Restrictions	20

	9.2	Permitted Transfers	21

	9.3	Pre-Emptive Rights	21

10.	WARRANTIES		22

	10.1	Warranties of the Parties	22

11.	ANNOUNCEMENTS AND CONFIDENTIALITY		23

	11.1	General Obligation	23

	11.2	Exceptions	23

	11.3	Publicity	24

	11.4	Term of Confidentiality Obligations	24

12.	TERM, TERMINATION AND LIQUIDATION		24

	12.1	Term	24

	12.2	Termination	24

	12.3	Liquidation	24

13.	EQUITABLE REMEDIES		27

14.	TAX MATTERS		27

15.	NOTICES		27

	15.1	Manner of giving notice	27

	15.2	Notices to the Company	28

	15.3	When notice given	28

	15.4	Proof of service	29

	15.5	Documents relating to legal proceedings	29

16.	ASSIGNMENTS		29

	16.1	No assignment	29

17.	ENTIRE AGREEMENT		29

	17.1	Entire agreement	29

	17.2	No reliance	29

	17.3	No limitation of certain liabilities and remedies	29

18.	GENERAL		30

	18.1	Amendments and Waivers	30

	18.2	Consents	30

	18.3	Expenses	30

	18.4	Counterparts	30

	18.5	Severability	30

ii

	18.6	Time is of the essence	30

	18.7	No third party rights	31

	18.8	Language	31

19.	GOVERNING LAW AND DISPUTE RESOLUTION		31

	19.1	Governing law	31

	19.2	Dispute Resolution	31

	19.3	Non-Immunity	32

SIGNATORIES

	SCHEDULE I DETAILS OF COMPANY

	SCHEDULE II AFFILIATE TRANSACTIONS

	SCHEDULE III DEED OF ADHERENCE

	EXHIBIT A FORM OF BUSINESS PLAN

iii

THIS SHAREHOLDERS AGREEMENT (GNC-Harbin HK Ltd.) (this “Agreement”) is entered into as of [●], by and among:

(1)

GNC China Holdco, LLC, a company established under the Laws of the State of Delaware, with company number 4798590, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“Party A”);

(2)

Harbin Pharmaceutical Hong Kong II Limited a company established under the Laws of Hong Kong, whose registered office is located at c/o 28/F., CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong (“Party B”);

(3)

GNC Holdings, Inc., a company established under the Laws of the State of Delaware, with company number 4295780, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC”);

(4)

Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the PRC with company number 91230199128175037N, whose registered office is located at No.68, Limin West Fourth Street, Limin Development Zone, Harbin, People’s Republic of China (“Hayao”); and

(5)	[GNC Hong Kong Limited][1], a company established under the Laws of Hong Kong, having its registered address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong (the “Company”).

Each of Party A and Party B is individually referred to as a “Shareholder” and collectively as the “Shareholders”.

Each of the Company, Party A, Party B, GNC and Hayao is individually referred to as a “Party” and collectively as the “Parties”.

BACKGROUND:

(A)

Party A, Party B, GNC and Hayao entered into a master reorganization and subscription agreement (the “Master Agreement”) on November [●], 2018, pursuant to which, among other things, (i) the Parties agreed to enter into certain arrangements with respect to conduct of the Business (as defined herein) in the Territory (as defined herein), (ii) in connection therewith, the Parties agreed that the HK E-Commerce Business (as defined herein) in the Territory shall be conducted by the Company; and (iii) in connection therewith, the Parties agreed that the PRC Business (as defined herein) in the Territory shall be conducted by [GNC-Harbin China Ltd.], a company incorporated in the PRC with company number [●], whose registered office is located at [●] (the “PRC Company”).

(B)

The Company is a private company limited by shares and was incorporated in Hong Kong on [date]. Immediately prior to the date of this Agreement, [●] Shares in the Company have been issued and are fully paid and are held by Party A.

(C)

Pursuant to the Master Agreement, the Company shall allot and issue to Party B, and Party B shall subscribe for, [●] newly issued Shares for a cash consideration of HK $ 1.00 (“Party B Share Subscription”);

(D)

Upon completion of the Party B Share Subscription, Party A and Party B will each hold [●] Shares and [●] Shares in the Company, representing 35% and 65% of the enlarged issued share capital of the Company respectively. The ownership details of the Company upon the completion of the Party B Share Subscription are set forth on Schedule I attached hereto.

[1]	Name to be updated.

1

(E)

The Parties are entering into this Agreement in order to record the arrangements that they have agreed will apply to their interests in the Company and to set out certain terms among themselves governing the relationship between them, including the basis on which the Group shall be operated, managed and administered.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” means, with respect to a Person, any other Person other than a natural person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. For the avoidance of doubt, with respect to Hayao and Party A, the term “Affiliate” shall not include any Person which would have been considered to be Hayao’s and/or Party A’s Affiliate solely due to the common Control of such Person and Hayao and/or Party A, whether directly or indirectly, by a Governmental Entity.

“Ancillary Agreements” means, collectively, the Master Agreement, the IP License Agreement, the Product Supply Agreement, the Services Letter Agreement and the PRC Company Agreements.

“Anti-Corruption Laws” means any Law relating to anti-bribery or anti-corruption (governmental or commercial) that applies to the business and dealings of any Party or the Group from time to time, including (without limitation) the US Foreign and Corrupt Practices Act 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), the PRC Anti-unfair Competition Law and the PRC Criminal Law.

“Articles” means the Memorandum and Article of Association of the Company.

“Blue Hat Applications” means the applications submitted to the competent regulatory authority of China in charge of health food products in the PRC for Blue Hat Registrations.

“Blue Hat Registrations” means all registrations with or market authorizations by the competent regulatory authority of China in charge of health food products in the PRC necessary for the commercial sale of Products that constitute health food products in the PRC.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the following activities:

(a)

manufacturing and/or engaging a third party to contract manufacture Products at facilities within the Territory (Products manufactured in local facilities within the Territory are called “Local Products”);

(b)	purchasing Products wholesale from an Affiliate of Party A for distribution within the Territory;

(c)

purchasing Products in bulk from an Affiliate of Party A and repackaging them at facilities within the Territory for distribution within the Territory; (Products purchased from an Affiliate of Party A under (b) and (c) above are called “Imported Products”.)

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(d)	promoting, marketing, selling and distributing Products, whether through offline or online channels, in the Territory;

(e)	providing after-sale and other auxiliary services within the Territory; and

(f)	other business activities as determined by the Board pursuant to this Agreement and the Articles.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in Hong Kong, Beijing or New York.

“Business Plan” means a rolling business plan for the Group and the PRC Group relating to the then current Financial Year and the succeeding three Financial Years prepared and updated by the management of the Company and approved by the Board annually. For the avoidance of doubt, the Business Plan shall be effective only for the then-current Financial Year and shall provide a directional business and strategic framework for the succeeding Financial Years. The Business Plan as of the date hereof is attached hereto as Exhibit A.

“China” or “PRC” means the People’s Republic of China (but solely for the purposes of this Agreement, excluding Hong Kong, Taiwan and the Special Administrative Region of Macau).

“Companies Ordinance” means the Companies Ordinance (Cap. 32) of Hong Kong.

“Consent” mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity.

“Control” (including its correlative meanings, “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designated Accounting Firm” means any of the following accounting firms, whose appointment shall require the approval of the Board: Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers.

“HK E-Commerce Business” means the portion of the Business conducted through and as a result of promoting, marketing, selling and distributing Imported Products in the Territory through cross border e-commerce, meaning all products are shipped directly to consumers in the Territory via free trade zones or from overseas.

“Financial Year” means an accounting period in respect of which the Company prepares its accounts in accordance with the relevant provisions of Companies Ordinance.

“Government Official” means:

(a)	any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity;

(b)	any political party or party official or candidate for political office;

(c)	any official, officer, employee, or representative of a public international organizations (as defined in the FCPA); or

3

(d)	any company, business, enterprise, or other entity owned, in whole or in part, or controlled by, a Governmental Entity or any person described in the foregoing subparagraphs (a)—(c).

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, and any department or agency thereof.

“Group” means the Group Companies collectively.

“Group Company” means any of the Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Intellectual Property Rights” means all intellectual property and proprietary rights including: (i) all patents and patent applications; (ii) Trademarks; (iii) all copyrights and all applications, registrations and renewals in connection therewith; (iv) all trade secrets, and any other intellectual property rights in Know-how; and (v) the right to sue for past, present and future infringement, dilution, misappropriation and other violations of any of the foregoing.

“IP License Agreement” means the Intellectual Property License Agreement, by and among GNC Intellectual Property Holdings, LLC and General Nutrition Corporation, each as licensors, and the Company and the PRC Company, each as licensees, dated as of the date hereof.

“JV Term” means twenty (20) years starting from the date of this Agreement.

“Know-how” means any information and materials, including but not limited to discoveries, inventory, information, regulatory filings, processes, formulae, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets (whether patentable or not), including without limitation, all information arising from research and development, all chemical, biochemical, and biological, technical and non-technical data, and information relating to the results of tests, assays, method, and processes, and specifications and/or other documents containing information and related data, and any preclinical, clinical, assay control, manufacturing, regulatory and any other data or information.

“Law” means any applicable national, provincial, state, municipal and local laws, statutes, ordinances, decrees, rules or regulations of any Governmental Entity or any Order.

“Licensed Marks” means the trademarks and service marks of GNC Intellectual Property Holdings, LLC set forth on Schedule I of the IP License Agreement.

“New Securities” means any equity securities of the Company (which for this purpose shall include securities exercisable for, convertible into or exchangeable for equity securities of the Company, any equity or profit participation rights, or any rights, options, or warrants to purchase any of the foregoing issued by the Company subsequent to the date hereof), provided, however, that the term “New Securities” shall not include any of the following: (i) issuances of equity securities to employees, consultants and members of the Board (or similar governing bodies) of the Company or its Subsidiaries in connection with the performance of services in such capacities and made pursuant to any plan adopted by the Board; (ii) the issuance of equity securities in any offering by the Company of its Shares to the public pursuant to applicable Law; (iii) the issuance of equity securities issued for non-cash consideration pursuant to a merger, consolidation, acquisition, joint venture, strategic partnership, or similar business combination approved by the Board which are dilutive to all then existing Shareholders on a pro rata basis; and (iv) the pro rata issuance of equity securities in connection with any stock split, stock dividend, in-kind equity distributions or other similar recapitalization.

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“Order” means any judgment, order, decision, writ, injunction, decree, ruling, verdict, determination or arbitration award made, issued or entered by any Governmental Entity.

“Overall Percentage Interest” means, with respect to any Person, the total number of Shares held by such Person, divided by the total number of Shares then outstanding, expressed as a percentage.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC Business” means the portion of the Business other than the HK E-Commerce Business, including promoting, marketing, selling and distributing Products through retail and other channels in the PRC (other than any cross-border channels).

“PRC Company Agreements” means (i) the Subscription Agreement, dated as of the date hereof, by and among Party A, Party B and the PRC Company, (ii) the PRC Joint Venture Contract and (iii) the Asset Transfer Agreement, dated as of [●], by and among the PRC Company and the WFOE.

“PRC GAAP” means the generally accepted accounting principles in the PRC.

“PRC Group” means the PRC Group Companies collectively.

“PRC Group Company” means any of the PRC Company and its Subsidiaries.

“PRC Joint Venture Contract” means the Joint Venture Contract, dated as of the date hereof, by and among Party A, Party B and the PRC Company.

“Product Supply Agreement” means the Product Supply Agreement by and between [●], as supplier, and the Company and the PRC Company, each as purchasers, dated as of the date hereof.

“Products” means vitamins, herbs, minerals, supplements, diet, health, and sports nutrition products, health and nutrition products made from plant, fungi, or animal byproducts or derivatives, traditional Chinese medicine, any other products of the type that GNC offers for sale under a GNC branded channel of distribution (now or in the future) that GNC Intellectual Property Holdings, LLC has the right to provide to the Company and the PRC Company, and any New Products (as defined in the IP License Agreement) approved pursuant to Section 2.06 of the IP License Agreement, in each case, whether in bulk or finished product form.

“Representative” means, in respect of any Person, its director, officer, agent, employee or consultant acting for or on behalf of such Person.

“RMB” means Renminbi, the lawful currency of the PRC.

“Sale of GNC” means any transaction or series of transactions pursuant to which any Person or group of related Persons acquire (i) equity interests in GNC representing a majority of the voting interests in GNC’s Class A common stock or (ii) all or substantially all of GNC’s assets determined on a consolidated basis.

“Services Letter Agreement” means the letter agreement, by and between General Nutrition Corporation, an Affiliate of Party A, and Party B, dated as of the date hereof.

“Share” means an ordinary share in the share capital of the Company.

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“Subsidiary” of a Person (the “Subject Person”) means any other Person other than a natural person that is directly or indirectly controlled by the Subject Person.

“Territory” means the PRC.

“Trademarks” all trademarks, service marks, trade dress, trade names, internet domain names, and other indicia of origin together with all goodwill of the business connected with the use thereof and symbolized thereby, and all applications, registrations, and renewals in connection therewith.

“Transfer” means any direct or indirect transfer, giving, assignment, sale, hypothecation, pledge, mortgage, charge or other disposition of, creation or granting of permission to create any encumbrance over, or grant of an option over or any security interest in, all or part of any Share or any interest in any Share, or enter into any agreement, arrangement or understanding in respect of the votes or the right to receive dividends or any other rights attached to any Share, in each case through one or a series of transactions, voluntarily or involuntarily, by operation of law or otherwise.

“US” or “United States” means the United States of America.

“US GAAP” means the generally accepted accounting principles in the United States.

“WFOE” means GNC (Shanghai) Trading Co., Ltd. (健安喜（上海）贸易有限公司), a company incorporated in the PRC, with unified social credit code 913100005727431338, whose registered office is located at Unit 1001, 1002 and 1005 of Building No. 10, No. 218 Xizang South Road, Huangpu District, Shanghai, China, a wholly owned Subsidiary of the Company.

1.2	Other Defined Terms

(a)	The following terms shall have the meaning defined for such terms in the Sections set forth below:

Annual Compliance Audit	Section 6.1(b)

Annual Dividend	Section 4.2(a)

Arbitration Notice	Section 19.2(a)

Books and Records	Section 6.2(b)

Buy-Sell Proposal	Section 12.2(c)(i)

Buy-Sell Response	Section 12.2(c)(iii)

Company	Preamble

Compliance Audit	Section 6.1(b)

Confidential Information	Section 11.1(a)

Deadlock	Section 3.4(a)

Deadlock Notice	Section 3.4(a)

Defaulting Shareholder	Section 12.2(a)(iv)

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Director	Section 3.1(b)

Dispute	Section 19.2(a)

Fair Market Value	Section 12.2(b)(i)

FCPA	Section 1.1

GNC	Preamble

GNC Approved Action	Section 12.2(a)(iv)

GNC Directors	Section 3.1(b)

Group Indemnified Parties	Section 6.8(a)

Hayao	Preamble

Hayao Directors	Section 3.1(b)

HKIAC	Section 19.2(b)

HKIAC Rules	Section 19.2(b)

Imported Products	Section 1.1

Initiation Notice	Section 12.2(b)(i)

Local Products	Section 1.1

Major Matters	Section 3.3(b)

Master Agreement	Recital (A)

Material Breach	Section 12.2(a)(iv)

Non-Defaulting Shareholder	Section 12.2(a)(iv)

Party	Preamble

Party A	Preamble

Party B	Preamble

Party B Share Subscription	Recital (C)

Permitted Transferee	Section 9.2

Pre-Emptive Allocation	Section 9.3(a)

Pre-Emptive Right Holder	Section 9.3(a)

PRC Company	Recital (A)

Proposing Shareholder	Section 12.2(c)(i)

Receiving Party	Section 11.1(a)

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Receiving Shareholder	Section 12.2(c)(i)

Resolution Committee	Section 3.4(b)

Shareholder	Preamble

Special Audit	Section 6.1(b)

Transferring Shareholder	Section 9.2

1.3	Interpretation

(a)	For all purposes of this Agreement, except as otherwise expressly herein provided,

(i)	the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(ii)	all accounting terms not otherwise defined herein have the meanings assigned under PRC GAAP;

(iii)	all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

(iv)	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(v)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(vi)	all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement;

(vii)	references to this Agreement and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

(viii)	the term “or” is not exclusive;

(ix)

the ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;;

(x)	the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive;

(xi)

the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

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(xii)	the term “voting power” refers to the number of votes attributable to the Shares in accordance with the terms of the Articles;

(xiii)	the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement;

(xiv)

references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made; and

(xv)

all references to dollars or to “US$” are to currency of the United States of America and all references to HK$ are to currency of Hong Kong (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	BUSINESS OF THE GROUP

2.1	Scope and Conduct of Business

(a)	The business of the Group shall be the management and operation of the HK E-Commerce Business within the Territory in accordance with:

(i)	this Agreement, the Ancillary Agreements and the Articles;

(ii)	the Business Plan and annual budget approved by the Board;

(iii)	any business policies of the Group approved by the Board; and

(iv)	applicable Law.

(b)	Subject to Section 2.1(c), each Shareholder shall use all reasonable endeavours to promote and develop the HK E-Commerce Business to the best advantage and in the best interests of the Group.

(c)

Each Shareholder agrees that the HK E-Commerce Business shall be exclusively operated by the Group, and any expansion or development of the HK E-Commerce Business shall only be effected through the Group; provided that (i) GNC and its Affiliates may manufacture, or contract with third parties to manufacture, Products in the Territory for sale outside the Territory and (ii) the foregoing shall not limit the PRC Company or either Shareholder in the operation, expansion and development of the PRC Business through the PRC Company.

2.2	Shareholders’ and Company’s Obligations

(a)

In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each Shareholder shall exercise its voting rights and powers available to it to ensure that:

(i)	the Company carries on the HK E-Commerce Business and conducts its affairs in a proper and efficient manner and for its own benefit;

(ii)

the Company complies, and the Directors appointed by that Shareholder under Section 3 (Board of Directors) will (subject to their fiduciary duties to the Company) comply, with the provisions of this Agreement, the Articles and applicable Law and will act in such manner and achieve the full intent and purpose of this Agreement;

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(iii)

the HK E-Commerce Business shall be carried on pursuant to the policies set out herein or laid down from time to time by the Board, which shall hold Board meetings in accordance with Section 3.2 (Board Meeting and Quorum) and the Articles; and

(iv)

if the Company requires any approval, consent or license for the carrying on of the HK E-Commerce Business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, the Company will use its commercially best endeavours to maintain the same in full force and effect.

(b)

The Company agrees to comply with all of its obligations under this Agreement, the Articles and applicable Law and each Shareholder and the Company agrees to procure (so far as it is able) that the Group Companies do the same.

2.3	Hayao’s Responsibilities

Hayao, together with its Affiliates, will use commercially reasonable efforts to provide to the Group, among other resources:

(a)	resources, expertise and support necessary for securing Blue Hat Registrations of the Products related to the HK E-Commerce Business;

(b)	access to online distribution channels and a sales and management team;

(c)	professional products and health training to the Group’s dealers and distributors;

(d)	support with respect to government and trade group relations, lobbying efforts and related public relationship efforts; and

(e)	professional nutrition and health advice to the Group’s customers.

3.	BOARD OF DIRECTORS

3.1	Board Composition

(a)

The Company shall be governed by a Board of Directors. The Board shall (subject to matters that are reserved to shareholders under applicable Law and the Articles) be responsible for the overall direction, supervision and management of the Company.

(b)

The Board shall comprise of five (5) directors (each a “Director”), except as otherwise is mutually agreed by the written consent of each Shareholder. The Shareholders agree that Party B shall have the right to appoint three (3) directors (the “Hayao Directors”) and Party A shall have the right to appoint two (2) directors (the “GNC Directors”). Each Director shall be required to have relevant qualifications, background and financial, inventory, management, commercial and other experience with respect to the Business. Party A and Party B shall consult with one another in good faith regarding the selection of Directors to be appointed to the Board. The Chairman of the Board shall be appointed by action of the Board upon the affirmative vote of a majority of the Directors.

(c)

The right of appointment conferred on the appointer(s) under Section 3.1(b) shall include the right of the appointer(s) to remove at any time from office such person appointed by such appointer(s) as a Director and the right of the appointer(s) at any time to replace any Director appointed by such appointer(s), subject always to the provisions of Section 3.1(b).

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(d)

Each appointment or removal of a Director pursuant to Sections 3.1(b) and 3.1(c) shall be in writing and signed by or on behalf of the appointer(s) and shall be delivered to the registered office of the Company.

(e)

Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

(f)	Each Shareholder shall use its respective votes in the Company to ensure that the Board is constituted by persons in the manner set out in this Agreement.

(g)

Each Director shall, subject to his fiduciary duties and appropriate confidentiality undertakings by the appointer, be entitled to disclose to his appointer such information concerning the Group as he thinks fit.

3.2	Board Meeting and Quorum

(a)

Any Director may, and the secretary of the Company at the request of a Director or Shareholder shall, convene a Board meeting at any time. Subject to the provisions of this Agreement and the Articles, the Directors may regulate their proceedings as they think fit, provided however that (i) the Board meetings shall be held at least two times (2) per year, (ii) Board meetings shall be held concurrently with, and at the same time as, any meetings of the board of the PRC Company, and (iii) a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Directors.

(b)

A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors in office elected in accordance with Section 3.1(b) that includes at least one GNC Director, and the parties shall cause the foregoing to be the quorum requirements for the Board. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all Directors of the Board prior to the scheduled meeting in accordance with the notice procedures under this Agreement, and the number of Directors required to be present under this Section 3.2(b) for such meeting to proceed is not present within thirty (30) minutes from the time appointed for the meeting solely because of the absence of the GNC Director(s), the Directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors at least one day prior to the adjourned meeting and, if at the adjourned meeting, the number of Directors required to be present under this Section 3.2 for such meeting to proceed is not present within thirty (30) minutes from the time appointed for the meeting solely because of the absence of the GNC Director(s), then the presence of the GNC Director(s) shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established.

3.3	Voting and Resolutions in Writing

(a)	On a vote of the Board, each Director will have one vote. Subject to Section 3.3(b), the Board may approve or take any action upon the affirmative vote of a majority of the Directors.

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(b)	The approval of the Board, including an affirmative vote of both GNC Directors, shall be required for the following matters (“Major Matters”):

(i)	any change of Control of any Group Company, including any sale of a majority of any Group Company’s equity interests or a majority of its consolidated assets;

(ii)	any public offering of any Group Company;

(iii)

acquisitions and dispositions by any Group Company involving an amount exceeding $15,000,000 (whether by one transaction or by a series of related transactions, including any series of related transactions with any PRC Group Company);

(iv)

the commencement of or consent to any proceeding seeking (A) to adjudicate any Group Company as bankrupt or insolvent, (B) liquidation, winding up, dissolution, reorganization, or other arrangement under applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) the entry of an Order for relief or the appointment of a receiver, trustee, or other similar official for the Group Company or for any substantial part of its property;

(v)

any agreements, arrangements or understandings to be entered into by any Group Company with either Shareholder or its Affiliates, except (i) the Ancillary Agreements, (ii) transactions contemplated by the Business Plan, (iii) as set forth on Schedule II hereto, (iv) those relating to ordinary course of business transactions at arm’s length with aggregate payments (including any payments to any PRC Group Company) below $15,000,000; and (v) those relating to transactions outside of the ordinary course of business with aggregate payments (including any payments to any PRC Group Company) below $1,000,000;

(vi)	adoption of the Business Plan, and any deviation from or amendment of the Business Plan involving an amount exceeding 10% of the estimated figure of the then year;

(vii)	any capital calls on the parties;

(viii)	any creation, allotment, issuance, redemption or repurchase of any share or grant of any options over, or any other right in respect of, any share of any Group Company;

(ix)

except as set forth in Section 4.2, make any declaration or payment of a dividend or other distribution (whether in cash, stock or in kind) or any reduction of, or other change to, the paid-up share capital of any Group Company;

(x)	other than in the ordinary course of business, any creation of any encumbrance over the shares, assets or undertaking of any Group Company;

(xi)

entering into any material joint venture, partnership or agreement or arrangement for the sharing of profits or assets, other than such agreements entered into in the ordinary course of business or on arm’s length basis;

(xii)	material changes in the nature or business of any Group Company.

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(c)

Resolutions of the Board may be passed by unanimous written resolution signed by all of the Directors. Such resolution in writing will be as valid and effective for all purposes as a resolution of Directors duly passed at a meeting of the Board duly convened, held and constituted. A resolution in writing may consist of several documents in original or facsimile in the like form each signed by one or more Directors.

3.4	Deadlock and Resolution Committee

(a)

A “Deadlock” will be constituted under this Agreement if (i) the required affirmative votes for any Major Matter cannot be obtained at three Board meetings (for purposes of clarification, this shall not be satisfied by failure to receive the required affirmative votes at a Board meeting which is adjourned and then the Board meeting to which the original meeting was adjourned) in a row on the same proposal, and (ii) either Shareholder has given a written notice (the “Deadlock Notice”) to the other Shareholder within ten (10) days following the end of the second Board meeting setting out its position on the matter in dispute and its reasons therefor.

(b)

If any Deadlock arises pursuant to Section 3.4(a), each Shareholder shall, within ten (10) days of issue of the Deadlock Notice promptly appoint two representatives from each of GNC and Hayao, respectively, who are, if possible, senior to the GNC Directors or the Hayao Directors, to form a resolution committee (the “Resolution Committee”) to deal with the Deadlock and shall notify the other Shareholder of such appointment. The Resolution Committee shall enter into reasonable, good faith negotiations and make their best efforts to find a solution for the Deadlock within thirty (30) days of the issue of Deadlock Notice.

(c)	The Parties shall continue to perform their obligations under this Agreement during the period of Deadlock.

3.5	Committees

(a)

The Board may establish such committees as it deems appropriate. The composition, power, responsibilities and rules of procedures of such committees shall be determined by the Board, subject to (i) the other requirements under this Agreement and the Articles as to Major Matters and (ii) the right of the GNC Directors and the Hayao Directors, respectively, to be proportionally represented on any such committees.

3.6	Expenses

(a)

Subject to Section 3.6(b), no Director shall be entitled, except in such Director’s capacity as an employee of an applicable Group Company or PRC Group Company, to receive any remuneration by way of salary, commission, fees or otherwise in relation to the performance of their duties as Directors.

(b)

The Company will promptly pay or reimburse each Director for all reasonable out-of-pocket expenses incurred in connection with attending Board or committee meetings and otherwise performing their duties as Directors or committee members.

3.7	Director & Officer Liability Insurance

(a)

The Company shall purchase, and maintain at all times, director and officer liability insurance (with the amount of the coverage determined by the Board) for the benefit of all Directors and officers of the Company.

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4.	MANAGEMENT AND OPERATIONS; DIVIDENDS

4.1	Management

(a)	The Company shall set up a management organization responsible for its daily operations and management under the supervision of the Board.

(b)

There shall be one Chief Executive Officer, one Chief Financial Officer and other management positions determined by the Board. Party A shall have the right to appoint the Chief Financial Officer following reasonable consultation with Party B. Party B will have the right to appoint the Chief Executive Officer following reasonable consultation with Party A.

4.2	Dividends

(a)

On the last business day of March, the Company shall, to the extent legally permissible, announce dividends to each Shareholder on a pro rata basis in accordance with the number of Shares held by such Shareholder as compared to the total number of outstanding Shares (each an “Annual Dividend”), which Annual Dividends shall be issued and paid as promptly as possible following each such announcement out of the net profits of the Company for the immediately preceding fiscal year period and making adjustments for the appropriate reserves as reasonably determined by the Board.

5.	CORPORATE GOVERNANCE OF THE COMPANY’S SUBSIDIARIES

(a)

It is agreed that the total number of directors and the right to appoint, dismiss or nominate directors and management personnel of the Company’s Subsidiaries shall be the same as set out in Section 3.1, and the rights set out in Section 3.3 shall be applied in respect of all of the Company’s Subsidiaries, mutatis mutandis, to the extent applicable and permissible under Laws of the jurisdiction where such Subsidiaries are incorporated.

6.	COVENANTS

6.1	Conduct of Business

(a)	Except as otherwise expressly required or permitted under this Agreement or with the prior written consent of the Shareholders, the Company shall at all times:

(i)

procure that each Group Company properly manages its business, makes no change in the nature of its business, complies with all Laws applicable to it in respect of the conduct of its business, carries on its business only in the ordinary course, takes all reasonable steps to preserve and protect its assets and goodwill, including its relationships with customers, distributors and suppliers and obtains and maintains in full force and effect all licences, consents and authorisations required for the conduct of the whole or any part of its business and ensure that the HK E-Commerce Business is effected only through the Group Companies;

(ii)	develop its business in accordance with the Business Plan and annual budget;

(iii)

insure and keep insured at all times with reputable insurers the insurable assets and undertakings of the Group to the extent, in the amounts and against the risks which a prudent comparable company carrying on a business of the same kind as the Group would insure (such insurance to include cover in

14

accordance with Section 3.7(a) against any liability of the directors of any Group Companies and their respective alternates in the lawful performance of their respective duties) and use commercially best efforts not to do anything or, as far as practicable suffer anything to be done whereby any such insurance policies shall become void or voidable or an increased premium thereon shall become payable;

(iv)

maintain effective and appropriate control systems in relation to the financial, accounting, tax and record keeping functions of the Group and conduct such internal audits into its operations and management as the Board directs, to be led by an internal controller in conjunction with the Company’s auditors at the time;

(v)

cooperate with any Compliance Audit and provide all reasonable information and assistance requested upon an investigation or inquiry by a Governmental Entity directed to any Party or any Group Company; and

(vi)	take such reasonable steps as is necessary or advisable to protect any confidential information of the Group.

(b)

The Company shall conduct an annual compliance audit on the Group Companies (an “Annual Compliance Audit”) and each Shareholder shall have the right to request one (1) additional compliance audit on any or all Group Companies (a “Special Audit” and together with the Annual Compliance Audit, the “Compliance Audits” and each a “Compliance Audit”) upon reasonable prior written notice to the Company, provided that such Shareholder can show reasonable cause necessitating such Special Audit. Any Compliance Audit for the Group Companies shall also cover the PRC Group Companies. The Group Companies shall cooperate fully with Special Audits, the scope, method, nature, and duration of which shall be at the sole reasonable discretion of the requesting Shareholder. All of the costs, fees and expenses in connection with (i) the Annual Compliance Audit shall be borne by the Company and (ii) any Special Audit shall be borne by the requesting Shareholder.

6.2	Compliance with Laws

(a)

The Shareholders shall procure the Company to, and the Company shall procure the Group Companies to: (1) conduct their respective business in compliance with all applicable Laws, including but not limited to Laws regarding (i) foreign investments, corporate registration and filing, customs administration, foreign exchange, taxation and e-commerce; (ii) importing, exporting, manufacturing, packaging, labelling, registration, advertising and selling of Products; (iii) Intellectual Property Rights; and (iv) labor and social welfare; (2) obtain, make and maintain in effect, all Consents from the relevant Governmental Entity or other Person required in respect of the due and proper establishment and operations of each Group Company in accordance with applicable Laws and (3) adopt, implement, provide training on and enforce a customary and appropriate written anti-corruption compliance program reasonably designed by the Company and approved by the Shareholders (such approval not to be unreasonably withheld, conditioned or delayed) to ensure compliance with the representations in this Section 6.2 and the Anti-Corruption Laws, including establishment of a mechanism for employees and others to report Anti-Corruption Law related concerns to the Business.

(b)

Without limiting the generality of Section 6.3(a), the Company shall procure that none of the Group Companies shall, and the Shareholders shall cause each Group Company not to, and the Shareholders shall ensure that its and their respective Affiliates and its respective Representatives shall not, directly or indirectly, (i) offer

15

or give anything of value to any Government Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (ii) take any other action in violation of any Anti-Corruption Laws, (iii) permit any Government Official to serve in any capacity within any Group Company, including as a director, employee, officer or consultant, unless the Board has established reasonable and appropriate policies to assure that the appointment of such Government Official to serve in such capacity within the relevant Group Company is in compliance with applicable Anti-Corruption Laws; or (iv) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books, records, and accounts of such Group Company (the “Books and Records”). For the avoidance of doubt, employees of Hayao or its Subsidiaries may serve as directors, employees, officers or consultants of a Group Company, provided that such employee receives a salary and employment benefits from Hayao or such Subsidiary and/or the Group Companies commensurate with such employee’s qualifications, role and responsibilities.

(c)

Without limiting the generality of Section 6.3(a), the business of the Group shall be conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering Laws in Hong Kong, the PRC and all other jurisdictions in which any Group Company conducts its business.

(d)

Without limiting the generality of Sections 6.2(a) through 6.2(c), the Shareholders represent and warrant that they have maintained and will continue to maintain complete and accurate Books and Records related to the Group Companies, including complete records of all payments to third parties, Government Officials, and Government Entities, in accordance with PRC GAAP. The Group Companies shall maintain, for a period of five (5) years after the expiration or termination of the Business, all Books and Records relating to (i) the Group Companies’ performance under this Agreement and (ii) the operation of the Business.

(e)

The Shareholders represent and warrant that, in connection with the Group Companies and the Business, the Parties understand, have complied in all material respects with, and will continue to comply with the Anti-Corruption Laws.

(f)	Neither the Shareholders nor the Group Companies will make political or charitable contributions in connection with the Group Companies without prior written approval of the each Shareholder.

(g)

Each Shareholder shall, and shall procure the Company to, promptly notify the other Parties in writing if it should learn of any violation of or investigation related to the Anti-Corruption Laws or the representations and warranties in this Section 6.2 by any Party in any way related to any Group Company, including by any directors, officers, or employees, or third parties affiliated with or conducting the Business on behalf of the Shareholder or any Group Company.

6.3	Licensing and Supply

(a)

GNC Intellectual Property Holdings, LLC will grant to the Company and the PRC Company an exclusive, royalty-bearing sub-licensable license to use (i) the Licensed Marks in the Business and (ii) certain know-how and technology, as more specifically set forth in and subject to the terms and conditions of the IP License Agreement.

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(b)

General Nutrition Corporation will provide certain services and support on an as needed basis at cost to the Company and the PRC Company, as more specifically set forth in and subject to the terms and conditions of the Services Letter Agreement.

(c)

General Nutrition Corporation, the Company and the PRC Company will enter into an exclusive supply arrangement with respect to Imported Products in the Territory, as more specifically set forth in and subject to the terms and conditions of the Product Supply Agreement.

6.4	Commercialization of the Licensed Marks

(a)

The Company, together with the PRC Company, Hayao and its Affiliates, shall use best efforts to engage in commerce under the Licensed Marks in the Territory in accordance with the terms of the IP License Agreement and the Product Supply Agreement, including by producing or procuring the production of Local Products in the Territory, and by the marketing, advertising, promotion, distribution, offering for sale, sale and the provision of customer service with respect to the Products in the Territory.

6.5	Exclusivity in the Territory

(a)

The Parties agree that the Group shall have the exclusive jurisdiction of the HK E-Commerce Business in the Territory during the JV Term. Other than the revenue arising from sales through www.gnc.com as described in Section 6.5(b) below, all revenue and income arising from: (i) orders shipped to consumers residing in the Territory, and (ii) orders originated from consumers residing in the Territory, in each case through whatever method (online or offline) shall belong to the Group or the PRC Group, as applicable.

(b)

Notwithstanding anything to the contrary herein or in the IP License Agreement, General Nutrition Corporation may continue to sell Products on a passive basis to consumers based within the Territory through www.gnc.com for a period of nine (9) months following execution of this Agreement. During such time, General Nutrition Corporation will use commercially reasonable efforts to redirect consumers based within the Territory from www.gnc.com to www.gnc.com.cn and, if General Nutrition Corporation is unable to redirect consumers based within the Territory, General Nutrition Corporation may sell Products to such consumers through www.gnc.com but shall pay a 15% royalty to the Company on its Net Sales (as defined in the IP License Agreement) of such Products, which shall be payable in a lump sum within fifteen (15) Business Days following the end of the month in which such nine (9) month period expires.

6.6	Blue Hat Applications and Blue Hat Registrations

(a)	Hayao and/or its Affiliates shall use commercially reasonable endeavours to assist the Company with the preparation work for Blue Hat Applications of Imported Products.

(b)	The costs and expenses associated with Blue Hat Applications for Imported Products shall be borne by the Company.

6.7	Stock Incentive Plan

(a)	The Company may adopt a stock incentive plan for employees of the Group with the prior approval of the Board.

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6.8	Bankruptcy Indemnification

(a)

GNC and Party A shall indemnify and hold harmless the Group Companies and their respective Representatives (collectively, the “Group Indemnified Parties”) from any and all losses, damages, claims, demands, actions, judgments, fines, costs, disbursements and expenses (including reasonable attorney’s fees) actually incurred by the Group Indemnified Parties arising out of or resulting from any bankruptcy proceeding of GNC and/or its Affiliates, including without limitation, bankruptcy avoidance litigation against any Group Company, litigation related to the rejection of any of the Ancillary Agreements or from a breach of any of the Ancillary Agreements by GNC and/or its Affiliates.

7.	INFORMATION RIGHTS AND ACCOUNTING

7.1	Information to be Provided to Shareholders

(a)	The Company shall prepare and provide to each Shareholder copies of the following:

(i)

the audited consolidated annual financial statements and annual report of the Company for each Financial Year as soon as they are available and in any event within ninety (90) days of the end of the relevant Financial Year;

(ii)

within forty-five (45) days after the end of each quarter (except the fourth quarter) of each Financial Year, quarterly management accounts of the Group Companies, which shall include a consolidated profit and loss account, balance sheet and cash flow statement with reasonable details and forecasts for the balance of the relevant Financial Year; and

(iii)

within thirty (30) days after the end of each month of each Financial Year, (i) monthly major operating data reports of the Group Companies; and (ii) monthly management accounts with financial analysis of the Group Companies, which shall include a consolidated profit and loss account, balance sheet and cash flow statement with reasonable details.

All financial statements shall include a balance sheet, income statement and statement of cash flows prepared by a Designated Accounting Firm in accordance with Hong Kong Laws on a basis consistent with PRC GAAP, with a reconciliation to US GAAP with respect to clauses (i) and (ii) above.

(b)

The Company shall furnish to each Shareholder, (i) as soon as practicable and in any event within fifteen (15) days after each meeting of the Board or the passing of any resolution by the Board, copies of any board papers tabled at such meeting, minutes of such meeting and any signed resolutions; (ii) promptly upon request, such information regarding the business, prospects, financial condition, operations, property or affairs of the Company, in each case as any Shareholder may reasonably request; (iii) prompt written notice of all actions, suits, litigation, claims, proceedings, investigations and inquiries that could adversely affect the Company, if any; and (iv) copies of all documents or other information sent to any Shareholder.

(c)

Within two (2) months prior to each Financial Year, the Company shall prepare the Business Plan and annual budget of the Company for the coming Financial Year and submit to the Shareholders for review.

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7.2	Access Rights of Shareholders

(a)	A Shareholder and its Representatives shall at all times be given reasonable access by the Company on reasonable notice to:

(i)	inspect the assets (including the premises) of each Group Company;

(ii)	inspect and take copies of documents relating to the business of the Group Companies, including the statutory registers and books of account of each Group Company available to the Company; and

(iii)

discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers, during normal business hours, as the Shareholder reasonably requires to monitor its investment in the Company, provided that, if any information is given to one Shareholder, the Company shall also ensure that such information is given to the other Shareholder.

7.3	Accounting

(a)

Each Group Company shall keep Books and Records in reasonable detail, which accurately and fairly reflect its transactions and dispositions of assets. The Books and Records shall be maintained in RMB and in accordance with PRC Laws and the PRC GAAP.

(b)	The accounts of the Company and of each other Group Company shall be audited annually by a Designated Accounting Firm.

(c)	Each Group Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)	transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and

(iii)	actual assets, and recorded assets (and related accounting values) are compared at reasonable intervals and appropriate action is taken to address any inconsistencies.

(d)

At the end of each quarter of each Financial Year, the Chief Financial Officer shall prepare the quarterly accounts, including a balance sheet, profit and loss statement, changes in equity and cash flows, of the Company in accordance with Hong Kong Laws on a basis consistent with PRC GAAP, with a reconciliation to US GAAP.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	Ownership

(a)

Each Party shall have sole ownership of the Intellectual Property Rights solely conceived, generated, created or otherwise made by or on behalf of such Party. Prior to entering into any joint development of Intellectual Property Rights among the Parties, such Parties shall come to an agreement on ownership and use right with respect to such Intellectual Property Rights, with the intention of vesting ownership of such Intellectual Property Rights in the Party that contributes more to such joint development, and a non-exclusive, worldwide license to the other Party.

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(b)

The developments and improvements made by a Party to the Intellectual Property Rights owned by any other Party (or, as applicable such other Party’s Affiliates) shall belong to such other Party (or its applicable Affiliate or designee). “Improvements” means, with respect to Know-how and technology, any derivative works based upon, improvements or enhancements to, or modifications of such Know-how or technology, whether or not patentable.

8.2	Trademarks

(a)

Neither the Company, the PRC Company or Hayao, nor any of Hayao’s Affiliates, shall have any right, title or interest in the Licensed Marks, except for the rights granted to the Company and the PRC Company in the IP License Agreement. Except as permitted in the IP License Agreement, neither the Company, the PRC Company or Hayao, nor any of Hayao’s Affiliates, shall use or seek to register any Trademarks of GNC and its Affiliates (or any Trademarks confusingly similar thereto) anywhere in the world, nor shall they oppose, challenge or seek the cancellation of any such Trademarks of GNC or any of its Affiliates.

8.3	Know-how

(a)

The Company agrees that all Know-how licensed, made available or disclosed by GNC and/or its Affiliates to the Company is solely for the Company’s use in the manufacture of Local Products in the Territory (to the extent such actions are part of the HK E-Commerce Business) and shall remain the property of GNC, and that the Company will take all reasonable care to keep any and all such information confidential.

9.	TRANSFERS

9.1	Transfer Restrictions

(a)

Neither Shareholder (including for the avoidance of doubt, any Permitted Transferee thereof) may Transfer or offer or agree to Transfer all or any part of the Shares or any interest therein or other interest in the Company except:

(i)	with the prior written consent of the other Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed;

(ii)	to a Permitted Transferee in accordance with Section 9.2;

(iii)	pursuant to any Sale of GNC; and

(iv)	pursuant to any Transfer of the publicly traded equity interests of GNC or Hayao.

Notwithstanding anything to the contrary hereunder, (no Shareholder may Transfer all or part of its Shares in the Company pursuant to clause (i) or clause (ii) of this Section 9.1(a) to a competitor of the Company, the other Shareholder or its shareholders.

(b)

Each Party agrees not to circumvent or otherwise avoid the Transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Shares of the Company indirectly through another Person (including a holding company) or by causing or effecting the Transfer of any Shares by any such Person (including a

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holding company), or otherwise. Any purported Transfer of any Shares by any Shareholder in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party shall recognize any such Transfer.

(c)

Any Shareholder ceasing to hold, directly or indirectly, any Shares as a result of a Transfer of the Shares made in accordance with Section 9 (other than to Permitted Transferees) will cease to benefit from and to be bound by this Agreement (except for the obligations set forth in Section 11.1 hereto), provided that nothing herein shall relieve any Shareholder of liability for any breach of this Agreement prior to such Transfer.

9.2	Permitted Transfers

Without limiting the generality of Section 9.1, a Shareholder (a “Transferring Shareholder”) may Transfer all or some of its Shares to, in the case of Party A, to GNC’s Controlled Affiliates, or, in the case of Party B, to Hayao’s Controlled Affiliates (each a “Permitted Transferee”) at any time on giving prior written notice to the other Shareholder, copied to the Company, provided that:

(a)	the Permitted Transferee shall first have entered into a Deed of Adherence in the form set out in Schedule 1;

(b)

following the Transfer of Shares to a Controlled Affiliate in accordance with this Section 9.2, the original Transferring Shareholder (but not a subsequent transferor in a series of Transfers to Controlled Affiliates) shall remain as a party to this Agreement and shall be jointly and severally liable with the Permitted Transferee under this Agreement as if it were still a Shareholder in respect of the Shares Transferred by it;

(c)	for the purpose of Sections 3.1(b), 3.4, 6.1(b), 7.1, 7.2, 11.3 and 12.2, a Transferring Shareholder and its Permitted Transferees shall be deemed as one Person; and

(d)

if the Permitted Transferee ceases to be a Controlled Affiliate of the Transferring Shareholder, the Permitted Transferee shall prior to such cessation Transfer all the Shares held by it to the Transferring Shareholder or to another Controlled Affiliate of that Transferring Shareholder in accordance with and as permitted by this Agreement.

9.3	Pre-Emptive Rights

(a)

Each Shareholder (for the purpose of this Section 9.3, each a “Pre-Emptive Right Holder”) shall have the right to purchase such Pre-Emptive Right Holder’s Overall Percentage Interest (for the purpose of this Section 9.3, the “Pre-Emptive Allocation”), or any lesser number elected by such Pre-Emptive Right Holder, of any New Securities that the Company may, from time to time, propose to sell and issue.

(b)

In the event the Company proposes to undertake an issuance of New Securities, it will give each Pre-Emptive Right Holder written notice of such issuance (which notice shall be delivered at least twenty (20) days prior to such issuance), describing the New Securities and the price and terms upon which the Company proposes to issue the same, and setting forth the number of shares or other number of New Securities which such Shareholder is entitled to purchase pursuant to such Shareholder’s Pre-Emptive Allocation and the aggregate purchase price therefor. Each Pre-Emptive Right Holder will have fifteen (15) days from the date of delivery of any such notice from the Company to agree to purchase a specified portion of such New Securities up to such Shareholder’s Pre-Emptive Allocation, for the price and upon the terms specified in the notice (provided, however, that the Pre-Emptive Right Holders shall be entitled to pay cash in lieu of any non-cash consideration) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

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(c)

In the event that after said fifteen (15) day period there exists any amount of New Securities that have not been purchased pursuant to this Section 9.3, the Company will have one hundred twenty (120) days thereafter to sell such unpurchased New Securities to one or more third party purchasers, at a price and upon such other terms no more favourable to the purchasers thereof than those specified in the Company’s notice. In the event the Company has not sold such New Securities within said 120-day period, the Company will not thereafter issue or sell any New Securities without first offering such New Securities to each Pre-Emptive Right Holder in the manner provided above.

(d)

The closing of any sale of New Securities shall be on the date set forth in the notice provided by the Company pursuant to Section 9.3(b); provided, however, that such date shall be extended as to any participating Pre-Emptive Right Holder for up to forty (40) days (or such longer period as may be approved by the Company, which approval shall not be unreasonably delayed or withheld) for purposes of obtaining any necessary approvals from Governmental Entities. The exercise or non-exercise of the rights of the Pre-Emptive Right Holders under this Section 9.3 shall not adversely affect their rights to participate in subsequent offerings of New Securities subject to Section 9.3.

(e)

In the event applicable Law or Governmental Entities or Government Officials with competent jurisdiction over the Company or the PRC Company prevents or restricts a Shareholder from acquiring New Securities of the Company or the PRC Company, as applicable, the Parties shall work together in good faith to develop an equitable solution to such restriction, and the rights (including economic and voting rights) of the affected Shareholder in the Company or the PRC Company, as applicable, shall not be altered as a result of such restriction without such Shareholder’s prior written consent.

10.	WARRANTIES

10.1	Warranties of the Parties

Each Party severally represents and warrants to each other Party as follows:

(a)	Such Party is duly organized and validly existing under the Laws of the place of its establishment or incorporation;

(b)

Such Party possesses the full power, capacity and authority to enter into this Agreement and to perform its obligations hereunder. The representative signing this Agreement on behalf of such Party (if any) is fully authorized to sign this Agreement by a valid power of attorney, board resolution or the relevant constitutive documents of such Party;

(c)	Upon the effective date of this Agreement, this Agreement shall constitute the legal, valid and binding obligations of such Party;

(d)

Neither the execution of this Agreement by such Party, nor the performance of its obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of its articles of incorporation, business license, by-laws or other constitutive documents (if any), or any Law, rule, regulation, authorization or approval of any Governmental Entity, or of any contract or agreement to which it is a party or is subject;

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(e)

No Consent of, with or to any Person is required to be obtained or made by such Party (whether solely or jointly with the other Party or Parties) in connection with the execution, delivery and performance of this Agreement; and

(f)

There is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of such Party’s knowledge, threatened, against it with respect to the subject matter of this Agreement or contracts related hereto or that would affect in any way its ability to enter into or perform this Agreement or any such related contracts.

11.	ANNOUNCEMENTS AND CONFIDENTIALITY

11.1	General Obligation

(a)

Each Party undertakes to the other Parties that it shall not disclose, and that it shall cause that its respective Representatives, Affiliates or Affiliates’ Representatives do not disclose, to any third party any Confidential Information without the prior written consent of the concerned Party, or use any Confidential Information in such manner that is or is reasonably likely to be detrimental to the concerned Party. The Party receiving the Confidential Information (the “Receiving Party”) on its own behalf and on behalf of each of its Representatives, Affiliates and Affiliates’ Representatives agrees to comply in full with the confidentiality obligations set forth herein and to undertake and ensure that, by its actions, neither the Receiving Party nor any of its Representatives to whom Confidential Information may be disclosed by the Receiving Party will breach the terms of the confidentiality obligations assumed herein and that the Receiving Party will be liable for any breach by its Representatives of the confidentiality obligations hereunder. The term “Confidential Information” means, (a) any information concerning the organization, business, technology (including Know-how), formulas, investment, finance, transactions, marketing plans and strategies or affairs of any Party or its Affiliates or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement); (b) the terms of this Agreement, and the identities of the Parties and their respective Affiliates; and (c) any other information or materials prepared by a Party or any Group Company or its Representatives that contains or otherwise reflects, or is generated from, information in (a) and (b).

11.2	Exceptions

The provisions of Section 11.1 shall not apply to:

(a)

disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

(b)

disclosure by a Party to a Representative, an Affiliate or an Affiliate’s Representative; provided that such Person (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

(c)

disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed, or under the terms of any debt instrument issued by such Party (provided, however, that the Party obtains an agreement from the debt holder to hold such matters confidential or is otherwise acting under the terms of registered bonds) or by applicable Law or any Governmental Entity with authority or jurisdiction to require such disclosure, or in connection with any judicial or arbitral process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

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(d)

disclosure to the extent required in connection with a bona fide financing or other corporate transaction of a Party (and provided that the Party obtains an agreement from the party to whom it intends to disclose such information to hold such matters confidential or is otherwise acting in conformity with custom and practice of a “roadshow”).

11.3	Publicity

(a)

Except as required by applicable Law in the reasonable opinion of legal counsel of a Party, by any Governmental Entity, by any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without the prior written consent of all the other Parties. Each Party shall have the right to review and comment on any such publicity release or public announcement of each other Party within a reasonable time prior to making any such publicity release or public announcement.

11.4	Term of Confidentiality Obligations

(a)	The confidentiality obligations set forth in this Section 11 shall survive the termination of this Agreement for two (2) years.

12.	TERM, TERMINATION AND LIQUIDATION

12.1	Term

This Agreement takes effect on the date of this Agreement and shall continue until terminated in accordance with Section 12.2.

12.2	Termination

(a)	Circumstances for termination

(i)	This Agreement shall terminate upon mutual consent in writing of the Shareholders.

(ii)	This Agreement shall automatically terminate upon the expiry of the JV Term unless the JV Term has been extended upon unanimous approval by the Board.

(iii)

If a Shareholder or the Company, as the case may be, commits a Material Breach, the Non-Defaulting Shareholder (as defined below) shall have the right to terminate this Agreement and the PRC Joint Venture Contract after ninety (90) days’ prior written notice to the Defaulting Shareholder (as defined below) and the Company unless the breach is cured within said ninety (90) days.

(iv)	For the purpose of Section 12.2(a)(iii), “Material Breach” means any of:

(A)

an uncured breach of the Company’s corporate governance obligations and procedures as described in Sections 3 and 4 of this Agreement by any Shareholder that, individually or in the aggregate with any other such uncured breaches, has an adverse and material effect on the Business or the other Shareholder;

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(B)

a material uncured breach of the provisions of this Agreement or the Ancillary Agreements concerning the use and protection of GNC’s Intellectual Property Rights (it being understood that, to the extent “material breach” or “Material Breach” is defined in an Ancillary Agreement, such definition shall be the standard of a “material breach” in this provision with respect to such Ancillary Agreement);

(C)	any breach of this Agreement or the Ancillary Agreements that causes damages to GNC in excess of $15,000,000;

(D)	any breach of the restrictions on Transfers by any Shareholder;

(E)	any wilful material deviation from the Company’s Business Plan by any Group Company that has an adverse and material effect on the Business;

(F)

a criminal conviction against, or entry into a material deferred prosecution or non-prosecution agreement by, any Shareholder or any Group Company under the Anti-Corruption Laws of the United States, Hong Kong, the Territory or any other country in which such party conducts business (it being understood that the Company may not conduct business outside Hong Kong and the Territory and, as of the date hereof, Party B does not conduct business outside of the foregoing jurisdictions); or

(G)	any breach of the PRC Company Agreements that constitutes a “Material Breach” under the PRC Joint Venture Contract,

where, (x) in the event of a breach by a Shareholder or its Affiliates (other than the Group Companies), such Shareholder shall be the “Defaulting Shareholder” and the other Shareholder shall be the “Non-Defaulting Shareholder”; and (y) in the event of a breach by the Company or any other Group Companies, if such breach is caused by one Shareholder (or the Directors appointed by such Shareholder), such Shareholder shall be the “Defaulting Shareholder” and the other Shareholder shall be the “Non-Defaulting Shareholder”; provided that, for so long as Party B or its Affiliates have the right to appoint a majority of the Directors or otherwise Control the Company, except with respect to a GNC Approved Action, failure by Party B or its Affiliates to take action reasonably necessary to cause the Company to cure any breach within ninety (90) days of receipt by Party B of notice of such breach, Party B shall be deemed to have caused such breach. A “GNC Approved Action” means any breach caused by an action or inaction that was expressly approved by the Board (including the express approval of at least one GNC Director) or in writing by GNC.

(b)	Effect of termination as a result of Material Breach

(i)

The Non-Defaulting Shareholder shall have the right to purchase from the Defaulting Shareholder all Shares then held by such Defaulting Shareholder (and its Permitted Transferees) at fair market value (“Fair Market Value”) by serving a written notice (“Initiation Notice”) to the Defaulting Shareholder.

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(ii)

The Shareholders shall attempt in good faith to agree on the Fair Market Value within thirty (30) days after the Defaulting Shareholder’s receipt of the Initiation Notice. If the Shareholders are unable to agree on the Fair Market Value within the aforementioned 30 day period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of the Shareholders or, if they cannot agree on an appraiser within sixty (60) days after the Defaulting Shareholder’s receipt of the Initiation Notice, each Shareholder shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of the Fair Market Value. The cost of such appraisal shall be shared equally by the Shareholders. Notwithstanding clause (iii) below, for the avoidance of doubt, the Fair Market Value shall be calculated in any event with the assumption that the Ancillary Agreements are in full force and effect and the Group is maintained as a going concern.

(iii)

Except as otherwise agreed by Party A, each of the Ancillary Agreements shall terminate automatically in the event this Agreement is terminated as a result of a Material Breach by Party B and/or the Company.

(c)	Effect of termination under other circumstances

(i)

In the event of termination of this Agreement pursuant to Section 12.2(a)(ii), either Shareholder (the “Proposing Shareholder”) may notify the other Shareholder (the “Receiving Shareholder”) of the intention by the Proposing Shareholder to purchase all of the Shares held by the Receiving Shareholder (and its Permitted Transferees) by written notice (such notice, the “Buy-Sell Proposal”).

(ii)

Such Buy-Sell Proposal shall include (1) a valuation of the Company on a cash-free, debt-free basis, (2) an implied equity value of the Company based on the valuation in clause (1) and with the assumption that the Ancillary Agreements remain in full force and effect and that the Group is maintained as a going concern, (3) the proposed purchase price for all of the Shares held by the Receiving Shareholder based on such valuation, and (4) other material terms and conditions of such proposed acquisition, including draft definitive documentation in a form pursuant to which the Proposing Shareholder is prepared to execute such proposed acquisition.

(iii)

Following receipt of the Buy-Sell Notice, the Receiving Shareholder shall have thirty (30) days to notify the Proposing Shareholder of either (1) the Receiving Shareholder’s acceptance of the Proposing Shareholder’s offer or (2) that the Receiving Shareholder intends to acquire all of the Shares held by the Proposing Shareholder for a purchase price calculated based on the implied equity value of the Company set forth in the Buy-Sell Proposal and on the same terms and conditions as those set forth in the Buy-Sell Proposal (such notice, the “Buy-Sell Response”).

(iv)

Following delivery of the Buy-Sell Response, the Shareholders will use commercially reasonable efforts to finalize the transaction specified in the Buy-Sell Response within sixty (60) days of such delivery, subject to extensions necessary to obtain any necessary legal or regulatory approvals.

(v)	In the event of termination of this Agreement pursuant to Section 12.2(a)(i), except as otherwise agreed by Party A, the Ancillary Agreements shall terminate automatically.

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(vi)

In the event of termination of this Agreement pursuant to Section 12.2(a)(ii), the Ancillary Agreements (other than the PRC Joint Venture Contract) will remain effective in accordance with their respective terms, provided that the Company or its permitted successor continues operation of the HK E-Commerce Business as a going concern.

(d)	Termination rights

(i)

Except for the express right of termination contained in Section 12, no Shareholder has any right to terminate this Agreement and the Shareholders waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this Agreement in any circumstances.

12.3	Liquidation

(a)

If the Shareholders agree to liquidate the Company, then each Party shall take all required corporate action (a) to ensure all steps required promptly to place the Company in liquidation are completed, including, but not limited to, obtaining any required Consents from Governmental Entity and disposing of assets and satisfying liabilities in compliance with applicable Law or (b) to otherwise cooperate in good faith with each other to effect the sale of all Shares of the Company to a third party.

(b)	The Ancillary Agreements shall terminate automatically upon liquidation of the Company.

13.	EQUITABLE REMEDIES

The Parties acknowledge that the Shares cannot readily be bought or sold on the open market and that, consequently, damages or an account of profit or both are not an adequate remedy for a Party if any other Party breaches this Agreement. The Parties acknowledge that, without prejudice to any other remedy available to a Party, any Party may apply for and, to the extent permitted by Law, is entitled to, an Order for specific performance or other injunctive relief if any other Party breaches or threatens to breach this Agreement or if the Party seeking such Order or relief believes that any other Party is likely to breach this Agreement.

14.	TAX MATTERS

The Shareholders agree that the affairs of the Group will be carried out in a manner which is tax efficient for the Group. Except as otherwise expressly provided in this Agreement, all amounts payable or consideration to be provided under or in connection with this Agreement are exclusive of tax.

15.	NOTICES

15.1	Manner of giving notice

Any notice or other communication to be given under this Agreement shall be in writing (which includes fax) and may be delivered or sent by post or fax to the Party to be served as follows:

(a) to the Company at:

Address:	[ ● ]
Fax number:	[ ● ]
Email:	[ ● ]
For the attention of:	[ ● ]

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(b) to Party A at:

Address:	[ ● ]
Fax number:	[ ● ]
Email:	[ ● ]
For the attention of:	[ ● ]

(c) to Party B at:

Address:	[ ● ]
Fax number:	[ ● ]
Email:	[ ● ]
For the attention of:	[ ● ]

(d) to GNC at:

Address:	[ ● ]
Fax number:	[ ● ]
Email:	[ ● ]
For the attention of:	[ ● ]

(e) to Hayao at:

Address:	[ ● ]
Fax number:	[ ● ]
Email:	[ ● ]
For the attention of:	[ ● ]

or at any such other address, fax number or email notified for this purpose to the other Parties under this Section 15. Any notice or other communication sent by post shall be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

15.2	Notices to the Company

Every notice to be served upon the Company pursuant to this Agreement shall be copied to each Shareholder at its address appearing in this Agreement or as it may have notified to the parties to this Agreement in accordance with Section 15.1.

15.3	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery;

(b)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another);

(c)	if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(d)

if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server; provided, that out of office messages and notices stating that delivery to an intended recipient has failed shall not be deemed to constitute notice, but if the notice or other communication would otherwise be taken to be received after 5.00 p.m. or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

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15.4	Proof of service

In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail or that the fax was properly addressed and transmitted, as the case may be.

15.5	Documents relating to legal proceedings

This Section 15 does not apply in relation to the service of any claim form, notice, Order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement.

16.	ASSIGNMENTS

16.1	No assignment

Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign (by contract, equity sale, operation of law or otherwise) either this Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void.

17.	ENTIRE AGREEMENT

17.1	Entire agreement

(a)

This Agreement, the Articles and the other documents delivered pursuant hereto and thereto, including any exhibits and schedules hereto and thereto, constitute the full and entire agreement and understanding between the Parties with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(b)

In the event of any conflict between this Agreement and the Articles, this Agreement shall prevail and the Shareholders shall procure that the terms of the Articles are amended so as to accord with the provisions of this Agreement.

17.2	No reliance

Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other Party before the entering into of this Agreement, in respect of which, to the maximum extent permitted by Law, each Party waives all rights and remedies that it may have, other than the representations, warranties, collateral contracts and other assurances expressly provided in this Agreement.

17.3	No limitation of certain liabilities and remedies

Nothing in this Section 17 limits or excludes any liability or remedy which cannot be limited or excluded as a matter of applicable Law.

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18.	GENERAL

18.1	Amendments and Waivers

This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

18.2	Consents

Except as otherwise expressly provided in this Agreement a party may give or withhold its consent to any matter referred to in this Agreement in its absolute discretion. A Party that gives its consent to any matter referred to in this Agreement is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

18.3	Expenses

Save as otherwise expressly provided herein, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the Party incurring such fees and expenses.

18.4	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

18.5	Severability

If any provision of this Agreement is held by any court of competent jurisdiction, or other competent authority, to be illegal, invalid or unenforceable in any respect under the Laws of any relevant jurisdiction then:

(a)

the parties shall negotiate in good faith to replace such provision with a legal, valid and enforceable provision which, as far as possible, has the same commercial effect as the provision which it replaces;

(b)

in default of Section 18.5(a), if such provision would be held to be legal, valid and enforceable if some part or parts of it were deleted then it shall apply with such deletions as may be necessary to make it legal, valid and enforceable; and

(c)

in default of Sections 18.5(a) and 18.5(b), such provision shall be deemed to be severed from this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

18.6	Time is of the essence

Time is of the essence in relation to any obligation under this Agreement unless time is expressly stated not to be of the essence in relation to that obligation.

30

18.7	No third party rights

A Person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong).

18.8	Language

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

19.	GOVERNING LAW AND DISPUTE RESOLUTION

19.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the Laws of Hong Kong.

19.2	Dispute Resolution

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s).

(b)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s) will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator.

(c)

The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 19.2, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 19.2 shall prevail.

(d)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(e)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law.

(f)

Notwithstanding the above, and in addition to any resource to arbitration as set out above, any party to the Dispute shall be entitled to seek injunctive relief, if possible, from any court or authority of competent jurisdiction and, notwithstanding that this Agreement is governed by the Laws of Hong Kong, a court or authority hearing an application for injunctive relief may apply the Law of the jurisdiction where the court or authority is located in determining whether to grant the injunction.

31

(g)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(h)	Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers shall be borne by the losing Party.

19.3	Non-Immunity

In any legal proceeding to enforce any award resulting from an arbitration proceeding and in any legal action between the Parties pursuant to or relating to this Agreement or any of the transactions contemplated hereby, each Party expressly waives the defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. The Parties further irrevocably waive any claim to immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Any arbitration award shall be enforceable by any court or courts having jurisdiction over the Party against which the award has been rendered, or over the assets of the Party against which such award has been rendered, wherever such assets may be located.

[The remainder of this page is intentionally left blank]

32

SIGNATORIES

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

GNC Hong Kong Limited

By:
Name:
Title:

GNC Holdings, Inc,

By:
Name:
Title:

GNC China Holdco, LLC

By:
Name:
Title:

Harbin Pharmaceutical Group Co., Ltd.

By:
Name:
Title:

Harbin Pharmaceutical Hong Kong II Limited

By:
Name:
Title:

GNC Hong Kong Limited

By:
Name:
Title:

SCHEDULE I

DETAILS OF COMPANY

SCHEDULE II

AFFILIATE TRANSACTIONS

SCHEDULE III

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [date]

BETWEEN

(1)	[[NAME OF TRANSFEROR] (the “Transferor”); and]

(2)	[NAME OF TRANSFEREE] (the “New Shareholder”)

WHEREAS

The Transferor intends to transfer to the New Shareholder Ordinary Shares subject to the New Shareholder entering into this Deed of Adherence in favour of the persons whose names are set out in the schedule hereto, supplemental to the shareholders agreement dated [date] between [    ] (the “Shareholders Agreement”).

IT IS AGREED THAT

The New Shareholder confirms that it has read a copy of the Shareholders Agreement and the Articles and covenants with and for the benefit of each person named in the schedule to this deed and for the benefit of any other person who becomes a party to the Shareholders Agreement to perform and be bound by all the terms of the Shareholders Agreement as if the New Shareholder were named in the Shareholders Agreement as an original party thereto and were named in it as a Shareholder.

For the purposes of Section 15 of the Shareholders Agreement, any notice to be given to the New Shareholder shall be sent for the attention of the person and to the address, or e-mail address, subject to Section 15.3, set out below:

Name:	[ ]

For the attention of:	[ ]

Address:	[ ]

E-mail address:	[ ]

The terms of Section 19 (Governing Law and Settlement of Disputes) of the Shareholders Agreement shall apply to this deed as if incorporated in full herein.

Words and phrases defined in the Shareholders Agreement shall have the same meaning when used in this deed.

[Schedule to Deed of Adherence to include a list of all parties (including by way of earlier Deeds of Adherence) to the Shareholders’ Agreement.]

This document has been executed by the New Shareholder as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered	)

as a DEED by	)

[name of individual]	)

in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

[OR]

EXECUTED and delivered	)

as a DEED by	)

[name of company]	)

acting by [director name],	)

a director, in the presence of:	)	Director

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

EXHIBIT A

FORM OF BUSINESS PLAN

EXHIBIT C

AGREED FORM OF PRC JOINT VENTURE CONTRACT

Exhibit C – Final Form

JOINT VENTURE CONTRACT

(GNC-Harbin China Ltd.)

related to

[PRC JV ENTITY]1

By and among

GNC HOLDINGS, INC.

[GNC PARTNER]2

HARBIN PHARMACEUTICAL GROUP CO., LTD.

and

[PRC JV ENTITY] 3

Dated as of [ ● ]

[1]	Note to Draft: Entity to be renamed GNC-Harbin China Ltd. or such other name as is agreed between the parties.
[2]	Note to Draft: GNC Partner to be formed by GNC China Holdco in accordance with the Master Reorganization and Subscription Agreement.
[3]	Note to Draft: Entity to be renamed GNC-Harbin China Ltd. or such other name as is agreed between the parties.

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	8.2	Trademarks	20

	8.3	Know-how	20

9.	TRANSFERS		20

	9.1	Transfer Restrictions	20

	9.2	Permitted Transfers	21

	9.3	Pre-Emptive Rights	21

10.	WARRANTIES		22

	10.1	Warranties of the Parties	22

11.	ANNOUNCEMENTS AND CONFIDENTIALITY		23

	11.1	General Obligation	23

	11.2	Exceptions	23

	11.3	Publicity	24

	11.4	Term of Confidentiality Obligations	24

12.	TERM, TERMINATION AND LIQUIDATION		24

	12.1	Term	24

	12.2	Termination	24

	12.3	Liquidation	27

13.	EQUITABLE REMEDIES		27

14.	TAX MATTERS		27

15.	NOTICES		28

	15.1	Manner of giving notice	28

	15.2	Notices to the Company	28

	15.3	When notice given	28

	15.4	Proof of service	29

	15.5	Documents relating to legal proceedings	29

16.	ASSIGNMENTS		29

	16.1	No assignment	29

17.	ENTIRE AGREEMENT		29

	17.1	Entire agreement	29

	17.2	No reliance	29

	17.3	No limitation of certain liabilities and remedies	30

18.	GENERAL		30

	18.1	Amendments and Waivers	30

	18.2	Consents	30

	18.3	Expenses	30

	18.4	Counterparts	30

	18.5	Severability	30

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	18.6	Time is of the essence	31

	18.7	Language	31

19.	GOVERNING LAW AND DISPUTE RESOLUTION		31

	19.1	Governing law	31

	19.2	Dispute Resolution	31

	19.3	Non-Immunity	32

	SCHEDULE I DETAILS OF COMPANY

	SCHEDULE II AFFILIATE TRANSACTIONS

	SCHEDULE III AGREEMENT OF ADHERENCE

	EXHIBIT A FORM OF BUSINESS PLAN

iii

THIS JOINT VENTURE CONTRACT (GNC-Harbin HK Ltd.) (this “Agreement”) is entered into as of [ ● ], by and among:

(1)	[GNC Partner], a company [established under the Laws of the Hong Kong], whose registered office is located at [ ● ] (“Party A”);

(2)

GNC Holdings, Inc., a company established under the Laws of the State of Delaware, with company number 4295780, whose registered office is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“GNC”);

(3)

Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the PRC with company number 91230199128175037N, whose registered office is located at No.68, Limin West Fourth Street, Limin Development Zone, Harbin, People’s Republic of China (“Hayao”); and

(4)	[PRC JV][4], a company incorporated in the PRC with company number [ ● ], having its registered address at [ ● ] (the “Company”).

Each of Party A and Hayao is individually referred to as a “Shareholder” and collectively as the “Shareholders”.

Each of the Company, Party A, GNC and Hayao is individually referred to as a “Party” and collectively as the “Parties”.

BACKGROUND:

(A)

GNC and Hayao entered into a master reorganization and subscription agreement (the “Master Agreement”) on November [ ● ], 2018, pursuant to which, among other things, (i) the Parties agreed to enter into certain arrangements with respect to conduct of the Business (as defined herein) in the Territory (as defined herein), (ii) in connection therewith, the Parties agreed that the PRC Business (as defined herein) in the Territory shall be conducted by the Company; and (iii) in connection therewith, the Parties agreed that the HK E-Commerce Business (as defined herein) in the Territory shall be conducted by [GNC-Harbin HK Ltd.], a company established under the Laws of Hong Kong, having its registered address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong (the “HK Company”).

(B)

The Company is a limited liability company and was incorporated in the PRC on [date]. Immediately prior to the date of this Agreement, the Company has a registered capital of [ ● ], which has been fully paid and is held by Party A.

(C)

Pursuant to the Master Agreement, Party A, Hayao and the Company have entered into a subscription agreement on [ ● ], pursuant to which (i) Party A and Hayao shall cause the Company to be converted into a Chinese-foreign equity joint venture enterprise, (ii) the Company agrees to increase its registered capital from [ ● ] to [ ● ] and (iii) Hayao agrees to subscribe for 100% of the increase in the registered capital of the Company in the amount of [ ● ] and acquire the corresponding equity interest (“Hayao Share Subscription”).

(D)

Upon completion of the Hayao Share Subscription, the registered capital of the Company shall be [●], and Hayao and GNC shall have equity ratios of 65% and 35% respectively in the Company. The ownership details of the Company upon the completion of the Hayao Share Subscription are set forth on Schedule I attached hereto.

(E)

The Parties are entering into this Agreement in order to record the arrangements that they have agreed will apply to their interests in the Company and to set out certain terms among themselves governing the relationship between them, including the basis on which the Group shall be operated, managed and administered.

[4]	Name to be updated.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” means, with respect to a Person, any other Person other than a natural person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. For the avoidance of doubt, with respect to Hayao and Party A, the term “Affiliate” shall not include any Person which would have been considered to be Hayao’s and/or Party A’s Affiliate solely due to the common Control of such Person and Hayao and/or Party A, whether directly or indirectly, by a Governmental Entity.

“Ancillary Agreements” means, collectively, the Master Agreement, the IP License Agreement, the Product Supply Agreement, Services Letter Agreement and the HK Shareholder Agreement.

“Anti-Corruption Laws” means any Law relating to anti-bribery or anti-corruption (governmental or commercial) that applies to the business and dealings of any Party or the Group from time to time, including (without limitation) the US Foreign and Corrupt Practices Act 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), the PRC Anti-unfair Competition Law and the PRC Criminal Law.

“Articles” means the Article of Association of the Company.

“Blue Hat Applications” means the applications submitted to the competent regulatory authority of China in charge of health food products in the PRC for Blue Hat Registrations.

“Blue Hat Registrations” means all registrations with or market authorizations by the competent regulatory authority of China in charge of health food products in the PRC necessary for the commercial sale of Products that constitute health food products in the PRC.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the following activities:

(a)

manufacturing and/or engaging a third party to contract manufacture Products at facilities within the Territory (Products manufactured in local facilities within the Territory are called “Local Products”);

(b)	purchasing Products wholesale from an Affiliate of Party A for distribution within the Territory;

(c)	purchasing Products in bulk from an Affiliate of Party A and repackaging them at facilities within the Territory for distribution within the Territory;

(Products purchased from an Affiliate of Party A under (b) and (c) above are called “Imported Products”.)

(d)	promoting, marketing, selling and distributing Products, whether through offline or online channels, in the Territory;

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(e)	providing after-sale and other auxiliary services within the Territory; and

(f)	other business activities as determined by the Board pursuant to this Agreement and the Articles.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in Hong Kong, Beijing or New York.

“Business Plan” means a rolling business plan for the Group and the HK Group relating to the then current Financial Year and the succeeding three Financial Years prepared and updated by the management of the Company and approved by the Board annually. For the avoidance of doubt, the Business Plan shall be effective only for the then-current Financial Year and shall provide a directional business and strategic framework for the succeeding Financial Years. The Business Plan as of the date hereof is attached hereto as Exhibit A.

“China” or “PRC” means the People’s Republic of China (but solely for the purposes of this Agreement, excluding Hong Kong, Taiwan and the Special Administrative Region of Macau).

“Consent” mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity.

“Control” (including its correlative meanings, “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designated Accounting Firm” means any of the following accounting firms, whose appointment shall require the approval of the Board: Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers, including any joint venture or any other form of organization set up by it in China in accordance with PRC Law.

“Equity Interest” means, in relation to a Shareholder, the equity interest in the portion of registered capital of the Company subscribed to and held by that Shareholder.

“Equity Ratio” means, in relation to a Shareholder, the quotient of its subscribed capital contribution divided by the registered capital of the Company.

“Financial Year” means the period from the 1st day of January to the 31st day of December of a calendar year.

“Government Official” means:

(a)	any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity;

(b)	any political party or party official or candidate for political office;

(c)	any official, officer, employee, or representative of a public international organizations (as defined in the FCPA); or

(d)	any company, business, enterprise, or other entity owned, in whole or in part, or controlled by, a Governmental Entity or any person described in the foregoing subparagraphs (a)—(c).

3

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, and any department or agency thereof.

“Group” means the Group Companies collectively.

“Group Company” means any of the Company and its Subsidiaries.

“HK Shareholder Agreement” means the Shareholder Agreement, dated as of the date hereof, by and among GNC, Hayao, certain of their respective Affiliates and the HK Company.

“HK E-Commerce Business” means the portion of the Business conducted through and as a result of promoting, marketing, selling and distributing Imported Products in the Territory through cross border e-commerce, meaning all products are shipped directly to consumers in the Territory via free trade zones or from overseas.

“HK Group” means the HK Group Companies collectively.

“HK Group Company” means any of the HK Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Intellectual Property Rights” means all intellectual property and proprietary rights including: (i) all patents and patent applications; (ii) Trademarks; (iii) all copyrights and all applications, registrations and renewals in connection therewith; (iv) all trade secrets, and any other intellectual property rights in Know-how; and (v) the right to sue for past, present and future infringement, dilution, misappropriation and other violations of any of the foregoing.

“IP License Agreement” means the Intellectual Property License Agreement, by and among GNC Intellectual Property Holdings, LLC and General Nutrition Corporation, each as licensors and the Company and the HK Company, each as licensees, dated as of the date hereof.

“JV Term” means twenty (20) years starting from the date of this Agreement.

“Know-how” means any information and materials, including but not limited to discoveries, inventory, information, regulatory filings, processes, formulae, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets (whether patentable or not), including without limitation, all information arising from research and development, all chemical, biochemical, and biological, technical and non-technical data, and information relating to the results of tests, assays, method, and processes, and specifications and/or other documents containing information and related data, and any preclinical, clinical, assay control, manufacturing, regulatory and any other data or information.

“Law” means any applicable national, provincial, state, municipal and local laws, statutes, ordinances, decrees, rules or regulations of any Governmental Entity or any Order.

“Licensed Marks” means the trademarks and service marks of GNC Intellectual Property Holdings, LLC set forth on Schedule I of the IP License Agreement.

“New Securities” means any equity securities of the Company (which for this purpose shall include securities exercisable for, convertible into or exchangeable for equity securities of the Company, any equity or profit participation rights, or any rights, options, or warrants to purchase any of the foregoing issued by the Company subsequent to the date hereof), provided, however, that the term “New Securities” shall not include any of the following: (i) issuances of equity securities to employees, consultants and members of the Board (or similar governing

4

bodies) of the Company or its Subsidiaries in connection with the performance of services in such capacities and made pursuant to any plan adopted by the Board; (ii) the issuance of equity securities in any offering by the Company of its Shares to the public pursuant to applicable Law; (iii) the issuance of equity securities issued for non-cash consideration pursuant to a merger, consolidation, acquisition, joint venture, strategic partnership, or similar business combination approved by the Board which are dilutive to all then existing Shareholders on a pro rata basis; and (iv) the pro rata issuance of equity securities in connection with any stock split, stock dividend, in-kind equity distributions or other similar recapitalization.

“Order” means any judgment, order, decision, writ, injunction, decree, ruling, verdict, determination or arbitration award made, issued or entered by any Governmental Entity.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC GAAP” means the generally accepted accounting principles in the PRC.

“Product Supply Agreement” means the Product Supply Agreement by and between [ ● ], as supplier, and the Company and the HK Company, each as purchasers, dated as of the date hereof.

“Products” means vitamins, herbs, minerals, supplements, diet, health, and sports nutrition products, health and nutrition products made from plant, fungi, or animal byproducts or derivatives, traditional Chinese medicine, any other products of the type that GNC offers for sale under a GNC branded channel of distribution (now or in the future) that GNC Intellectual Property Holdings, LLC has the right to provide to the Company and the HK Company, and any New Products (as defined in the IP License Agreement) approved pursuant to Section 2.06 of the IP License Agreement, in each case, whether in bulk or finished product form.

“Representative” means, in respect of any Person, its director, officer, agent, employee or consultant acting for or on behalf of such Person.

“RMB” means Renminbi, the lawful currency of the PRC.

“Sale of GNC” means any transaction or series of transactions pursuant to which any Person or group of related Persons acquire (i) equity interests in GNC representing a majority of the voting interests in GNC’s Class A common stock or (ii) all or substantially all of GNC’s assets determined on a consolidated basis.

“Services Letter Agreement” means the letter agreement, by and between General Nutrition Corporation, GNC and Hayao, dated as of the date hereof.

“Subsidiary” of a Person (the “Subject Person”) means any other Person other than a natural person that is directly or indirectly controlled by the Subject Person.

“Territory” means the PRC.

“Trademarks” all trademarks, service marks, trade dress, trade names, internet domain names, and other indicia of origin together with all goodwill of the business connected with the use thereof and symbolized thereby, and all applications, registrations, and renewals in connection therewith.

“Transfer” means any direct or indirect transfer, giving, assignment, sale, hypothecation, pledge, mortgage, charge or other disposition of, creation or granting of permission to create any encumbrance over, or grant of an option over or any security interest in, all or part of any registered capital of the Company or any interest in the Company’s registered capital, or enter

5

into any agreement, arrangement or understanding in respect of the votes or the right to receive dividends or any other rights attached to any registered capital of the Company, in each case through one or a series of transactions, voluntarily or involuntarily, by operation of law or otherwise.

“US” or “United States” means the United States of America.

“US GAAP” means the generally accepted accounting principles in the United States.

1.2	Other Defined Terms

(a)	The following terms shall have the meaning defined for such terms in the Sections set forth below:

Annual Compliance Audit	Section 6.1(b)

Annual Dividend	Section 4.2(a)

Arbitration Notice	Section 19.2(a)

Books and Records	Section 6.2(b)

Buy-Sell Proposal	Section 12.2(c)(i)

Buy-Sell Response	Section 12.2(c)(iii)

Company	Preamble

Compliance Audit	Section 6.1(b)

Confidential Information	Section 11.1(a)

Deadlock	Section 3.4(a)

Deadlock Notice	Section 3.4(a)

Defaulting Shareholder	Section 12.2(a)(iv)

Director	Section 3.1(b)

Dispute	Section 19.2(a)

Fair Market Value	Section 12.2(b)(i)

FCPA	Section 1.1

GNC	Preamble

GNC Approved Action	Section 12.2(a)(iv)

GNC Directors	Section 3.1(b)

Group Indemnified Parties	Section 6.8(a)

Hayao	Preamble

Hayao Directors	Section 3.1(b)

6

Hayao Share Subscription	Recital (C)

HK Company	Recital (A)

HKIAC	Section 19.2(b)

HKIAC Rules	Section 19.2(b)

Imported Products	Section 1.1

Initiation Notice	Section 12.2(b)(i)

Local Products	Section 1.1

Major Matters	Section 3.3(b)

Master Agreement	Recital (A)

Material Breach	Section 12.2(a)(iv)

Non-Defaulting Shareholder	Section 12.2(a)(iv)

Party	Preamble

Party A	Preamble

Permitted Transferee	Section 9.2

PRC Business	Section 2.1(d)

Pre-Emptive Allocation	Section 9.3(a)

Pre-Emptive Right Holder	Section 9.3(a)

Proposing Shareholder	Section 12.2(c)(i)

Receiving Party	Section 11.1(a)

Receiving Shareholder	Section 12.2(c)(i)

Resolution Committee	Section 3.4(b)

Shareholder	Preamble

Special Audit	Section 6.1(b)

Transferring Shareholder	Section 9.2

1.3	Interpretation

(a)	For all purposes of this Agreement, except as otherwise expressly herein provided,

(i)	the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(ii)	all accounting terms not otherwise defined herein have the meanings assigned under PRC GAAP;

7

(iii)	all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

(iv)	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(v)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(vi)	all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement;

(vii)	references to this Agreement and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

(viii)	the term “or” is not exclusive;

(ix)

the ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;;

(x)	the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive;

(xi)

the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(xii)	the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement;

(xiii)

references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made; and

(xiv)	all references to dollars or to “US$” are to currency of the United States of America.

2.	BUSINESS OF THE GROUP

2.1	Scope and Conduct of Business

(a)	The business of the Group shall be the management and operation of the PRC Business within the Territory in accordance with:

(i)	this Agreement, the Ancillary Agreements and the Articles;

(ii)	the Business Plan and annual budget approved by the Board;

8

(iii)	any business policies of the Group approved by the Board; and

(iv)	applicable Law.

(b)	Subject to Section 2.1(c), each Shareholder shall use all reasonable endeavours to promote and develop the PRC Business to the best advantage and in the best interests of the Group.

(c)

Each Shareholder agrees that the PRC Business shall be exclusively operated by the Group, and any expansion or development of the PRC Business shall only be effected through the Group; provided that (i) GNC and its Affiliates may manufacture, or contract with third parties to manufacture, Products in the Territory for sale outside the Territory and (ii) the foregoing shall not limit the HK Company or each Shareholder in the operation, expansion and development of the HK E-Commerce Business through the HK Company.

(d)

The business scope of the Company shall be: the conduct of the Business other than the HK E-Commerce Business, including wholesale, online-sale, retail (by branches only), import & export, and commission agent (other than auction) of food distribution, personal-care products, daily necessities and gifts; providing relevant supporting services and nutrition & health information consulting (excluding clinical activities and psychological counseling), business information consulting, financial information consulting, and marketing planning services (in each case not involving goods subject to state trading management; with respect to goods subject to quota or license management, applications shall be made according to applicable state regulations) in the PRC (other than any cross-border channels) (the “PRC Business”).

2.2	Shareholders’ and Company’s Obligations

(a)

In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each Shareholder shall exercise its voting rights and powers available to it to ensure that:

(i)	the Company carries on the PRC Business and conducts its affairs in a proper and efficient manner and for its own benefit;

(ii)

the Company complies, and the Directors appointed by that Shareholder under Section 3 (Board of Directors) will (subject to their fiduciary duties to the Company) comply, with the provisions of this Agreement, the Articles and applicable Law and will act in such manner and achieve the full intent and purpose of this Agreement;

(iii)

the PRC Business shall be carried on pursuant to the policies set out herein or laid down from time to time by the Board, which shall hold Board meetings in accordance with Section 3.2 (Board Meeting and Quorum) and the Articles; and

(iv)

if the Company requires any approval, consent or license for the carrying on of the PRC Business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, the Company will use its commercially best endeavours to maintain the same in full force and effect.

(b)

The Company agrees to comply with all of its obligations under this Agreement, the Articles and applicable Law and each Shareholder and the Company agrees to procure (so far as it is able) that the Group Companies do the same.

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2.3	Hayao’s Responsibilities

Hayao, together with its Affiliates, will use commercially reasonable efforts to provide to the Group, among other resources:

(a)	resources, expertise and support necessary for securing Blue Hat Registrations of the Products related to the PRC Business;

(b)	access to online and offline distribution channels and a sales and management team;

(c)	access to facilities for manufacturing Local Products within the Territory;

(d)	professional products and health training to the Group’s dealers and distributors;

(e)	support with respect to government and trade group relations, lobbying efforts and related public relationship efforts; and

(f)	professional nutrition and health advice to the Group’s customers.

3.	BOARD OF DIRECTORS

3.1	Board Composition

(a)	The Company shall be governed by a Board of Directors. The Board shall be the highest authority of the Company, responsible for the overall direction, supervision and management of the Company.

(b)

The Board shall comprise of five (5) directors (each a “Director”), except as otherwise is mutually agreed by the written consent of each Shareholder. The Shareholders agree that Hayao shall have the right to appoint three (3) directors (the “Hayao Directors”) and Party A shall have the right to appoint two (2) directors (the “GNC Directors”). The Hayao Directors and the GNC Directors serving on the Board shall also serve on, and each Shareholder agrees to appoint such persons to, the board of the HK Company. Each Director shall be required to have relevant qualifications, background and financial, inventory, management, commercial and other experience with respect to the Business. Party A and Hayao shall consult with one another in good faith regarding the selection of Directors to be appointed to the Board. The Chairman of the Board shall be appointed by action of the Board upon the affirmative vote of a majority of the Directors.

(c)

The right of appointment conferred on the appointer(s) under Section 3.1(b) shall include the right of the appointer(s) to remove at any time from office such person appointed by such appointer(s) as a Director and the right of the appointer(s) at any time to replace any Director appointed by such appointer(s), subject always to the provisions of Section 3.1(b).

(d)

Each appointment or removal of a Director pursuant to Sections 3.1(b) and 3.1(c) shall be in writing and signed by or on behalf of the appointer(s) and shall be delivered to the registered office of the Company.

(e)

Each Director shall, subject to his fiduciary duties and appropriate confidentiality undertakings by the appointer, be entitled to disclose to his appointer such information concerning the Group as he thinks fit.

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3.2	Board Meeting and Quorum

(a)

Meetings of the Board shall be held at least two (2) times per calendar year and interim meetings of the Board shall be held on the motion of one-third (1/3) or more of the Directors. Subject to the provisions of this Agreement and the Articles, the Directors may regulate their proceedings as they think fit, provided however that (i) Board meetings shall be held concurrently with, and at the same time as, any meetings of the board of the HK Company and (ii) a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Directors.

(b)

A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) two-thirds (2/3) of the Directors in office elected in accordance with Section 3.1(b) that includes at least one GNC Director, and the parties shall cause the foregoing to be the quorum requirements for the Board. Where any Director cannot attend any Board meeting to exercise his rights or perform his duties, he may entrust another person to attend, vote and exercise his rights and perform his duties on his behalf. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all Directors of the Board prior to the scheduled meeting in accordance with the notice procedures under this Agreement, and the number of Directors required to be present under this Section 3.2(b) for such meeting to proceed is not present within thirty (30) minutes from the time appointed for the meeting solely because of the absence of the GNC Director(s), the Directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors at least one day prior to the adjourned meeting and, if at the adjourned meeting, the number of Directors required to be present under this Section 3.2 for such meeting to proceed is not present within thirty (30) minutes from the time appointed for the meeting solely because of the absence of the GNC Director(s), then the presence of the GNC Director(s) shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established.

3.3	Voting and Resolutions in Writing

(a)

On a vote of the Board, each Director will have one vote. If a Director is also entrusted by one or more Director(s) to act as his or their representative(s), in addition to the one vote he is entitled to, he is also entitled to one (1) additional vote in respect of each entrusting Director. Subject to Sections 3.3(b) and 3.3(c), the Board may approve or take any action upon the affirmative vote of a majority of the Directors.

(b)	The approval of all of the Directors present at the relevant Board meeting in person or by proxy shall be required for the following matters:

(i)	any amendment to the Articles;

(ii)	termination, dissolution or liquidation of the Company;

(iii)	any change in the registered capital of the Company; and

(iv)	merger of the Company with any economic entity or the split up of the Company.

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(c)	The approval of the Board, including an affirmative vote of both GNC Directors, shall be required for the following matters (“Major Matters”):

(i)	any change of Control of any Group Company, including any sale of a majority of any Group Company’s equity interests or a majority of its consolidated assets;

(ii)	any public offering of any Group Company;

(iii)

acquisitions and dispositions by any Group Company involving an amount exceeding $15,000,000 (whether by one transaction or by a series of related transactions, including any series of related transactions with any HK Group Company);

(iv)

the commencement of or consent to any proceeding seeking (A) to adjudicate any Group Company as bankrupt or insolvent, (B) liquidation, winding up, dissolution, reorganization, or other arrangement under applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) the entry of an Order for relief or the appointment of a receiver, trustee, or other similar official for the Group Company or for any substantial part of its property;

(v)

any agreements, arrangements or understandings to be entered into by any Group Company with either Shareholder or its Affiliates, except (i) the Ancillary Agreements, (ii) transactions contemplated by the Business Plan, (iii) as set forth on Schedule II hereto, (iv) those relating to ordinary course of business transactions at arm’s length with aggregate payments (including any payments to any HK Group Company) below $15,000,000; and (v) those relating to transactions outside of the ordinary course of business with aggregate payments (including any payments to any HK Group Company) below $1,000,000;

(vi)	adoption of the Business Plan, and any deviation from or amendment of the Business Plan involving an amount exceeding 10% of the estimated figure of the then year;

(vii)	any capital calls on the parties;

(viii)	any creation, allotment, issuance, redemption or repurchase of any share or grant of any options over, or any other right in respect of, any share of any Group Company;

(ix)

except as set forth in Section 4.2, make any declaration or payment of a dividend or other distribution (whether in cash, stock or in kind) or any reduction of, or other change to, the paid-up share capital of any Group Company;

(x)	other than in the ordinary course of business, any creation of any encumbrance over the shares, equity interests, assets or undertaking of any Group Company;

(xi)

entering into any material joint venture, partnership or agreement or arrangement for the sharing of profits or assets, other than such agreements entered into in the ordinary course of business or on arm’s length basis;

(xii)	material changes in the nature or business of any Group Company.

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(d)

Resolutions of the Board may be passed by unanimous written resolution signed by all of the Directors. Such resolution in writing will be as valid and effective for all purposes as a resolution of Directors duly passed at a meeting of the Board duly convened, held and constituted. A resolution in writing may consist of several documents in original or facsimile in the like form each signed by one or more Directors.

3.4	Deadlock and Resolution Committee

(a)

A “Deadlock” will be constituted under this Agreement if (i) the required affirmative votes for any Major Matter cannot be obtained at three Board meetings (for purposes of clarification, this shall not be satisfied by failure to receive the required affirmative votes at a Board meeting which is adjourned and then the Board meeting to which the original meeting was adjourned) in a row on the same proposal, and (ii) either Shareholder has given a written notice (the “Deadlock Notice”) to the other Shareholder within ten (10) days following the end of the second Board meeting setting out its position on the matter in dispute and its reasons therefor.

(b)

If any Deadlock arises pursuant to Section 3.4(a), each Shareholder shall, within ten (10) days of issue of the Deadlock Notice promptly appoint two representatives from each of GNC and Hayao, respectively, who are, if possible, senior to the GNC Directors or the Hayao Directors, to form a resolution committee (the “Resolution Committee”) to deal with the Deadlock and shall notify the other Shareholder of such appointment. The Resolution Committee shall enter into reasonable, good faith negotiations and make their best efforts to find a solution for the Deadlock within thirty (30) days of the issue of Deadlock Notice.

(c)	The Parties shall continue to perform their obligations under this Agreement during the period of Deadlock.

3.5	Committees

(a)

The Board may establish such committees as it deems appropriate. The composition, power, responsibilities and rules of procedures of such committees shall be determined by the Board, subject to (i) the other requirements under this Agreement and the Articles as to Major Matters and (ii) the right of the GNC Directors and the Hayao Directors, respectively, to be proportionally represented on any such committees.

3.6	Expenses

(a)

Subject to Section 3.6(b), no Director shall be entitled, except in such Director’s capacity as an employee of an applicable Group Company or HK Group Company, to receive any remuneration by way of salary, commission, fees or otherwise in relation to the performance of their duties as Directors.

(b)

The Company will promptly pay or reimburse each Director for all reasonable out-of-pocket expenses incurred in connection with attending Board or committee meetings and otherwise performing their duties as Directors or committee members.

3.7	Director & Officer Liability Insurance

(a)

The Company shall purchase, and maintain at all times, director and officer liability insurance (with the amount of the coverage determined by the Board) for the benefit of all Directors and officers of the Company.

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4.	MANAGEMENT AND OPERATIONS; DIVIDENDS

4.1	Management

(a)	The Company shall set up a management organization responsible for its daily operations and management under the supervision of the Board.

(b)

There shall be one Chief Executive Officer, one Chief Financial Officer and other management positions determined by the Board. Party A shall have the right to appoint the Chief Financial Officer following reasonable consultation with Hayao. Hayao will have the right to appoint the Chief Executive Officer following reasonable consultation with Party A. The persons serving in the Chief Executive Officer, Chief Financial Officer and other management positions determined by the Board shall also serve in the same positions for the HK Company.

4.2	Dividends

(a)

On the last business day of March, the Company shall, to the extent legally permissible, announce dividends to each Shareholder on a pro rata basis in accordance with their respective Equity Ratio (each an “Annual Dividend”), which Annual Dividends shall be issued and paid as promptly as possible following each such announcement out of the net profits of the Company for the immediately preceding fiscal year period and making adjustments for the appropriate reserves as reasonably determined by the Board.

5.	CORPORATE GOVERNANCE OF THE COMPANY’S SUBSIDIARIES

(a)

It is agreed that the total number of directors and the right to appoint, dismiss or nominate directors and management personnel of the Company’s Subsidiaries shall be the same as set out in Section 3.1, and the rights set out in Section 3.3 shall be applied in respect of all of the Company’s Subsidiaries, mutatis mutandis, to the extent applicable and permissible under Laws of the jurisdiction where such Subsidiaries are incorporated.

6.	COVENANTS

6.1	Conduct of Business

(a)	Except as otherwise expressly required or permitted under this Agreement or with the prior written consent of the Shareholders, the Company shall at all times:

(i)

procure that each Group Company properly manages its business, makes no change in the nature of its business, complies with all Laws applicable to it in respect of the conduct of its business, carries on its business only in the ordinary course, takes all reasonable steps to preserve and protect its assets and goodwill, including its relationships with customers, distributors and suppliers and obtains and maintains in full force and effect all licences, consents and authorisations required for the conduct of the whole or any part of its business and ensure that the PRC Business is effected only through the Group Companies;

(ii)	develop its business in accordance with the Business Plan and annual budget;

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(iii)

insure and keep insured at all times with reputable insurers the insurable assets and undertakings of the Group to the extent, in the amounts and against the risks which a prudent comparable company carrying on a business of the same kind as the Group would insure (such insurance to include cover in accordance with Section 3.7(a) against any liability of the directors of any Group Companies and their respective alternates in the lawful performance of their respective duties) and use commercially best efforts not to do anything or, as far as practicable suffer anything to be done whereby any such insurance policies shall become void or voidable or an increased premium thereon shall become payable;

(iv)

maintain effective and appropriate control systems in relation to the financial, accounting, tax and record keeping functions of the Group and conduct such internal audits into its operations and management as the Board directs, to be led by an internal controller in conjunction with the Company’s auditors at the time;

(v)

cooperate with any Compliance Audit and provide all reasonable information and assistance requested upon an investigation or inquiry by a Governmental Entity directed to any Party or any Group Company; and

(vi)	take such reasonable steps as is necessary or advisable to protect any confidential information of the Group.

(b)

The Company shall conduct an annual compliance audit on the Group Companies (an “Annual Compliance Audit”) and each Shareholder shall have the right to request one (1) additional compliance audit on any or all Group Companies (a “Special Audit” and together with the Annual Compliance Audit, the “Compliance Audits” and each a “Compliance Audit”) upon reasonable prior written notice to the Company, provided that such Shareholder can show reasonable cause necessitating such Special Audit. Any Compliance Audit for the Group Companies shall also cover the HK Group Companies. The Group Companies shall cooperate fully with Special Audits, the scope, method, nature, and duration of which shall be at the sole reasonable discretion of the requesting Shareholder. All of the costs, fees and expenses in connection with (i) the Annual Compliance Audit shall be borne by the Company and (ii) any Special Audit shall be borne by the requesting Shareholder.

6.2	Compliance with Laws

(a)

The Shareholders shall procure the Company to, and the Company shall procure the Group Companies to: (1) conduct their respective business in compliance with all applicable Laws, including but not limited to Laws regarding (i) foreign investments, corporate registration and filing, customs administration, foreign exchange, taxation and e-commerce; (ii) importing, exporting, manufacturing, packaging, labelling, registration, advertising and selling of Products; (iii) Intellectual Property Rights; and (iv) labor and social welfare; (2) obtain, make and maintain in effect, all Consents from the relevant Governmental Entity or other Person required in respect of the due and proper establishment and operations of each Group Company in accordance with applicable Laws and (3) adopt, implement, provide training on and enforce a customary and appropriate written anti-corruption compliance program reasonably designed by the Company and approved by the Shareholders (such approval not to be unreasonably withheld, conditioned or delayed) to ensure compliance with the representations in this Section 6.2 and the Anti-Corruption Laws, including establishment of a mechanism for employees and others to report Anti-Corruption Law related concerns to the Business.

(b)

Without limiting the generality of Section 6.3(a), the Company shall procure that none of the Group Companies shall, and the Shareholders shall cause each Group Company not to, and the Shareholders shall ensure that its and their respective Affiliates and its respective Representatives shall not, directly or indirectly, (i) offer or give anything of

15

value to any Government Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (ii) take any other action in violation of any Anti-Corruption Laws, (iii) permit any Government Official to serve in any capacity within any Group Company, including as a director, employee, officer or consultant, unless the Board has established reasonable and appropriate policies to assure that the appointment of such Government Official to serve in such capacity within the relevant Group Company is in compliance with applicable Anti-Corruption Laws; or (iv) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books, records, and accounts of such Group Company (the “Books and Records”). For the avoidance of doubt, employees of Hayao or its Subsidiaries may serve as directors, employees, officers or consultants of a Group Company, provided that such employee receives a salary and employment benefits from Hayao or such Subsidiary and/or the Group Companies commensurate with such employee’s qualifications, role and responsibilities.

(c)

Without limiting the generality of Section 6.3(a), the business of the Group shall be conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering Laws in the PRC, Hong Kong and all other jurisdictions in which any Group Company conducts its business.

(d)

Without limiting the generality of Sections 6.2(a) through 6.2(c), the Shareholders represent and warrant that they have maintained and will continue to maintain complete and accurate Books and Records related to the Group Companies, including complete records of all payments to third parties, Government Officials, and Government Entities, in accordance with PRC GAAP. The Group Companies shall maintain, for a period of five (5) years after the expiration or termination of the Business, or, if the applicable Law requires a longer period, such longer period, all Books and Records relating to (i) the Group Companies’ performance under this Agreement and (ii) the operation of the Business.

(e)

The Shareholders represent and warrant that, in connection with the Group Companies and the Business, the Parties understand, have complied in all material respects with, and will continue to comply with the Anti-Corruption Laws.

(f)	Neither the Shareholders nor the Group Companies will make political or charitable contributions in connection with the Group Companies without prior written approval of the each Shareholder.

(g)

Each Shareholder shall, and shall procure the Company to, promptly notify the other Parties in writing if it should learn of any violation of or investigation related to the Anti-Corruption Laws or the representations and warranties in this Section 6.2 by any Party in any way related to any Group Company, including by any directors, officers, or employees, or third parties affiliated with or conducting the Business on behalf of the Shareholder or any Group Company.

6.3	Licensing and Supply

(a)

GNC Intellectual Property Holdings, LLC will grant to the Company and the HK Company an exclusive, royalty-bearing sub-licensable license to use (i) the Licensed Marks in the Business and (ii) certain know-how and technology, as more specifically set forth in and subject to the terms and conditions of the IP License Agreement.

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(b)

General Nutrition Corporation will provide certain services and support on an as needed basis at cost to the Company and the HK Company, as more specifically set forth in and subject to the terms and conditions of the Services Letter Agreement.

(c)

General Nutrition Corporation, the Company and the HK Company will enter into an exclusive supply arrangement with respect to Imported Products in the Territory, as more specifically set forth in and subject to the terms and conditions of the Product Supply Agreement.

6.4	Commercialization of the Licensed Marks

(a)

The Company, together with the HK Company, Hayao and its Affiliates, shall use best efforts to engage in commerce under the Licensed Marks in the Territory in accordance with the terms of the IP License Agreement and the Product Supply Agreement, including by producing or procuring the production of Local Products in the Territory, and by the marketing, advertising, promotion, distribution, offering for sale, sale and the provision of customer service with respect to the Products in the Territory.

6.5	Exclusivity in the Territory

(a)

The Parties agree that the Group shall have the exclusive jurisdiction of the PRC Business in the Territory during the JV Term. Other than the revenue arising from sales through www.gnc.com as described in Section 6.5(b) below, all revenue and income arising from: (i) orders shipped to consumers residing in the Territory, and (ii) orders originated from consumers residing in the Territory, in each case through whatever method (online or offline) shall belong to the Group or the HK Group, as applicable.

(b)

Notwithstanding anything to the contrary herein or in the IP License Agreement, General Nutrition Corporation may continue to sell Products on a passive basis to consumers based within the Territory through www.gnc.com for a period of nine (9) months following execution of this Agreement. During such time, General Nutrition Corporation will use commercially reasonable efforts to redirect consumers based within the Territory from www.gnc.com to www.gnc.com.cn and, if General Nutrition Corporation is unable to redirect consumers based within the Territory, General Nutrition Corporation may sell Products to such consumers through www.gnc.com but shall pay a 15% royalty to the HK Company on its Net Sales (as defined in the IP License Agreement) of such Products, which shall be payable in a lump sum within fifteen (15) Business Days following the end of the month in which such nine (9) month period expires.

6.6	Blue Hat Applications and Blue Hat Registrations

(a)	Hayao and/or its Affiliates shall use commercially reasonable endeavours to assist the Company with the preparation work for Blue Hat Applications of Local Products and Imported Products.

(b)	The costs and expenses associated with Blue Hat Applications for both Imported Products and Local Products shall be borne by the Company.

(c)	Blue Hat Registrations obtained by the Company for Local Products will be the property of the Company.

6.7	Stock Incentive Plan

(a)	The Company may adopt a stock incentive plan for employees of the Group with the prior approval of the Board.

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6.8	Bankruptcy Indemnification

(a)

GNC and Party A shall indemnify and hold harmless the Group Companies and their respective Representatives (collectively, the “Group Indemnified Parties”) from any and all losses, damages, claims, demands, actions, judgments, fines, costs, disbursements and expenses (including reasonable attorney’s fees) actually incurred by the Group Indemnified Parties arising out of or resulting from any bankruptcy proceeding of GNC and/or its Affiliates, including without limitation, bankruptcy avoidance litigation against any Group Company, litigation related to the rejection of any of the Ancillary Agreements or from a breach of any of the Ancillary Agreements by GNC and/or its Affiliates.

7.	INFORMATION RIGHTS AND ACCOUNTING

7.1	Information to be Provided to Shareholders

(a)	The Company shall prepare and provide to each Shareholder copies of the following:

(i)

the audited consolidated annual financial statements and annual report of the Company for each Financial Year as soon as they are available and in any event within ninety (90) days of the end of the relevant Financial Year;

(ii)

within forty-five (45) days after the end of each quarter (except the fourth quarter) of each Financial Year, quarterly management accounts of the Group Companies, which shall include a consolidated profit and loss account, balance sheet and cash flow statement with reasonable details and forecasts for the balance of the relevant Financial Year; and

(iii)

within thirty (30) days after the end of each month of each Financial Year, (i) monthly major operating data reports of the Group Companies; and (ii) monthly management accounts with financial analysis of the Group Companies, which shall include a consolidated profit and loss account, balance sheet and cash flow statement with reasonable details.

All financial statements shall include a balance sheet, income statement and statement of cash flows prepared by a Designated Accounting Firm in accordance with PRC Laws on a basis consistent with PRC GAAP, with a reconciliation to US GAAP with respect to clauses (i) and (ii) above.

(b)

The Company shall furnish to each Shareholder, (i) as soon as practicable and in any event within fifteen (15) days after each meeting of the Board or the passing of any resolution by the Board, copies of any board papers tabled at such meeting, minutes of such meeting and any signed resolutions; (ii) promptly upon request, such information regarding the business, prospects, financial condition, operations, property or affairs of the Company, in each case as any Shareholder may reasonably request; (iii) prompt written notice of all actions, suits, litigation, claims, proceedings, investigations and inquiries that could adversely affect the Company, if any; and (iv) copies of all documents or other information sent to any Shareholder.

(c)

Within two (2) months prior to each Financial Year, the Company shall prepare the Business Plan and annual budget of the Company for the coming Financial Year and submit to the Shareholders for review.

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7.2	Access Rights of Shareholders

(a)	A Shareholder and its Representatives shall at all times be given reasonable access by the Company on reasonable notice to:

(i)	inspect the assets (including the premises) of each Group Company;

(ii)	inspect and take copies of documents relating to the business of the Group Companies, including the statutory registers and books of account of each Group Company available to the Company; and

(iii)

discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers, during normal business hours, as the Shareholder reasonably requires to monitor its investment in the Company, provided that, if any information is given to one Shareholder, the Company shall also ensure that such information is given to the other Shareholder.

7.3	Accounting

(a)

Each Group Company shall keep Books and Records in reasonable detail, which accurately and fairly reflect its transactions and dispositions of assets. The Books and Records shall be maintained in RMB and in accordance with PRC Laws and the PRC GAAP.

(b)	The accounts of the Company and of each other Group Company shall be audited annually by a Designated Accounting Firm.

(c)	Each Group Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)	transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and

(iii)	actual assets, and recorded assets (and related accounting values) are compared at reasonable intervals and appropriate action is taken to address any inconsistencies.

(d)

At the end of each quarter of each Financial Year, the Chief Financial Officer shall prepare the quarterly accounts, including a balance sheet, profit and loss statement, changes in equity and cash flows, of the Company in accordance with PRC Laws on a basis consistent with PRC GAAP, with a reconciliation to US GAAP.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	Ownership

(a)

Each Party shall have sole ownership of the Intellectual Property Rights solely conceived, generated, created or otherwise made by or on behalf of such Party. Prior to entering into any joint development of Intellectual Property Rights among the Parties, such Parties shall come to an agreement on ownership and use right with respect to such Intellectual Property Rights, with the intention of vesting ownership of such Intellectual Property Rights in the Party that contributes more to such joint development, and a non-exclusive, worldwide license to the other Party.

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(b)

The developments and improvements made by a Party to the Intellectual Property Rights owned by any other Party (or, as applicable such other Party’s Affiliates) shall belong to such other Party (or its applicable Affiliate or designee). “Improvements” means, with respect to Know-how and technology, any derivative works based upon, improvements or enhancements to, or modifications of such Know-how or technology, whether or not patentable.

8.2	Trademarks

(a)

Neither the Company, the HK Company or Hayao, nor any of Hayao’s Affiliates, shall have any right, title or interest in the Licensed Marks, except for the rights granted to the Company and the HK Company in the IP License Agreement. Except as permitted in the IP License Agreement, neither the Company, the HK Company or Hayao, nor any of Hayao’s Affiliates, shall use or seek to register any Trademarks of GNC and its Affiliates (or any Trademarks confusingly similar thereto) anywhere in the world, nor shall they oppose, challenge or seek the cancellation of any such Trademarks of GNC or any of its Affiliates.

8.3	Know-how

(a)

The Company agrees that all Know-how licensed, made available or disclosed by GNC and/or its Affiliates to the Company is solely for the Company’s use in the manufacture of Local Products in the Territory (to the extent such actions are part of the PRC Business) and shall remain the property of GNC, and that the Company will take all reasonable care to keep any and all such information confidential.

9.	TRANSFERS

9.1	Transfer Restrictions

(a)

Neither Shareholder (including for the avoidance of doubt, any Permitted Transferee thereof) may Transfer or offer or agree to Transfer all or any part of the Equity Interest or any interest therein or other interest in the Company except:

(i)	with the prior written consent of the other Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed;

(ii)	to a Permitted Transferee in accordance with Section 9.2;

(iii)	pursuant to any Sale of GNC; and

(iv)	pursuant to any Transfer of the publicly traded equity interests of GNC or Hayao.

Notwithstanding anything to the contrary hereunder, (x) no Shareholder may Transfer all or part of its Equity Interest in the Company pursuant to clause (i) or clause (ii) of this Section 9.1(a) to a competitor of the Company, the other Shareholder or its shareholders and (y) no Shareholder may Transfer all or any part of its Equity Interest in the Company to any Person unless, as a condition to and contemporaneously with such Transfer, such Shareholder also Transfers a proportionate number of Equity Interest in the HK Company to the same Person.

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(b)

Each Party agrees not to circumvent or otherwise avoid the Transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Interest of the Company indirectly through another Person (including a holding company) or by causing or effecting the Transfer of any Equity Interest by any such Person (including a holding company), or otherwise. Any purported Transfer of any Equity Interest by any Shareholder in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party shall recognize any such Transfer.

(c)

Any Shareholder ceasing to hold, directly or indirectly, any Equity Interest as a result of a Transfer of the Equity Interest made in accordance with Section 9 (other than to Permitted Transferees) will cease to benefit from and to be bound by this Agreement (except for the obligations set forth in Section 11.1 hereto), provided that nothing herein shall relieve any Shareholder of liability for any breach of this Agreement prior to such Transfer.

9.2	Permitted Transfers

Without limiting the generality of Section 9.1, a Shareholder (a “Transferring Shareholder”) may Transfer all or some of its Equity Interest to, in the case of Party A, to GNC’s Controlled Affiliates, or, in the case of Hayao, to its Controlled Affiliates (each a “Permitted Transferee”) at any time on giving prior written notice to the other Shareholder, copied to the Company, provided that:

(a)	the Permitted Transferee shall first have entered into an Agreement of Adherence in the form set out in Schedule III;

(b)

following the Transfer of the Equity Interest to a Controlled Affiliate in accordance with this Section 9.2, the original Transferring Shareholder (but not a subsequent transferor in a series of Transfers to Controlled Affiliates) shall remain as a party to this Agreement and shall be jointly and severally liable with the Permitted Transferee under this Agreement as if it were still a Shareholder in respect of the Equity Interest Transferred by it;

(c)	for the purpose of Sections 3.1(b)3.1(a), 3.4, 6.1(b), 7.1, 7.2, 11.3 and 12.2, a Transferring Shareholder and its Permitted Transferees shall be deemed as one Person; and

(d)

if the Permitted Transferee ceases to be a Controlled Affiliate of the Transferring Shareholder, the Permitted Transferee shall prior to such cessation Transfer all the Equity Interest held by it to the Transferring Shareholder or to another Controlled Affiliate of that Transferring Shareholder in accordance with and as permitted by this Agreement.

9.3	Pre-Emptive Rights

(a)

Each Shareholder (for the purpose of this Section 9.3, each a “Pre-Emptive Right Holder”) shall have the right to purchase such Pre-Emptive Right Holder’s Equity Ratio (for the purpose of this Section 9.3, the “Pre-Emptive Allocation”), or any lesser number elected by such Pre-Emptive Right Holder, of any New Securities that the Company may, from time to time, propose to sell and issue; provided, that the Company shall not propose to sell or issue New Securities unless, as a condition to and contemporaneously with such proposed sale or issuance, the HK Company also proposes to sell and issue a proportionate number of New Securities (as defined in the HK Shareholder Agreement) in the HK Company on the same price and terms as the Company.

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(b)

In the event the Company proposes to undertake an issuance of New Securities, it will give each Pre-Emptive Right Holder written notice of such issuance (which notice shall be delivered at least twenty (20) days prior to such issuance), describing the New Securities and the price and terms upon which the Company proposes to issue the same, and setting forth the amount of equity interests or other number of New Securities which such Shareholder is entitled to purchase pursuant to such Shareholder’s Pre-Emptive Allocation and the aggregate purchase price therefor. Each Pre-Emptive Right Holder will have fifteen (15) days from the date of delivery of any such notice from the Company to agree to purchase a specified portion of such New Securities up to such Shareholder’s Pre-Emptive Allocation, for the price and upon the terms specified in the notice (provided, however, that the Pre-Emptive Right Holders shall be entitled to pay cash in lieu of any non-cash consideration) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c)

In the event that after said fifteen (15) day period there exists any amount of New Securities that have not been purchased pursuant to this Section 9.3, the Company will have one hundred twenty (120) days thereafter to sell such unpurchased New Securities to one or more third party purchasers, at a price and upon such other terms no more favourable to the purchasers thereof than those specified in the Company’s notice. In the event the Company has not sold such New Securities within said 120-day period, the Company will not thereafter issue or sell any New Securities without first offering such New Securities to each Pre-Emptive Right Holder in the manner provided above.

(d)

The closing of any sale of New Securities shall be on the date set forth in the notice provided by the Company pursuant to Section 9.3(b); provided, however, that such date shall be extended as to any participating Pre-Emptive Right Holder for up to forty (40) days (or such longer period as may be approved by the Company, which approval shall not be unreasonably delayed or withheld) for purposes of obtaining any necessary approvals from Governmental Entities. The exercise or non-exercise of the rights of the Pre-Emptive Right Holders under this Section 9.3 shall not adversely affect their rights to participate in subsequent offerings of New Securities subject to Section 9.3.

(e)

In the event applicable Law or Governmental Entities or Government Officials with competent jurisdiction over the Company or the HK Company prevents or restricts a Shareholder from acquiring New Securities of the Company or New Securities (as defined in the HK Shareholder Agreement) the HK Company, as applicable, the Parties shall work together in good faith to develop an equitable solution to such restriction, and the rights (including economic and voting rights) of the affected Shareholder in the Company or the HK Company, as applicable, shall not be altered as a result of such restriction without such Shareholder’s prior written consent.

10.	WARRANTIES

10.1	Warranties of the Parties

Each Party severally represents and warrants to each other Party as follows:

(a)	Such Party is duly organized and validly existing under the Laws of the place of its establishment or incorporation;

(b)

Such Party possesses the full power, capacity and authority to enter into this Agreement and to perform its obligations hereunder. The representative signing this Agreement on behalf of such Party (if any) is fully authorized to sign this Agreement by a valid power of attorney, board resolution or the relevant constitutive documents of such Party;

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(c)	Upon the effective date of this Agreement, this Agreement shall constitute the legal, valid and binding obligations of such Party;

(d)

Neither the execution of this Agreement by such Party, nor the performance of its obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of its articles of incorporation, business license, by-laws or other constitutive documents (if any), or any Law, rule, regulation, authorization or approval of any Governmental Entity, or of any contract or agreement to which it is a party or is subject;

(e)

No Consent of, with or to any Person is required to be obtained or made by such Party (whether solely or jointly with the other Party or Parties) in connection with the execution, delivery and performance of this Agreement; and

(f)

There is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of such Party’s knowledge, threatened, against it with respect to the subject matter of this Agreement or contracts related hereto or that would affect in any way its ability to enter into or perform this Agreement or any such related contracts.

11.	ANNOUNCEMENTS AND CONFIDENTIALITY

11.1	General Obligation

(a)

Each Party undertakes to the other Parties that it shall not disclose, and that it shall cause that its respective Representatives, Affiliates or Affiliates’ Representatives do not disclose, to any third party any Confidential Information without the prior written consent of the concerned Party, or use any Confidential Information in such manner that is or is reasonably likely to be detrimental to the concerned Party. The Party receiving the Confidential Information (the “Receiving Party”) on its own behalf and on behalf of each of its Representatives, Affiliates and Affiliates’ Representatives agrees to comply in full with the confidentiality obligations set forth herein and to undertake and ensure that, by its actions, neither the Receiving Party nor any of its Representatives to whom Confidential Information may be disclosed by the Receiving Party will breach the terms of the confidentiality obligations assumed herein and that the Receiving Party will be liable for any breach by its Representatives of the confidentiality obligations hereunder. The term “Confidential Information” means, (a) any information concerning the organization, business, technology (including Know-how), formulas, investment, finance, transactions, marketing plans and strategies or affairs of any Party or its Affiliates or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement); (b) the terms of this Agreement, and the identities of the Parties and their respective Affiliates; and (c) any other information or materials prepared by a Party or any Group Company or its Representatives that contains or otherwise reflects, or is generated from, information in (a) and (b).

11.2	Exceptions

The provisions of Section 11.1 shall not apply to:

(a)

disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

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(b)

disclosure by a Party to a Representative, an Affiliate or an Affiliate’s Representative; provided that such Person (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

(c)

disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed, or under the terms of any debt instrument issued by such Party (provided, however, that the Party obtains an agreement from the debt holder to hold such matters confidential or is otherwise acting under the terms of registered bonds) or by applicable Law or any Governmental Entity with authority or jurisdiction to require such disclosure, or in connection with any judicial or arbitral process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

(d)

disclosure to the extent required in connection with a bona fide financing or other corporate transaction of a Party (and provided that the Party obtains an agreement from the party to whom it intends to disclose such information to hold such matters confidential or is otherwise acting in conformity with custom and practice of a “roadshow”).

11.3	Publicity

(a)

Except as required by applicable Law in the reasonable opinion of legal counsel of a Party, by any Governmental Entity, by any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without the prior written consent of all the other Parties. Each Party shall have the right to review and comment on any such publicity release or public announcement of each other Party within a reasonable time prior to making any such publicity release or public announcement.

11.4	Term of Confidentiality Obligations

(a)	The confidentiality obligations set forth in this Section 11 shall survive the termination of this Agreement for two (2) years.

12.	TERM, TERMINATION AND LIQUIDATION

12.1	Term

This Agreement takes effect on the date of this Agreement and shall continue until terminated in accordance with Section 12.2.

12.2	Termination

(a)	Circumstances for termination

(i)	This Agreement shall terminate upon mutual consent in writing of the Shareholders.

(ii)	This Agreement shall automatically terminate upon the expiry of the JV Term unless the JV Term has been extended upon unanimous approval by the Board.

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(iii)

If a Shareholder or the Company, as the case may be, commits a Material Breach, the Non-Defaulting Shareholder (as defined below) shall have the right to terminate this Agreement and the HK Shareholders Agreement after ninety (90) days’ prior written notice to the Defaulting Shareholder (as defined below) and the Company unless the breach is cured within said ninety (90) days. This Agreement shall not be terminated by the Non-Defaulting Shareholder unless, as a condition to and contemporaneously with such termination, the Non-Defaulting Shareholder also terminates the HK Shareholders Agreement.

(iv)	For the purpose of Section 12.2(a)(iii), “Material Breach” means any of:

(A)

an uncured breach of the Company’s corporate governance obligations and procedures as described in Sections 3 and 4 of this Agreement by any Shareholder that, individually or in the aggregate with any other such uncured breaches, has an adverse and material effect on the Business or the other Shareholder;

(B)

a material uncured breach of the provisions of this Agreement or the Ancillary Agreements concerning the use and protection of GNC’s Intellectual Property Rights (it being understood that, to the extent “material breach” or “Material Breach” is defined in an Ancillary Agreement, such definition shall be the standard of a “material breach” in this provision with respect to such Ancillary Agreement);

(C)	any breach of this Agreement or the Ancillary Agreements that causes damages to GNC in excess of $15,000,000;

(D)	any breach of the restrictions on Transfers by any Shareholder;

(E)	any wilful material deviation from the Company’s Business Plan by any Group Company that has an adverse and material effect on the Business;

(F)

a criminal conviction against, or entry into a material deferred prosecution or non-prosecution agreement by, any Shareholder or any Group Company under the Anti-Corruption Laws of the United States, Hong Kong, the Territory or any other country in which such party conducts business (it being understood that the Company may not conduct business outside the Hong Kong and the Territory and, as of the date hereof, Hayao does not conduct business outside of the foregoing jurisdictions); or

(G)	any breach of the HK Shareholder Agreement that constitutes a “Material Breach” thereunder,

where, (x) in the event of a breach by a Shareholder or its Affiliates (other than the Group Companies), such Shareholder shall be the “Defaulting Shareholder” and the other Shareholder shall be the “Non-Defaulting Shareholder”; and (y) in the event of a breach by the Company or any other Group Companies, if such breach is caused by one Shareholder (or the Directors appointed by such Shareholder), such Shareholder shall be the “Defaulting Shareholder” and the other Shareholder shall be the “Non-Defaulting Shareholder”; provided that, for so long as Hayao or its Affiliates have the right to appoint a majority of the Directors or otherwise Control the Company, except with respect to a GNC Approved Action, failure by Hayao or its Affiliates to take action reasonably necessary to cause the Company to cure any breach within ninety (90) days of receipt by Hayao of notice of such breach, Hayao shall be deemed to have caused such breach. A “GNC Approved Action” means any breach caused by an action or inaction that was expressly approved by the Board (including the express approval of at least one GNC Director) or in writing by GNC.

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(b)	Effect of termination as a result of Material Breach

(i)

The Non-Defaulting Shareholder shall have the right to purchase from the Defaulting Shareholder all Equity Interest then held by such Defaulting Shareholder (and its Permitted Transferees) at fair market value (“Fair Market Value”) by serving a written notice (“Initiation Notice”) to the Defaulting Shareholder.

(ii)

The Shareholders shall attempt in good faith to agree on the Fair Market Value within thirty (30) days after the Defaulting Shareholder’s receipt of the Initiation Notice. If the Shareholders are unable to agree on the Fair Market Value within the aforementioned 30 day period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of the Shareholders or, if they cannot agree on an appraiser within sixty (60) days after the Defaulting Shareholder’s receipt of the Initiation Notice, each Shareholder shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of the Fair Market Value. The cost of such appraisal shall be shared equally by the Shareholders. Notwithstanding clause (iii) below, for the avoidance of doubt, the Fair Market Value shall be calculated in any event with the assumption that the Ancillary Agreements are in full force and effect and the Group is maintained as a going concern.

(iii)

Except as otherwise agreed by Party A, each of the Ancillary Agreements shall terminate automatically in the event this Agreement is terminated as a result of a Material Breach by Hayao and/or the Company.

(c)	Effect of termination under other circumstances

(i)

In the event of termination of this Agreement pursuant to Section 12.2(a)(ii), either Shareholder (the “Proposing Shareholder”) may notify the other Shareholder (the “Receiving Shareholder”) of the intention by the Proposing Shareholder to purchase all of the Equity Interest held by the Receiving Shareholder (and its Permitted Transferees) by written notice (such notice, the “Buy-Sell Proposal”).

(ii)

Such Buy-Sell Proposal shall include (1) a valuation of the Company on a cash-free, debt-free basis, (2) an implied equity value of the Company based on the valuation in clause (1) and with the assumption that the Ancillary Agreements remain in full force and effect and that the Group is maintained as a going concern, (3) the proposed purchase price for all of the Equity Interest held by the Receiving Shareholder based on such valuation, and (4) other material terms and conditions of such proposed acquisition, including draft definitive documentation in a form pursuant to which the Proposing Shareholder is prepared to execute such proposed acquisition.

(iii)

Following receipt of the Buy-Sell Notice, the Receiving Shareholder shall have thirty (30) days to notify the Proposing Shareholder of either (1) the Receiving Shareholder’s acceptance of the Proposing Shareholder’s offer or (2) that the Receiving Shareholder intends to acquire all of the Equity Interest held by the Proposing Shareholder for a purchase price calculated based on the implied equity value of the Company set forth in the Buy-Sell Proposal and on the same terms and conditions as those set forth in the Buy-Sell Proposal (such notice, the “Buy-Sell Response”).

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(iv)

Following delivery of the Buy-Sell Response, the Shareholders will use commercially reasonable efforts to finalize the transaction specified in the Buy-Sell Response within sixty (60) days of such delivery, subject to extensions necessary to obtain any necessary legal or regulatory approvals.

(v)	In the event of termination of this Agreement pursuant to Section 12.2(a)(i), except as otherwise agreed by Party A, the Ancillary Agreements shall terminate automatically.

(vi)

In the event of termination of this Agreement pursuant to Section 12.2(a)(ii), the Ancillary Agreements (other than the HK Shareholders Agreement) will remain effective in accordance with their respective terms, provided that the Company or its permitted successor continues operation of the PRC Business as a going concern.

(d)	Termination rights

(i)

Except for the express right of termination contained in Section 12, no Shareholder has any right to terminate this Agreement and the Shareholders waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this Agreement in any circumstances.

12.3	Liquidation

(a)

If the Shareholders agree to liquidate the Company, then each Party shall take all required corporate action (a) to ensure all steps required promptly to place the Company in liquidation are completed, including, but not limited to, obtaining any required Consents from Governmental Entity and disposing of assets and satisfying liabilities in compliance with applicable Law or (b) to otherwise cooperate in good faith with each other to effect the sale of all Equity Interest of the Company to a third party.

(b)	The Ancillary Agreements shall terminate automatically upon liquidation of the Company.

13.	EQUITABLE REMEDIES

The Parties acknowledge that the Equity Interest cannot readily be bought or sold on the open market and that, consequently, damages or an account of profit or both are not an adequate remedy for a Party if any other Party breaches this Agreement. The Parties acknowledge that, without prejudice to any other remedy available to a Party, any Party may apply for and, to the extent permitted by Law, is entitled to, an Order for specific performance or other injunctive relief if any other Party breaches or threatens to breach this Agreement or if the Party seeking such Order or relief believes that any other Party is likely to breach this Agreement.

14.	TAX MATTERS

The Shareholders agree that the affairs of the Group will be carried out in a manner which is tax efficient for the Group. Except as otherwise expressly provided in this Agreement, all amounts payable or consideration to be provided under or in connection with this Agreement are exclusive of tax.

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15.	NOTICES

15.1	Manner of giving notice

Any notice or other communication to be given under this Agreement shall be in writing (which includes fax) and may be delivered or sent by post or fax to the Party to be served as follows:

(a) to the Company at:

Address:	[●]
Fax number:	[●]
Email:	[●]
For the attention of:	[●]

(b) to Party A at:

Address:	[●]
Fax number:	[●]
Email:	[●]
For the attention of:	[●]

(c) to GNC at:

Address:	[●]
Fax number:	[●]
Email:	[●]
For the attention of:	[●]

(d) to Hayao at:

Address:	[●]
Fax number:	[●]
Email:	[●]
For the attention of:	[●]

or at any such other address, fax number or email notified for this purpose to the other Parties under this Section 15. Any notice or other communication sent by post shall be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

15.2	Notices to the Company

Every notice to be served upon the Company pursuant to this Agreement shall be copied to each Shareholder at its address appearing in this Agreement or as it may have notified to the parties to this Agreement in accordance with Section 15.1.

15.3	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery;

(b)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another);

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(c)	if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(d)

if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server; provided, that out of office messages and notices stating that delivery to an intended recipient has failed shall not be deemed to constitute notice, but if the notice or other communication would otherwise be taken to be received after 5.00 p.m. or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

15.4	Proof of service

In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail or that the fax was properly addressed and transmitted, as the case may be.

15.5	Documents relating to legal proceedings

This Section 15 does not apply in relation to the service of any claim form, notice, Order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement.

16.	ASSIGNMENTS

16.1	No assignment

Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign (by contract, equity sale, operation of law or otherwise) either this Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void.

17.	ENTIRE AGREEMENT

17.1	Entire agreement

(a)

This Agreement, the Articles and the other documents delivered pursuant hereto and thereto, including any exhibits and schedules hereto and thereto, constitute the full and entire agreement and understanding between the Parties with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(b)

In the event of any conflict between this Agreement and the Articles, this Agreement shall prevail and the Shareholders shall procure that the terms of the Articles are amended so as to accord with the provisions of this Agreement.

17.2	No reliance

Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other Party before the entering into of this Agreement, in respect of which, to the maximum extent permitted by Law, each Party waives all rights and remedies that it may have, other than the representations, warranties, collateral contracts and other assurances expressly provided in this Agreement.

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17.3	No limitation of certain liabilities and remedies

Nothing in this Section 17 limits or excludes any liability or remedy which cannot be limited or excluded as a matter of applicable Law.

18.	GENERAL

18.1	Amendments and Waivers

This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

18.2	Consents

Except as otherwise expressly provided in this Agreement a party may give or withhold its consent to any matter referred to in this Agreement in its absolute discretion. A Party that gives its consent to any matter referred to in this Agreement is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

18.3	Expenses

Save as otherwise expressly provided herein, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the Party incurring such fees and expenses.

18.4	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

18.5	Severability

If any provision of this Agreement is held by any court of competent jurisdiction, or other competent authority, to be illegal, invalid or unenforceable in any respect under the Laws of any relevant jurisdiction then:

(a)

the parties shall negotiate in good faith to replace such provision with a legal, valid and enforceable provision which, as far as possible, has the same commercial effect as the provision which it replaces;

(b)

in default of Section 18.5(a), if such provision would be held to be legal, valid and enforceable if some part or parts of it were deleted then it shall apply with such deletions as may be necessary to make it legal, valid and enforceable; and

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(c)

in default of Sections 18.5(a) and 18.5(b), such provision shall be deemed to be severed from this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

18.6	Time is of the essence

Time is of the essence in relation to any obligation under this Agreement unless time is expressly stated not to be of the essence in relation to that obligation.

18.7	Language

This Agreement is written in the Chinese and English languages. The two language texts shall be examined and verified by the Parties to be in conformity in all important respects. Both language texts shall have equal legal validity. All notices, demands, requests, statements, certificates or other documents or communications under this Agreement shall be in English unless otherwise agreed.

19.	GOVERNING LAW AND DISPUTE RESOLUTION

19.1	Governing law

The conclusion, effectiveness, interpretation and performance of, and the resolution of disputes under, this Agreement shall be governed by PRC Laws.

19.2	Dispute Resolution

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s).

(b)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s) will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator.

(c)

The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 19.2, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 19.2 shall prevail.

(d)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

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(e)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of the PRC, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law.

(f)

Notwithstanding the above, and in addition to any resource to arbitration as set out above, any party to the Dispute shall be entitled to seek injunctive relief, if possible, from any court or authority of competent jurisdiction and, notwithstanding that this Agreement is governed by the PRC Laws, a court or authority hearing an application for injunctive relief may apply the Law of the jurisdiction where the court or authority is located in determining whether to grant the injunction.

(g)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(h)	Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers shall be borne by the losing Party.

19.3	Non-Immunity

In any legal proceeding to enforce any award resulting from an arbitration proceeding and in any legal action between the Parties pursuant to or relating to this Agreement or any of the transactions contemplated hereby, each Party expressly waives the defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. The Parties further irrevocably waive any claim to immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Any arbitration award shall be enforceable by any court or courts having jurisdiction over the Party against which the award has been rendered, or over the assets of the Party against which such award has been rendered, wherever such assets may be located.

[The remainder of this page is intentionally left blank]

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SIGNATORIES

IN WITNESS whereof this Agreement has been duly executed the day and year first written above.

[GNC Partner]

By:

Name:
Title:

GNC Holdings, Inc,

By:

Name:
Title:

GNC China Holdco, LLC

By:

Name:
Title:

Harbin Pharmaceutical Group Co., Ltd.

By:

Name:
Title:

[PRC JV]

By:

Name:
Title:

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SCHEDULE I

DETAILS OF COMPANY

SCHEDULE II

AFFILIATE TRANSACTIONS

SCHEDULE III

AGREEMENT OF ADHERENCE

AGREEMENT OF ADHERENCE

THIS AGREEMENT OF ADHERENCE is made on [date]

BETWEEN

(1)	[[NAME OF TRANSFEROR] (the “Transferor”); and]

(2)	[NAME OF TRANSFEREE] (the “New Shareholder”)

WHEREAS

The Transferor intends to transfer to the New Shareholder its Equity Interest subject to the New Shareholder entering into this Agreement of Adherence in favour of the persons whose names are set out in the schedule hereto, supplemental to the joint venture contract dated [date] between [    ] (the “Joint Venture Contract”).

IT IS AGREED THAT

The New Shareholder confirms that it has read a copy of the Joint Venture Contract and the Articles and covenants with and for the benefit of each person named in the schedule to this agreement and for the benefit of any other person who becomes a party to the Joint Venture Contract to perform and be bound by all the terms of the Joint Venture Contract as if the New Shareholder were named in the Joint Venture Contract as an original party thereto and were named in it as a Shareholder.

For the purposes of Section 15 of the Joint Venture Contract, any notice to be given to the New Shareholder shall be sent for the attention of the person and to the address, or e-mail address, subject to Section 15.3, set out below:

Name:	[ ]

For the attention of:	[ ]

Address:	[ ]

E-mail address:	[ ]

The terms of Section 19 (Governing Law and Settlement of Disputes) of the Joint Venture Contract shall apply to this agreement as if incorporated in full herein.

Words and phrases defined in the Joint Venture Contract shall have the same meaning when used in this Agreement.

[Schedule to Agreement of Adherence to include a list of all parties (including by way of earlier Agreements of Adherence) to the Shareholders’ Agreement.]

This document has been executed by the New Shareholder and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED:

[NAME OF TRANSFEROR]

By:

Name:

[NAME OF TRANSFEREE]

By:

Name:

EXHIBIT A

FORM OF BUSINESS PLAN

EXHIBIT D

AGREED FORM OF IP LICENSE AGREEMENT

Exhibit D – Final Form

FORM OF

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (this “Agreement”) is entered into as of the [●] day of [●], 2018 (“Effective Date”) by and between GNC Intellectual Property Holdings, LLC (“GNC IPCo”), a Delaware limited liability company located at 300 Sixth Avenue, Pittsburgh, PA 15222 and General Nutrition Corporation, a corporation located at 300 Sixth Avenue, Pittsburgh, PA 15222 (“GNC Corp” and together with GNC IPCo, “Licensors”), on the one hand, and [GNC Hong Kong Limited]1, a company incorporated in Hong Kong located at [●] (“GNC HK”) and [GNC China JV] a [●] located in [●] (“GNC China”). Each of GNC HK and GNC China may be referred to individually as “Licensee” and collectively as the “Licensees,” on the other hand. Each of Licensors, on the one hand, and Licensees, on the other, may be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, GNC Holdings, Inc. and certain affiliates thereof, Harbin Pharmaceutical Group Co., Ltd. (“Hayao”), GNC HK, and certain other parties entered into a shareholders agreement dated [●] (the “HK Shareholders Agreement”), pursuant to which Licensees will operate the Business on an exclusive basis in the Territory;

WHEREAS, GNC Holdings, Inc. and certain affiliates thereof, Hayao, GNC China, and certain other parties entered into a joint venture contract dated [●] (the “PRC JV Contract” and together with the HK Shareholders Agreement, the “Shareholders Agreements”, and each a “Shareholders Agreement”);

WHEREAS, pursuant to the terms of the Shareholders Agreements, Licensees wish to operate the Business under the Licensed Marks in the Territory, and GNC IPCo is willing to grant Licensees a license to use the Licensed Marks in connection with Licensees’ operation of the Business on the terms and conditions set forth herein;

WHEREAS, GNC China and GNC HK intend to operate and support the portion of the Business relating to the sale of Licensed Products in brick-and-mortar retail stores, online retail and other permitted distribution channels;

WHEREAS, in order to enable Licensees to Manufacture or to have Manufactured the Licensee Manufactured Local Products in the Territory, and in order to otherwise facilitate Licensees’ conduct of the Business in the Territory, Licensees desire to license from GNC Corp and/or its Affiliates certain Intellectual Property Rights, and to have GNC Corp and/or its Affiliates provide Licensees with certain technology, Know-How, trade secrets and proprietary information relating to, necessary for, useful or used by GNC Corp and/or its Affiliates in the Manufacture of the Licensee Manufactured Local Products (the “Manufacturing Technology”); and

[1]	NTD: Entities to be updated at signing to reflect any name changes.

WHEREAS, the Licensed Technology (including the Manufacturing Technology) is either owned by GNC Corp, or is owned or licensed by Affiliates of GNC Corp, and licensed or sublicensed to GNC Corp on an exclusive basis in the Territory, and GNC Corp is willing to grant such a license to the Licensed Technology, and to provide the Manufacturing Technology, to Licensees on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and undertakings set forth below, and for other good and valuable consideration, the sufficiency of which are hereby established, Licensors and Licensees, each with the intent to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION.

Section 1.01 Definitions. Unless the context otherwise requires, the following terms (in their singular or plural) as used in this Agreement will have the meanings set forth below in this Section 1.01. All capitalized terms herein not defined will have the meaning set forth in the Shareholders Agreements (and to the extent there is any discrepancy between the Shareholders Agreements with respect to the meaning of such term, the definition in the Shareholders Agreement applicable to the Licensee in question will prevail).

(a) “Advertising Materials” means all advertising and promotional materials and all packaging, wrapping and labeling materials for the Licensed Products (including, by way of illustration television, radio and Internet advertising, catalogs, trade advertisements, flyers, sales sheets, labels, package inserts, hangtags, and displays) which are produced by or for Licensees and which make use of, reference and/or exploit the Licensed Marks.

(b) “Affiliate” means, with respect to a Person, any other Person other than a natural person that directly or indirectly Controls, is Controlled by or is under common Control with such Person; provided, however, that neither Party will be considered an Affiliate of the other Party, the shareholders of Licensees will not be considered Affiliates of each other, and Licensees will not be considered an Affiliate of any of the shareholders of Licensees or any of their respective other Affiliates.

(c) “Agreement” has the meaning set forth in the Preamble.

(d) “Arbitration Notice” has the meaning set forth in Section 7.02.

(e) “Auxiliary Services and Activities” means services and activities in the Territory that are ancillary to the sale of Products and the operation of offline and online retail stores that sell Products, and that are typically provided by businesses that sell such Products and operate such stores in the Territory, including customer education and support, social media, and blogging.

(f) “Brand Usage Guidelines” has the meaning set forth in Section 2.07(d).

(g) “CFDA” means the China Food and Drug Administration and its local counterparts, and any successor agency thereto having similar function.

(h) “Claim” has the meaning set forth in Section 6.01(a).

(i) “Develop” means all development activities for a Product that are directed to obtaining regulatory approval of such Product and to support appropriate usage of such Product.

(j) “Dispute” has the meaning set forth in Section 7.02.

(k) “Effective Date” has the meaning set forth in the Preamble.

(l) “Enforcement Action” has the meaning set forth in Section 2.11(b).

(m) “Force Majeure Event” means any failure or delay in rendering performance, which failure or delay does not involve the fault or negligence of the Party whose performance is affected, and which arises out of causes beyond the reasonable control of such Party, including: acts of God, acts of war, revolution, riots, civil commotion, labor unrest, acts of a public enemy, fire, earthquakes, floods or other similar natural disasters.

(n) “GNC” means Licensors, GNC Holdings, Inc. and/or any of their Affiliates (excluding, for the avoidance of doubt, Licensees).

(o) “GNC Branded Products” means any Licensed Products that bear the Licensed Marks.

(p) “GNC Corp” has the meaning set forth in the Preamble.

(q) “GNC IPCo” has the meaning set forth in the Preamble.

(r) “GNC Sourced Imported Products” means all Products supplied by GNC to Licensees pursuant to the Product Supply Agreement.

(s) “Hayao” has the meaning set forth in the Recitals.

(t) “HKIAC” has the meaning set forth in Section 7.02.

(u) “HKIAC Rules” has the meaning set forth in Section 7.02.

(v) “Imported Products” means GNC Sourced Imported Products and Third-Party Sourced Imported Products.

(w) “Initial Term” has the meaning set forth in Section 4.01.

(x) “Intellectual Property Rights” means all intellectual property and proprietary rights including: (i) all patents and patent applications; (ii) all copyrights and all applications, registrations and renewals in connection therewith; and (iii) all trade secrets, and any intellectual property rights in Know-How; but for purposes of this Agreement, “Intellectual Property Rights” excludes Marks.

(y) “Know-How” means any information and materials, including but not limited to discoveries, inventory, information, regulatory filings, processes, formulae, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets (whether patentable or not), including without limitation, all information arising from research and development, all chemical, biochemical, and biological, technical and non-technical data, and information relating to the results of tests, assays, method, and processes, and specifications and/or other documents containing information and related data, and any preclinical, clinical, assay control, manufacturing, regulatory and any other data or information.

(z) “Licensees” has the meaning set forth in the Preamble.

(aa) “Licensed Marks” means all Marks related to the Business (whether registered or unregistered) owned by GNC IPCo or any of its Affiliates as of the Effective Date or during the Term in the Territory. Without limiting the Marks meeting the foregoing definition included in the Licensed Marks, Licensed Marks will include the Marks identified on Schedule I to this Agreement (as such Schedule may be amended in accordance with Section 2.10(a)).

(bb) “Licensed Products” means the Imported Products and the Local Products.

(cc) “Licensed Technology” means all Intellectual Property Rights owned or licensed by GNC Corp and its Affiliates (to the extent that GNC Corp and its Affiliates have the right to license or sublicense such Intellectual Property Rights to Licensees) as of the Effective Date or during the Term that are necessary or useful to conduct the Business in the Territory, including all such Intellectual Property Rights in and to the Licensee Manufactured Local Products, the Manufacturing Technology and that are otherwise necessary for, useful or used by GNC Corp and/or its Affiliates in connection with the Manufacture of the Licensee Manufactured Local Products.

(dd) “Licensee Manufactured Local Products” means all Products manufactured in the Territory by or on behalf of Licensees in accordance with the terms of this Agreement, including the Products identified on Schedule II to this Agreement (as such Schedule may be amended from time to time in accordance with Section 8.04).

(ee) “Licensee Indemnitee” has the meaning set forth in Section 6.01(b).

(ff) “Licenses” means, collectively, the Trademark License and the Technology License.

(gg) “Licensors” has the meaning set forth in the Preamble.

(hh) “Licensor Indemnitee” has the meaning set forth in Section 6.01(a).

(ii) “Local Products” means the Licensee Manufactured Local Products and Third-Party Sourced Local Products.

(jj) “Marks” means all distinctive identifiers, including trademarks, service marks, trade dress, logos, and other indicia of origin, whether used as product names, or as part of or in connection with domain names, social media accounts, blogs, microblogs, and the like, whether registered or unregistered, together with all registrations of and applications for the registration of the foregoing.

(kk) “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacturing, filling and finishing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing and packaging.

(ll) “Manufacturing Technology” has the meaning set forth in the Recitals.

(mm) “Net Sales” means the total amounts actually received by Licensees, their Affiliates and their respective sublicensees for sales of Licensed Products in the Territory, in any applicable period, less the following deductions:

(i) taxes and other governmental charges and fees on sales (such as sales, value added, or use taxes, other than income taxes); and

(ii) amounts repaid or credited by reason of rejections, outdating, defects, return goods allowances, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs.

Subject to the above, Net Sales will be determined from the books and records of Licensees, their Affiliates or their respective sublicensees in accordance with U.S. GAAP. Without limiting the generality of the foregoing, non-invoiced transfers or dispositions of Licensed Products for charitable, promotional (including samples), non-clinical, clinical, or regulatory purposes will be excluded from Net Sales. Net Sales will be calculated only once for the first bona fide arm’s length sale of Licensed Products by Licensees, their Affiliates and their respective sublicensees to a Third Party, and will not include sales between or among Licensees, their Affiliates and their respective sublicensees; provided that if any such sublicensee does not sell the particular items of Licensed Products sold to them to any Person within one calendar year of their delivery to such sublicensee, the amounts actually received by Licensees and their Affiliates from the sublicensee for such Licensed Products will be included in Net Sales, subject to any applicable deductions.

(nn) “New Product” means all Licensed Products, other than (A) Licensed Products that have been previously approved by GNC IPCo and for which no changes or alterations have been made to the formula or packaging, and (B) GNC Sourced Imported Products.

(oo) “Party” or “Parties” has the meaning set forth in the Preamble.

(pp) “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

(qq) “Product Supply Agreement” means the Product Supply Agreement by and between Licensees and GNC Corp, dated [●].

(rr) “Products” means vitamins, herbs, minerals, supplements, diet, health, and sports nutrition products, health and nutrition products made from plant, fungi, or animal byproducts or derivatives, traditional Chinese medicine, any other products of the type that GNC offers for sale under a GNC branded channel of distribution (now or in the future) that GNC has the right to provide to Licensees, and any New Products approved by GNC IPCo pursuant to Section 2.06, in each case, whether in bulk or finished product form; provided, however, if GNC approves an amendment to the definition of “Products” under the Shareholders Agreements, then the Parties will amend the foregoing definition of “Products” to conform with the amended definition in the Shareholders Agreements.

(ss) “Promotions” means lotteries, games of chance, sweepstakes or any such other contest or similar type of promotions.

(tt) “Quality Standards” has the meaning set forth in Section 2.05.

(uu) “Renewal Term” has the meaning set forth in Section 4.01.

(vv) “Royalty Payment” has the meaning set forth in Section 3.01(b).

(ww) “Royalty Statement” has the meaning set forth in Section 1.01(a).

(xx) “Royalties” has the meaning set forth in Section 2.04.

(yy) “Sell Off Period” has the meaning set forth in Section 4.06.

(zz) “Services Letter Agreement” means the letter agreement by and between Hayao and GNC Corp., dated [●].

(aaa) “Shareholders Agreement(s)” has the meaning set forth in the Recitals.

(bbb) “Tax” or “Taxes” means any tax, assessment, levy, duty, tariff, impost or other charge in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts) imposed by any taxing or other governmental authority, including any income, profits, gross receipts, withholding, excise, transfer, sales, use, value-added, good and services, remittance, real property and personal property, stamp, documentary, registration, recording, license, service, occupation, premium, customs duties, capital stock, ad valorem, inventory, franchise, payroll, employment, social security (or similar), unemployment and disability taxes.

(ccc) “Technology License” has the meaning set forth in Section 2.02(a).

(ddd) “Term” has the meaning set forth in Section 4.01.

(eee) “Territory” means the People’s Republic of China (but solely for the purposes of this Agreement, excluding Hong Kong, Taiwan and the Special Administrative Region of Macau).

(fff) “Territorial Infringement” has the meaning set forth in Section 2.11(a).

(ggg) “Third Party” means any Person other than Licensors, Licensees, and their respective Affiliates.

(hhh) “Third-Party Products” means Third-Party Sourced Local Products and Third-Party Sourced Imported Products.

(iii) “Third-Party Sourced Local Products” means Products manufactured in the Territory, that a Licensee purchases from, obtains supply from, or otherwise sources from a Third Party in accordance with the terms of this Agreement.

(jjj) “Third-Party Sourced Imported Products” means Products manufactured outside the Territory that a Licensee purchases from, obtains supply from, or otherwise sources from a Third Party in accordance with the terms of this Agreement.

(kkk) “Trademark License” has the meaning set forth in Section 2.01(a)(iii).

(lll) “Transfer” has the meaning set forth in Section 8.02.

(mmm) “United States Dollars” or “US$” means United States dollars, the lawful currency of the United States.

Section 1.02 Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

Section 1.03 References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph, Clause, Preamble, or Recital), Appendix, Exhibit or Schedule, such reference will be to a Section (or article, subsection, paragraph, subparagraph, clause, preamble, or recital) of, or an appendix, exhibit or schedule to, this Agreement. The table of contents and any article, Section, subsection, paragraph or subparagraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision will mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed, unless the context clearly indicates to be contrary, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import will refer to this Agreement as a whole (including its Appendices, Exhibits and Schedules), unless the context clearly indicates to the contrary (for example, that a particular Section, schedule or exhibit is the intended reference). The word “will” will be construed to have the same meaning and effect as the word “shall”. Whenever a document or other item is required to be delivered “in writing,” it may be delivered in any recorded format, including on paper or electronically. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. Unless otherwise specified, reference to “Licensees” shall not require any joint action, giving of notice, consent, or approval, or exercise of a right by both Licensees. Unless otherwise specified, reference to “Licensors” shall not require any joint action, giving of notice, consent, or approval, or exercise of a right by both Licensors.

ARTICLE II.

GRANT OF INTELLECTUAL PROPERTY LICENSES AND OBLIGATIONS OF LICENSEE.

Section 2.01 Trademark License.

(a) Grant of License. Subject to the terms and conditions set forth in this Agreement, GNC IPCo grants to Licensees, during the Term, an exclusive (subject to GNC’s rights under Section 6.5 of each Shareholders Agreement), sublicensable (subject to Section 2.01(b)) right and license to, solely in the Territory:

(i) affix the Licensed Marks to the packaging or re-packaging of Licensed Products (provided that no Licensed Products will be co-branded with the Marks of any other Person without GNC IPCo’s prior consent);

(ii) use the Licensed Marks to (i) promote, market, sell, transfer, and distribute the Licensed Products, (ii) operate, promote, and market online and offline retail stores or other sales channels that sell Licensed Products, (iii) provide and/or conduct Auxiliary Services and Activities, and (iv) otherwise operate the Business; and

(iii) use the Licensed Marks in connection with domain names approved by GNC IPCo (such approval not to be unreasonably withheld, delayed or conditioned) for online retail stores in the Territory and social media accounts created and used by Licensees to promote, market, and sell the Licensed Products in the Territory (the foregoing license set forth in this Section 2.01, the “Trademark License”).

(b) Sublicensing.

(i) Affiliates, Distributors and Other Vendors. Licensees are permitted to sublicense their rights under the Trademark License (i) to their Affiliates, and (ii) to Third Parties in connection with distribution agreements, marketing and advertising agreements, vendor agreements, and collaboration agreements between Licensees and any such Third Parties; provided that any such sublicensee is subject to all applicable terms and conditions of this Agreement.

(ii) Retail Sublicenses. Licensees are permitted to sublicense their rights under the Trademark License to Third Parties to use the Licensed Marks in connection with the operation of online and offline retail stores or other sales channels in the Territory, subject to GNC IPCo’s prior written approval (not to be unreasonably withheld, conditioned or delayed) including through Third Party platforms and online marketplaces; provided that any such sublicensee is subject to all applicable terms and conditions of this Agreement. GNC IPCo will provide a response to any such request within ten (10) business days. In the event GNC IPCo fails to approve or disapprove any such request within the aforementioned ten (10) business day period, then such request will be automatically deemed approved.

(iii) In General. Any act or omission of a Licensee’s sublicensees shall be deemed to be an act or omission of the applicable Licensee under this Agreement, and for the avoidance of doubt, to the extent such act or omission, if it had been taken by a Licensee, would have constituted a breach of a covenant or warranty hereunder, or would have formed the basis for an indemnifiable claim, the applicable Licensee shall be liable therefor as if it were an act or omission of such Licensee.

(c) Channels of Distribution. The Trademark License will include the exclusive right to sell, transfer, and distribute the Licensed Products in any manner and through any channel existing now or in the future in the Territory; provided that, for any new channels of distribution, Licensees will obtain GNC IPCo’s prior written approval, which will not be unreasonably withheld, conditioned or delayed. GNC IPCo will provide a response to any such request within ten (10) business days. In the event GNC IPCo fails to approve or disapprove any such request within the aforementioned ten (10) business day period, then such request will be automatically deemed approved. Notwithstanding anything to the contrary herein, Licensees will not sell, transfer or distribute the Licensed Products to any entity when a Licensee knows or has reason to believe that the Licensed Products will ultimately be sold to the consumer by street vendors.

(d) Commercialization. Licensees agree that, during the Term, Licensees will use commercial reasonable efforts to commercialize the Licensed Products in the Territory, and to use the Licensed Marks in connection therewith in accordance with the terms hereof.

(e) Reservation of Rights. Except for the specific licensed rights granted to Licensees under Section 2.01, all rights in and to the Licensed Marks are retained by and reserved by GNC IPCo. Licensees acknowledge that GNC IPCo owns the Licensed Marks and all rights therein and nothing in this Agreement will give Licensees any right, title or interest in or to the Licensed Marks other than pursuant to the license granted by this Agreement. Licensees will not acquire any rights whatsoever in the Licensed Marks as a result of their use under this Agreement and all uses of the Licensed Marks will inure to GNC IPCo’s benefit. GNC IPCo will retain all rights not expressly and exclusively conveyed in this Agreement.

(f) Goodwill. Licensees recognize the great value of the publicity and goodwill associated with GNC IPCo and the Licensed Marks and acknowledges that such goodwill belongs exclusively to GNC IPCo. Licensees further recognize that the Licensed Marks have acquired a secondary meaning in the minds of the purchasing public. Licensees will not, during the Term of this Agreement or thereafter, attack the property rights of GNC IPCo in and to the Licensed Marks or attack the validity, legality or enforceability of this Agreement.

(g) Third-Party Marks. In the event that GNC licenses any Marks related to the Business from a Third Party for use in the Territory, GNC IPCo will notify Licensees. At Licensees’ request, GNC IPCo will use commercially reasonable efforts to sublicense such Marks to Licensees in accordance with the terms of this Agreement; provided that any such sublicense will be subject to the terms of the license from such Third Party. In the event that GNC IPCo is able to sublicense any such Marks to Licensees, the Parties will cooperate in good faith to amend this Agreement to include such Marks as Licensed Marks hereunder, subject to the terms of the Third-Party license agreement.

Section 2.02 Technology License.

(a) Grant of License. Subject to the terms and conditions set forth in this Agreement, GNC Corp (on behalf of itself and/or its Affiliates as applicable) grants to Licensees, during the Term, a fully paid-up, royalty free, perpetual, irrevocable, sublicenseable (subject Section 2.02(b)), exclusive (except as further set forth in this Section 2.02) license under the Licensed Technology, to conduct the Business in the Territory, including the rights to Develop, Manufacture, have Manufactured, use, sell, and otherwise commercialize and exploit Licensee Manufactured Local Products in the Territory and to develop New Products for the Business (the foregoing license set forth in this Section 2.02, the “Technology License”). Notwithstanding the foregoing, GNC Corp will retain the right to use Licensed Technology to Manufacture or have Manufactured products in the Territory solely for distribution and sale outside the Territory. For the avoidance of doubt, nothing in this Technology License will be construed to limit any exclusive rights granted pursuant to the Product Supply Agreement.

(b) Sublicensing. Licensees are permitted to sublicense their rights under the Technology License (i) to their Affiliates without GNC Corp’s approval (without limiting the need for any required approval of their manufacturing facilities in accordance with Section 2.06(c)), (ii) to contract manufacturers in connection with the Manufacture of Licensee Manufactured Local Products for Licensees (subject to the approval of such contract manufacturers and their manufacturing facilities in accordance with Section 2.06(c)), and (iii) to other Third Parties with the approval of GNC Corp (not to be unreasonably withheld, conditioned or delayed); provided that any such sublicensee is subject to all applicable terms and conditions of this Agreement, including obligations of confidentiality.

(c) Additional Licensed Technology. If GNC Corp becomes aware of any material Licensed Technology that has not been previously identified or provided to Licensees, it will promptly notify Licensees of such material Licensed Technology and, upon request, provide such material Licensed Technology to Licensees in accordance with this Agreement and the Services Letter Agreement.

(d) Additional Licensed Products. If GNC Corp becomes aware of any additional Products that GNC Corp and its Affiliates have the right to manufacture, and the right to grant Licensees the right to manufacture in the Territory, and that are not identified on Schedule II, GNC Corp will promptly notify Licensees of such new Products. The right to Manufacture such new Products in the Territory will be included in the Technology License. GNC Corp will submit an updated Schedule II to Licensees, and the Parties will amend Schedule II to this Agreement accordingly in accordance with Section 8.04.

(e) Provision of Manufacturing Technology. In the event that Licensees desire to engage a third-party manufacturer for any Licensed Products, or desire to manufacture any Licensed Products on their own, Licensees will notify GNC Corp, and contingent upon Licensees obtaining applicable approvals in accordance with Section 2.06(c), GNC Corp will provide Licensees with the Manufacturing Technology related to such Licensed Products, including copies of all relevant documentation in its possession relating thereto, and if requested, providing Licensees with consulting services to facilitate their use of the Manufacturing Technology in accordance with the terms of the Services Letter Agreement.

Section 2.03 Proprietary Information / Know-How / Trade Secrets. Licensees (i) will hold in strict confidence all information that they acquire, directly or indirectly, from Licensors concerning the conduct of the Business, the Licensee Manufactured Local Products, and/or proprietary processes involved in the Manufacture of the Licensee Manufactured Local Products, including the Licensed Technology (including, for the avoidance of doubt, any Know-How and trade secrets included therein related to the Manufacture of the Licensee Manufactured Local Products) (collectively, “Proprietary Information”); provided, however, Proprietary Information will not include any publicly available information, (ii) will not disclose Proprietary Information to others (except contract manufacturers of Licensee Manufactured Local Products and Affiliates and Third Parties that are subject to confidentiality obligations consistent with those set forth herein), and (iii) will use Proprietary Information solely to conduct the Business in the Territory.

Section 2.04 Royalties. In consideration of the Licenses, Licensees will pay GNC IPCo a royalty equal to [***] of the Net Sales of the Licensed Products (the “Royalties”). The Royalties will be paid by Licensees to GNC IPCo in accordance with Article III. Notwithstanding the foregoing, and notwithstanding anything to the contrary herein, Licensees shall not be obligated to pay any Royalties pursuant to this Agreement on Net Sales of Third-Party Sourced Imported Products or Local Products that meet all of the following criteria: (i) such Products are not GNC Branded Products, (ii) such Products are not otherwise offered for sale or sold under the Licensed Marks, and (iii) such Products are not offered for sale or sold through any channels of distribution that are branded with any Licensed Marks (such as GNC-branded stores or websites).

Section 2.05 Quality Control. Licensees acknowledge the high standards of quality that GNC has maintained with respect to the goods and services associated with the Licensed Marks, and agree to maintain such standards of quality by complying with the requirements set forth in this Section 2.05. In furtherance thereof, Licensees agree that both the Local Products and Third-Party Sourced Imported Products and services they offer under the Licensed Marks, as well as any retail stores they operate under the Licensed Marks and the manufacturers of the Local Products and Third-Party Sourced Imported Products, will comply in all material respects with the applicable quality, safety, regulatory compliance, brand, and manufacturer and supplier standards set forth on Schedule III of this Agreement, which may be amended from time to time by mutual agreement of the Parties, or unilaterally by GNC IPCo to the extent such amendment is being made to its quality standards

***	Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

globally, or to the extent required by applicable law or regulation (the “Quality Standards”). GNC IPCo and Licensees agree that to the extent applicable quality standards in the Territory are more stringent than GNC’s global standards, the more stringent local standards will continue to apply in the Territory. Licensees warrant, represent, and covenant that when sold, the Local Products and Third-Party Sourced Imported Products will comply with the applicable Quality Standards. Licensees will not knowingly sell or distribute, or have their manufacturer(s) knowingly sell or distribute, any Licensed Products or component parts of Licensed Products bearing the Licensed Marks (or any portion thereof) if they are damaged, defective, irregular, seconds or contrary to the terms and conditions of this Agreement. Licensees will destroy any Licensed Products that are damaged, defective, irregular, seconds or otherwise contrary to the terms and conditions of this Agreement.

Section 2.06 Approval Procedures.

(a)	Approvals for New Products.

(i) Approval Procedure. In the event that Licensees propose to sell a New Product, then prior to Licensees’ commercialization of such New Product, Licensees will notify GNC IPCo thereof and submit to GNC IPCo the specifications for and samples of such New Product, together with a comprehensive package of safety and regulatory information regarding such New Product, as well as any other information or documentation reasonably requested by GNC IPCo to determine whether such New Product complies with the applicable Quality Standards, as well as samples and/or mock-ups of all packaging supplied or sourced by Licensees for such New Product. GNC IPCo will review, and approve or reject such Licensed Products. In the event that either GNC IPCo or a Licensee reasonably determines that additional quality standards are reasonably required for such New Product, the Parties will discuss such quality standards in good faith, and come to a mutual agreement on such standards, at which point, this Agreement will be amended to include such standards as part of the Quality Standards applicable to such New Product. GNC IPCo’s approval will not be unreasonably withheld, delayed or conditioned. GNC IPCo will bear all costs and expenses associated with its review and approval of such New Product. Licensees will maintain the same quality in New Products as in the samples approved by GNC IPCo. Licensees will maintain conformance of the New Products to the specifications as approved by GNC IPCo. Licensees will provide upon demand a reasonable number of samples of the New Products, at no cost to GNC IPCo.

(ii) Time for New Product Approval by GNC IPCo. GNC IPCo agrees to notify Licensees in writing of its approval or disapproval of any New Products submitted to it under Section 2.06(a) within ten (10) business days after Licensees’ submission, and agrees, in the case of its disapproval, to notify Licensees in writing of its reasons for disapproval. Notwithstanding the foregoing, if GNC IPCo acting in good faith reasonably determines that additional information is needed and notifies Licensees of the reasons for such determination within the ten (10) business day period, the ten (10) business day period will be tolled until that additional information is provided. In the event GNC IPCo fails to approve or disapprove any New Product submitted to it under Section 2.06(a) within the aforementioned ten (10) business day period, then such New Product will be automatically deemed approved. Upon GNC IPCo’s approval or deemed approval, such New Product will be considered a “Product” for purposes of this Agreement.

(iii) Limitations on Approval. Licensees acknowledge that GNC IPCo’s approval of any item of New Products described in this Agreement does not imply approval of any of the non-GNC IPCo controlled elements contained on, upon or within any such item of New Products. GNC IPCo’s approval of any New Product will not be construed in any way as an acknowledgement that such New Product is in compliance with any applicable laws, regulations and industry standards. The review of production samples, designs and prototypes of New Products during the approval process of GNC IPCo is required for the sole purpose of monitoring New Products’ adherence and compliance with the applicable Quality Standards.

(b) Approval of Sublicensees and Retail Partners. In the event that Licensees desire to sublicense their rights hereunder to any third-party retailer (whether brick-and-mortar, online, or otherwise), Licensees will notify GNC IPCo thereof, and submit to GNC IPCo such information reasonably requested by GNC IPCo relating to the proposed sublicensee and its proposed retail operation, in order to determine compliance with all applicable Quality Standards. GNC IPCo will notify Licensees in writing of its approval or disapproval within ten (10) business days after Licensees’ submission of all reasonably requested information, and agrees, in the case of its disapproval, to notify Licensees in writing of its reasons for disapproval. Notwithstanding the foregoing, if GNC IPCo acting in good faith reasonably determines that additional information is needed and notifies Licensees of the reasons for such determination within the ten (10) business day period, the ten (10) business day period will be tolled until that additional information is provided. In the event GNC IPCo fails to approve or disapprove any third-party retailer within the aforementioned ten (10) business day period, then such third-party retailer will be automatically deemed approved.

(c) Approval of Manufacturing Facilities. In the event that Licensees desire to engage a third-party manufacturer for any Licensed Products, or desires to manufacture any Licensed Products on their own, Licensees will notify GNC IPCo, and submit to GNC IPCo such information reasonably requested by GNC IPCo relating to the proposed manufacturer and/or manufacturing facility in order to determine compliance with all applicable Quality Standards. If requested by GNC IPCo, Licensees will also arrange for a GNC IPCo inspection of the proposed manufacturing facilities. GNC IPCo will notify Licensees in writing of its approval or disapproval within ten (10) business days after Licensees’ submission of all reasonably requested information and the completion of GNC IPCo’s inspection of the manufacturing facilities, and agrees, in the case of its disapproval, to notify Licensees in writing of its reasons for disapproval. Notwithstanding the foregoing, if GNC IPCo acting in good faith reasonably determines that additional information is needed and notifies Licensees of the reasons for such determination within the ten (10) business day period, the ten (10) business day period will be tolled until that additional information is provided. In the event GNC IPCo fails to approve or disapprove of such manufacturer and/or manufacturing facility within the aforementioned ten (10) business day period.

Section 2.07 Additional Covenants.

(a) Photographs of Licensed Marks. Upon a Licensee’s reasonable request, GNC IPCo will furnish to Licensees any photographs incorporating the Licensed Marks (e.g., photographs, slides or otherwise) free of charge, to the extent that GNC IPCo is in possession of such photographs and has the right to furnish them to Licensees. In addition, GNC IPCo will provide Licensees free of charge one (1) CD-ROM art bank of certain Licensed Marks on or about the execution of this Agreement.

(b) Translations. Except for product names where there is no applicable or appropriate translation, all translations of written material used on or in connection with the Licensed Products or Advertising Materials will be accurate and, to the extent a word or phrase does not have an applicable translation, the English word or phrase will be used. Subject to the foregoing, Licensees, when submitting the New Products for review under Section 2.06, will provide GNC IPCo with translations of all written materials in English.

(c) Governmental Approvals. It will be Licensees’ sole responsibility, at their own expense and in connection with their performance under this Agreement, to obtain all approvals (including approvals of certain Advertising Materials) from all necessary governmental authorities in the Territory. Licensors will, upon a Licensee’s reasonable request, assist Licensees in securing such approvals. To that end, Licensees will (i) comply with all laws, regulations and standards relating to or pertaining to the manufacture, sale, advertising or use of the Licensed Products and Advertising Materials; and (ii) comply with the requirements of any regulatory agencies which may have jurisdiction over the Licensed Products and Advertising Materials.

(d) Brand Usage Guidelines. Licensees will comply with GNC IPCo’s style guide(s) and brand usage guidelines attached hereto as Schedule IV (the “Brand Usage Guidelines”) when using the Licensed Marks under this Agreement, including on Licensed Product packaging and in Advertising Materials, in stores, or online. GNC may update the Brand Usage Guidelines from time to time; provided, however that Licensees will be given a reasonable period of time to comply with any changes to the Brand Usage Guidelines. Any new or revised Licensed Product packaging or Advertising Materials (excluding any de minimis changes thereto) will require GNC IPCo approval, which will not be unreasonably withheld, conditioned or delayed. GNC IPCo will notify Licensees in writing of its approval or disapproval within ten (10) business days after a Licensee’s submission of samples of such Licensed Product packaging or Advertising Materials, and agrees, in the case of its disapproval, to notify Licensees in writing of its reasons for disapproval. In the event GNC IPCo fails to approve or disapprove within the aforementioned ten (10) business day period, then the applicable Licensed Product packaging or Advertising Materials will be automatically deemed approved. Notwithstanding anything to the contrary in this Section 2.11(d), Licensees’ obligation to comply with any of GNC IPCo’s Brand Usage Guidelines and any changes to them hereunder is conditioned upon all such Brand Usage Guidelines and any changes to them being consistent in all material respects with the global style guide(s) and brand usage guidelines used by GNC IPCo, its Affiliates, and their respective partners.

Section 2.08 Legal and Ethical Standards. Licensees will, and Licensees will cause any of their applicable contractors and sublicensees to, manufacture, sell, promote, advertise and distribute the Licensed Products in a legal and ethical manner in accordance with the terms and intent of this Agreement, which includes for the avoidance of doubt compliance and conformance with the highest standards of employment practice then applicable concerning employee wage and benefits, employee working hours, child labor, forced labor, harassment or abuse, discrimination, freedom of association and health and safety. In addition to and in further support of the foregoing, the Licensed Products will in all respects be safe to consumers and will be manufactured, distributed and sold as follows: (a) without the use of child labor; (b) in an environment providing workers and employees with a safe and healthy workplace in compliance with all applicable laws; (c) employing only persons whose employment is voluntary and not using prison labor (or other forms of mental or physical coercion) as a form of discipline for workers or employees; (d) complying with all applicable wage and hour laws, including minimum wage, overtime and maximum hours, and utilizing such other fair employment practices as defined by applicable law; (e) not discriminating in hiring and employment practices on the grounds of race, religion, national origin, political affiliation, sexual orientation, gender or other criteria protected by applicable law; and (f) complying with all applicable environmental and animal cruelty laws.

Section 2.09 Audit. During the Term, Licensors (or an independent audit firm engaged by Licensors) will have the right to audit Licensees once a year in connection with Licensees’ (and their sublicensees’ and manufacturers’) compliance with all applicable Quality Standards and Brand Usage Guidelines. In furtherance of the foregoing, Licensees will include in their agreements with their manufacturers, suppliers, and sublicensees an audit right sufficient to permit Licensors to audit Licensees’ manufacturers, suppliers, and sublicensees as provided in this Section 2.09. In addition to the annual audit above, upon Licensors showing Licensees reasonable cause, Licensors will have the right to conduct additional audits on an ad-hoc basis. Licensors will conduct such audits at their own cost, and upon reasonable prior notice to Licensees, within normal business hours. The independent audit firm will keep confidential any information obtained during such inspection. If the independent audit firm determines any non-compliance with Section 2.05 and Section 2.07(d), Licensees will take immediate action to redress the deviation at their own cost.

Section 2.10 Trademark Protection.

(a) Licensed Marks. During the Term, GNC IPCo will maintain, at its own expense, the existing registrations of the Licensed Marks in the Territory, and will use commercially reasonable efforts to prosecute, obtain, and maintain registration of any Licensed Marks subject to a pending applications in the Territory. During the Term, if GNC IPCo or any of its Affiliates come to own any new Marks in the Territory that relate to the Business, then such Mark will automatically become a Licensed Mark, and GNC IPCo will promptly amend Schedule I to reflect any such additional Licensed Mark. In the event that Licensees desire to use any other Mark owned and used by GNC IPCo outside the Territory in connection with any Products sold or proposed to be sold by Licensees in the Territory, Licensees may request in writing that such Mark(s) be added to Schedule I as Licensed Marks (and the Parties will amend Schedule I to reflect any such additional Licensed Marks upon GNC IPCo’s approval in accordance with this Section 2.10(a)). GNC IPCo will approve any such request to the extent that GNC IPCo reasonably determines that it owns or can own such Mark(s) in the Territory and has the right to license such Mark(s) to Licensees for use in the Territory in accordance with the terms hereof, in each case, without infringing, conflicting with or otherwise violating any rights of any Third Party. GNC IPCo will promptly respond to any such request in writing; however, prior to issuing an approval or disapproval, GNC IPCo may conduct clearance searches with respect to such Mark(s) in the Territory.

(b) Trademark Registrations. Licensees may request in writing that GNC IPCo apply to register any Mark(s) in the Territory. Upon receipt of such request, the Parties would engage a reputable and independent trademark counsel in the Territory mutually acceptable to the Parties to conduct clearance searches with respect to such Mark(s) in the Territory and advise with respect to the risks and benefits of registering such Mark(s), with the Parties equally sharing the cost for such searches and advice. If such counsel indicates that the use and registration of such Mark(s) in the Territory is low-risk and recommends registration of any Mark(s) in the Territory, then Licensees will apply to register, register, and maintain such Mark(s) at GNC IPCo’s expense. If such counsel advises that use or registration of any such Mark is not low risk, or if such counsel recommends against registration of any such Mark in the Territory, then GNC IPCo may choose, in its sole discretion, whether or not to seek registration of such Mark. GNC IPCo will use commercially reasonable efforts to prosecute such applications and obtain the resulting registrations, at its own expense. Licensees will, and will cause their Affiliates to, execute all documents and perform such other acts as GNC IPCo may deem necessary or desirable to secure, perfect, or record GNC IPCo’s rights to the Licensed Marks. Neither Licensees nor any of their employees, agents, contractors or sublicensees will oppose, petition to cancel, or otherwise contest the Licensed Marks in the Territory, or any other corresponding or similar Marks of GNC IPCo or any of its Affiliates held anywhere in the world outside the Territory, or any Marks that are translations, adaptations, derivations and combinations of any of the foregoing or any other Marks confusingly similar thereto, or any registrations of or applications to register any of the foregoing anywhere in the world. Licensees furthermore agree that they will not apply for nor seek to obtain trademark, copyright or any other property right relative to the Licensed Marks, and will not seek to obtain trademark, copyright or any other intellectual property protection with respect to any trademarks, service marks, trade dress, logos or designs that are confusingly similar to the Licensed Marks, or any translations, adaptations, derivations and combinations thereof, anywhere in the world.

(c) Records Relative to Trademark Uses. Licensees will keep appropriate records, including copies of pertinent invoices and correspondence, of the date each Licensed Product is first placed on sale or sold in the Territory, and the dates of first use of each Licensed Mark on the Licensed Products and Advertising Materials. If requested to do so by GNC IPCo, Licensees, at their own expense, will supply GNC IPCo with samples of the trademark usage in question and other information which will enable GNC IPCo to complete and obtain trademark applications or registrations, or to evaluate or oppose any trademark applications, registrations, or uses by Third Parties. Upon termination of this Agreement, Licensees will deliver such records and samples to GNC IPCo, to the extent they have not already done so.

(d) Registered User. In the event that a Licensee requests, or that applicable law would require, GNC IPCo to register Licensees as registered users of the Licensed Marks, or would require the recordation of this Agreement, each Party will reasonably cooperate and execute and deliver to the other Party such documents as may be required by the other Party for such purposes.

(e) Trademark Notices. Licensees will affix or cause their authorized manufacturing sources to affix to the Licensee Manufactured Local Products and to the Advertising Materials (including on the packaging of any re-packaged GNC Sourced Imported Products) such trademark notices as specified on Schedule I or as otherwise directed in writing by GNC IPCo, and where reasonably commercially practicable, identifying GNC IPCo as the owner of the Licensed Marks.

Section 2.11 Enforcement of the Licensed Marks and Licensed Technology in the Territory.

(a) Notice. In the event that either of the Parties becomes aware of any infringement, dilution or other unauthorized use of the Licensed Marks or Licensed Technology in the Territory by any Person (“Territorial Infringement”), such Party will promptly notify in writing the other Party thereof.

(b) Enforcement by Licensee. Licensees will have the right, but not the obligation, to bring an enforcement action against any Person for Territorial Infringement (an “Enforcement Action”), with counsel of Licensees’ choosing, and at Licensees’ expense. If Licensees initiate an Enforcement Action, Licensors will reasonably cooperate with Licensees in investigating, prosecuting, and settling such Enforcement Action. Each Licensor will also have the option to join in the prosecution of the Enforcement Action, with counsel of its own choosing, and at such Licensor’s expense. Licensees will not settle any Enforcement Action or grant a sublicense to any Person who has committed Territorial Infringement (or otherwise permit any Person who has committed Territorial Infringement to use any Licensed Technology, any Licensed Mark or any Mark confusingly similar thereto) without the applicable Licensor’s prior written consent, which may be granted or withheld in Licensor’s sole discretion.

(c) Enforcement by Licensor. In the event that a Licensee has not sent a cease and desist letter regarding the Territorial Infringement or brought an Enforcement Action within thirty (30) days of becoming aware of such Territorial Infringement, the applicable Licensor may bring an Enforcement Action with counsel of such Licensor’s choosing, at such Licensor’s expense. Licensees will reasonably cooperate with such Licensor in investigating, prosecuting, and settling such Enforcement Action. Such Licensor may bring the Enforcement Action in its name alone or in the name of both such Licensor and Licensees, at Licensor’s expense. If such Licensor does not bring the Enforcement Action in the name of both such Licensor and Licensees, Licensees will also have the option to join in the prosecution of the Enforcement Action, with counsel of their own choosing, at Licensees’ expense. The applicable Licensor will have the right to compromise, settle or consent to any judgment with respect to any such Enforcement Action in its sole and absolute discretion; provided that the applicable Licensor agrees that it will not diminish, in any material respect, the rights granted to Licensees hereunder.

(d) Proceeds. All proceeds recovered in any Enforcement Action will first be remitted to each of the Parties to reimburse them for all their respective costs and expenses incurred in connection with such action. In any Enforcement Action brought pursuant to Section 2.11(b) above, any remaining proceeds will be retained by Licensees (provided that any such proceeds will be considered Net Sales, and applicable Royalties will be due thereon). In any Enforcement Action brought pursuant to Section 2.11(c) above, any remaining proceeds will be retained by the applicable Licensor.

ARTICLE III.

PAYMENTS.

Section 3.01 Royalty Payments.

(a) Royalty Statements. Licensees will furnish to GNC IPCo (on forms approved by GNC IPCo) within ten (10) days after the close of each and every calendar quarter during the Term hereof a full and complete statement, duly certified by an officer of Licensees to be true and accurate, showing the number of each type of Licensed Product sold during the calendar quarter in question, the Net Sales for each Licensed Product sold and the amount of Royalties due with respect to such sales together with such other pertinent information as GNC IPCo may reasonably request from time to time (the “Royalty Statement”). There will be a breakdown of sales of Licensed Products for each distribution channel, and all figures and monetary amounts will first be stated in the currency in which the sales were actually made. If several currencies are involved in any reporting category, that category will be broken down by each such currency. Next to each currency amount will be set forth the equivalent amount stated in United States Dollars, and the rate of exchange used in making the required conversion calculation. All computations and payments will be in United States Dollars at the spot rate for the local currency as published by XE.com (or such other exchange rate publisher as designated by GNC from time to time) for the last business day of the preceding month.

(b) Royalty Payments. Each Licensee will pay the Royalties due [***] (each such payment, a “Royalty Payment”). After receiving a Royalty Statement from a Licensee, GNC IPCo will issue an invoice for the Royalty Payment to such Licensee. Within [***] after such Licensee’s receipt of an invoice for the Royalty Payment issued by GNC IPCo, such Licensee will submit to GNC IPCo payment of the Royalties then due, by wire transfer to an account designated by GNC IPCo (which designation may be changed by GNC IPCo upon thirty (30) days prior notice to such Licensee).

Section 3.02 Payment Terms.

(a) Currency. All payments due in connection with this Agreement will be made in United States Dollars.

(b) Deductions; Taxes.

(i) Except for Taxes that a Licensor is required to withhold (including withholding taxes and value-added taxes under Section 3.02(b)(ii)), Licensees will be solely responsible for and will pay all Taxes (including those levied in or imposed by the Territory or any regional or local division thereof but excluding net income Taxes imposed on Licensors by the United States or a political subdivision thereof) associated with (A) this Agreement, (B) the performance by Licensees of their obligations under this Agreement, (C) the payment of Royalties and any other payments made by Licensees pursuant to this Agreement, (D) the

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transfer of funds or Royalties or the conversion of any currency into United States Dollars, (E) the manufacture, sale, distribution or advertising of the Licensed Products and any transaction relating thereto, and (F) the exportation, importation and sale of the Licensed Products and any transaction relating thereto (it being understood that Licensees are not permitted hereunder to import or export any Local Products, and is only permitted to export Imported Products from their country of manufacture and import such Imported Products into the Territory, subject to the terms of the Product Supply Agreement). Further, there will be no deduction from the Royalties or other payments owed to a Licensor hereunder for uncollectible accounts or other costs or expenses of any kind which may be incurred or paid by Licensees in connection with the foregoing. Upon the reasonable request of Licensees, the applicable Licensor will use commercially reasonable efforts to assist Licensees to obtain the approval of any foreign authorities; to take whatever steps may be required to effect the payment of funds from abroad; to minimize or eliminate the incidence of foreign Taxes, fees, or assessments which may be imposed; to protect their investments in foreign territories; to enable them to commence or continue doing business in any foreign territory; and to comply in any and all respects with all applicable laws and regulations. Licensees will be responsible for and will indemnify and hold Licensors harmless against any Taxes (including interest and penalties), costs, expenses or other liabilities incurred by or assessed against Licensors as a result of Licensees’ failure to pay any Taxes, costs or expenses for which Licensees are responsible pursuant to this subsection.

(ii) Notwithstanding anything to the contrary in the provisions of the preceding subsection above, each payment made to a Licensor under this Agreement will be made free and clear of and without deduction for any Taxes, except as required by applicable law. If Licensees are required under any applicable laws to deduct and withhold any Taxes or other governmental charges on any amounts payable under this Agreement, Licensees will (A) deduct and withhold from such amounts payable (which will be correspondingly reduced), (B) timely pay all such Taxes and other governmental charges over to the appropriate governmental authorities, and (C) remit to Supplier the difference. Licensees will obtain and furnish to such Licensor on a timely basis (using commercially reasonable efforts to obtain within 30 days after such payment), official tax receipts or other evidence of payment of all such Taxes and other governmental charges. Licensee will be responsible for and will indemnify and hold each Licensor harmless against any Taxes (including interest and penalties), costs, expenses or other liabilities incurred by or assessed against such Licensor as a result of Licensees’ failure to deduct and withhold any applicable Taxes, or failure to timely remit any such deducted and withheld Taxes to the appropriate taxing or governmental authority. Each Party will provide the other Party with such assistance as reasonably requested by such other Party in connection with any application to qualify for the benefit of a reduced rate of withholding taxation under the terms of any applicable tax treaty.

(c) Blocked Currency; Currency Conversion. In the event that any payment required to be made to a Licensor pursuant to this Agreement cannot be made when due because of the exchange control in the Territory and such payment remains unpaid for one (1) month, such Licensor may, by written notice served to Licensees, elect any of the following alternative methods of handling such payment:

(i) If the currency can be converted into currency other than United States Dollars for purposes of foreign remittance, such Licensor may elect to receive such payment in any such currencies as it may specify and, in such case, the amount payable in the foreign currency so selected will be determined by reference to the legal rate of exchange in existence as of the date of the original payment was due to such Licensor as published by XE.com (or such other exchange rate publisher as designated by such Licensor from time to time).

(ii) Such Licensor may elect to have payment made to it in the local currency, deposited to a bank account in such country as designated by such Licensor, in which event Licensees will furnish to such Licensor evidence of such deposit. Any such deposit amount will be determined by reference to the legal rate of exchange in existence as of the date the original payment was due to such Licensor as published by XE.com (or such other exchange rate publisher as designated by such Licensor from time to time).

All expenses of currency conversion and transmission will be borne by Licensees and no deduction will be made from remittances on account of such expense. Licensees from time to time may prepare applications, reports or other documents which may be required by the government of the applicable country in order that remittances may be timely made in accordance with this Agreement.

Section 3.03 Expenses Chargeable to Licensors. Licensees will not incur or create any expense chargeable to either Licensor without such Party’s prior written approval.

Section 3.04 No Waiver. The receipt or acceptance by a Licensor of any Royalty statements furnished pursuant to this Agreement, or the receipt or acceptance of any Royalty payments made, will not preclude Licensors from questioning their accuracy at any time.

Section 3.05 Books of Account and Other Records; Audits. Licensees will keep accurate books of account and records in accordance with generally accepted accounting principles covering all transactions relating to the rights and licenses granted under this Agreement including sales of Licensed Products. Licensees will also keep accurate books of account and records of their compliance with any and all shipment tracking, identification, anti-counterfeiting systems and labels that Licensors may establish from time to time. Licensors and their authorized representatives will have the right, at their own expense, at all reasonable hours of the day and upon reasonable prior notice, to examine and audit such books of account, documents and records relating to the exploitation of the Licensed Products described in this Agreement. Licensors will have reasonable access to such records for auditing purposes and for the purpose of making extracts and copies. At either Licensor’s request, Licensees will provide an authorized employee to assist in the examination of Licensees’ records. Should an audit by a Licensor establish a deficiency between the amount found to be due to a Licensor and the amount Licensees actually paid or reported, Licensees will pay: (a) the amount of such deficiency (including past due Royalties); (b) any out of pocket expenses incurred as a result of conducting such audit including the cost of the audit if such deficiency is more than [***] of the total Royalties found due; and (c) interest on the overdue royalty amount at the lower of [***] or the highest amount permitted by law, on the gross sum of the unpaid amount from the date such amount should have been paid until the date of payment. Licensees will pay any such amount due as a result of an audit, [***] after receipt of a demand for payment by a Licensor. All such books of account and records maintained by Licensees or their Affiliates will be kept available for at least four (4) years after the expiration or termination of this Agreement.

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Section 3.06 Third Party Payments. Licensees will use commercially reasonable efforts to ensure that their employees, agents, representatives, or subcontractors have not and will not make or accept any gratuity or special favor or other special considerations or forms of compensation/consideration, directly or indirectly, to or from Licensors, or any of their employees, agents or representatives, other than payments specifically identified under the terms of this Agreement or other written contractual arrangements between Licensors and Licensees.

ARTICLE IV.

TERM AND TERMINATION.

Section 4.01 Term. This Agreement will commence on the Effective Date and continue for twenty (20) years (the “Initial Term”) and will thereafter renew upon mutual consent of the Parties for additional ten (10) year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”), unless earlier terminated pursuant to this Article IV.

Section 4.02 Material Breach of this Agreement. If either Party commits a material breach of this Agreement, and does not cure such breach within ninety (90) days of receipt of written notice thereof from the non-breaching Party, then the non-breaching Party may terminate this Agreement; provided, however, that if such breach is not reasonably subject to cure within such ninety (90) days, subject to commercially reasonable efforts being undertaken by the breaching Party throughout such ninety (90)-day period and thereafter to cure such breach as promptly as possible, such cure period will be extended for an additional thirty (30) days; and provided, further that if either Party disputes in good faith whether a material breach of this Agreement has occurred, reasonably subject to cure, or been cured, then such ninety (90)-day period will be tolled during the pendency of such dispute. Such dispute will first be escalated to executive officers of the Parties, and if such officers are unable to resolve the dispute within ten (10) business days, such dispute will be escalated to the executive officers of Hayao and GNC Holdings, Inc. If the executive officers of Hayao and GNC Holdings, Inc. are unable to resolve the dispute within ten (10) business days, then either Party may refer the dispute to arbitration in accordance with Section 7.02. Notwithstanding the foregoing, Licensors will not have a right to terminate this Agreement under this Section 4.02 in the event any material breach of a Licensee or the failure of a Licensee to cure any material breach is caused (a) by GNC or any GNC Director acting against the direction of Hayao or any Hayao Director or by GNC or any GNC Director acting independently of Hayao or any Hayao Director, or (b) by an action or inaction of a Licensee that (i) was jointly approved by GNC or any GNC Director, on the one hand, and Hayao or any Hayao Director, on the other hand, or (ii) GNC or any GNC Director had prior knowledge of, and failed to raise an objection to, prior to the decision for such action or inaction being made.

Section 4.03 Effect of Termination of Shareholders Agreement. Except as set forth in Section 12.2(b)(iii) and Section 12.2(c)(v) of each Shareholders Agreement, this Agreement will survive with respect to a Licensee in the event of expiration or termination of the Shareholders Agreements for any reason; provided that such Licensee or its successor continues operation of the Business as a going concern.

Section 4.04 Effect of Termination. Termination of this Agreement under the provisions of this Article IV will be without prejudice to any rights or claims which a terminating Party may otherwise have against the other Party. Upon the termination of this Agreement for any reason whatsoever, it is understood that all Royalties owed on sales made prior to the date of termination will become immediately due and payable to the applicable Licensor. Except as otherwise set forth in Section 4.06 (Disposition of Inventory) upon termination of this Agreement, Licensees, their receivers, trustees, successors, sublicensees, assignees, or other representatives will have no right whatsoever to sell, exploit, or in any way deal with the Licensed Products, the Advertising Materials, the Licensed Marks and/or the Licensed Technology.

Section 4.05 Discontinuance of Use of Intellectual Property, etc. Subject to the provisions of Section 4.06 below, upon the expiration or earlier termination of this Agreement, Licensees will immediately and permanently: (a) discontinue using the Licensed Marks, Licensed Technology and Advertising Materials; and (b) destroy any molds, dies, CD’s, electronic data files, patterns, or similar items from which the Licensed Products and Advertising Materials were made where any element of the Licensed Marks is a part.

Section 4.06 Disposition of Inventory. If this Agreement terminates or expires for any reason, the provisions of this Section will apply. If Licensees deliver to GNC IPCo on or before thirty (30) days prior to the termination of this Agreement, a certificate showing written inventory listings on a Licensed Product-by-Licensed Product basis of all Licensed Products in Licensees’ possession, custody, or control as of the date of such inventory, Licensees will then have the non-exclusive right to use the Licensed Marks and Licensed Technology as permitted under this Agreement prior to such termination for a period of ninety (90) days immediately following the expiration of the then existing Term of this Agreement to sell any Licensed Products listed on such inventory, subject to the timely payment of Royalties due GNC IPCo on any such sales in accordance with the terms of this Agreement (the “Sell Off Period”); provided, however, that (a) Licensees may not sell off any Licensed Products that do not meet the applicable Quality Standards, and (b) if this Agreement has been terminated due to a Licensee’s failure to pay the Royalties due GNC IPCo under this Agreement, then Licensees may not sell off any Licensed Products until such outstanding Royalties are paid to GNC IPCo in full. Licensors will have the right, but not the obligation, to buy any or all of the GNC Branded Products listed on such inventory at Licensees’ cost. Licensors will have the option for any reason whatsoever to conduct physical inventories of the GNC Branded Products any time prior to the termination of this Agreement and continuing through the end of any Sell Off Period. Notwithstanding anything to the contrary herein, if a Licensee refuses to permit such physical inventory, Licensees will not be permitted to sell the GNC Branded Products during the Sell-Off Period. After such Sell Off Period, all inventory of GNC Branded Products on hand or in process, and all Advertising Materials, will be destroyed.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES.

Section 5.01 Licensors Representations and Warranties.

(a) Each Licensor represents and warrants to Licensees that: (i) GNC Intellectual Property Holdings, LLC is the business name of GNC IPCo and is reflected as such in all legal and governmental filings, and it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) General Nutrition Corporation is the business name of GNC Corp and is reflected as such in all legal and governmental filings, and it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (iii) it has the full right, power, legal capacity and authority to enter into and execute this Agreement, carry out the terms of this Agreement and grant Licensees the rights and privileges granted under this Agreement, (iv) no other agreements or unilateral claims exist which might affect a control over the rights granted to Licensees hereunder and such Licensor’s ability to carry out its duties and obligations under the terms of this Agreement; (v) a Licensor is the sole and exclusive owner of the Licensed Marks and a Licensor is the sole and exclusive owner of the Licensed Technology, in each case that is licensed under this Agreement; and (vi) the applicable Licensor has the authority to license the Licensed Marks and Licensed Technology under this Agreement.

(b) Each Licensor further represents and warrants to Licensees that, to Licensor’s knowledge, the use of the Licensed Marks and the Licensed Technology in the Territory as in accordance with the terms of this Agreement does not infringe or violate upon the intellectual property rights of any Person.

Section 5.02 Licensees’ Representations and Warranties.

(a) Licensees represent and warrants to Licensors that: (i) [●] is the business name of GNC HK, [●] is the business name of GNC China, and such names are reflected as such in all legal and governmental filings; (ii) GNC HK is a [●] duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and GNC China is a [●] duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (iii) Licensees have the full right, power, legal capacity and authority to enter into and execute this Agreement, carry out the terms of this Agreement; and (iv) no other agreements or unilateral claims exist which might affect a control over Licensees’ ability to carry out their duties and obligations under the terms of this Agreement.

(b) Licensees further represent and warrant to Licensors that if, during the Term, a Licensee, either individually or collectively with each other and/or either or both Licensors, may be considered a promoter and advertiser of the Licensed Products, then in those circumstances, Licensees will, on behalf of themselves and on behalf of Licensors, as applicable, comply with all applicable laws and regulations in the promotion and advertisement of the Licensed Products, and Licensors will cooperate and provide all reasonable assistance in order to enable Licensees to comply therewith. Licensees further represent and warrant to Licensors that they will not engage in any unconscionable commercial practice, fraud, false pretense, false promise, misrepresentation, or the knowing concealment, suppression of omission of any material fact in the advertising or promotion of the Licensed Products.

Section 5.03 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RELATIVE TO THE LICENSED PRODUCTS INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES OF TITLE AND NONINFRINGEMENT.

ARTICLE VI.

INDEMNIFICATIONS; LIMITATION OF LIABILITY/DAMAGES.

Section 6.01 Indemnification.

(a) Licensees’ Indemnification. Licensees will indemnify, defend and hold Licensors, and their licensees, successors and assigns, parent corporations, member corporations, subsidiaries and affiliates and its and their respective officers, directors, members, employees, advertisers, insurers, and representatives (each, a “Licensor Indemnitee”) harmless from any and all claims, suits, liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorneys’ fees (each, a “Claim”) made by Third Parties against a Licensor arising from:

(i) any unauthorized use, infringement or alleged infringement of any trademark, service mark, copyright, patent, process, method or device owned or controlled by a Third Party and exploited by a Licensee or any of its Affiliates or sublicensees in connection with the Licensed Product or the Advertising Materials in this Agreement (other than claims that the exploitation by a Licensee of the Licensed Marks in accordance with this Agreement infringes any Third-Party rights);

(ii) (A) any defects, alleged defects or deficiencies (whether obvious or hidden and whether or not present in any sample approved by GNC IPCo) in the Local Products or the Third-Party Sourced Imported Products, (B) the design, construction, fabrication or manufacture of the Local Products or the Third-Party Sourced Imported Products (including the use and/or selection of materials and/or component parts thereof), but only to the extent such design, construction, fabrication or manufacture is not in substantial conformance with the related manufacturing Know-How provided by a Licensor or any of its Affiliates to Licensees under this Agreement, or (C) the use of the Local Products or the Third-Party Sourced Imported Products by consumers;

(iii) any false advertising, fraud or misrepresentations related to the Licensed Products or the Advertising Materials by Licensees or any of their Affiliates or sublicensees (except to the extent arising from a claim of right to the Licensed Marks), but only to the extent such false advertising, fraud or misrepresentations or other claims are inconsistent with any specifications, product information, or advertising materials provided by a Licensor or any of its Affiliates to a Licensee;

(iv) any claim that the use of any design or other graphic component of any Licensed Product (other than the Licensed Marks) violates or infringes upon the trademark, copyright or other intellectual property rights (including trade dress) of a Third Party;

(v) any unauthorized uses of the Licensed Products or Advertising Materials by a Licensee or any of its Affiliates or sublicensees;

(vi) any actual libel or slander against, or invasion of the right of privacy, publicity or property of, or in violation or misappropriation of any other right of, any Third Party as it relates in any manner whatsoever to the exploitation of Licensees’ rights under this Agreement;

(vii) any agreements or alleged agreements, whether written or oral, made or entered into by or with a Licensee or any of its Affiliates or sublicensees to effectuate the terms of this Agreement, including any employment or consulting agreements entered into by a Licensee or any of its Affiliates or sublicensees related in any manner to the exploitation of this Agreement and such other agreements entered into by a Licensee or any of its Affiliates or sublicensees relating to the manufacture, distribution, exploitation, advertising, sale, offer for sale or use of the Licensed Products by a Licensee, its agents and/or representatives;

(viii) any Promotions conducted by a Licensee or any of its Affiliates or sublicensees related to this Agreement;

(ix) the Manufacture, use, distribution, offering for sale, and sale of Licensee Manufactured Local Products by or on behalf of a Licensee or any of its Affiliates or sublicensees;

(x) any breach of Licensees’ obligations, representations, or warranties under this Agreement (which breach was not caused by acts or omissions specifically attributed to a Licensor);

(xi) any act relative to unconscionable commercial practices, fraud, false pretense, false promise, false advertising, misrepresentation, or the knowing concealment, suppression or omission of any material fact in the advertising or promotion of the Licensed Products;

(xii) any claim for personal injury or property damage caused by the gross negligence or willful misconduct of a Licensee or any of its officers, directors, members, employees or agents; and

(xiii) any gross negligence or willful misconduct of a Licensee, its Affiliates, or any of its or their officers, directors, members, employees or agents; in each case (i) through (xiii), except to the extent such Claims arise out of a Licensor Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement or arise from claims for which a

Licensor provides indemnification pursuant to Section 6.01(b), and except to the extent such Claims arise out of acts or omissions of a Licensee caused (A) by GNC or any GNC Director acting against the direction of Hayao or any Hayao Director or by GNC or any GNC Director acting independently of Hayao or any Hayao Director, or (B) by an action or inaction of a Licensee that (1) was jointly approved by GNC or any GNC Director, on the one hand, and Hayao or any Hayao Director, on the other hand, or (2) GNC or any GNC Director had prior knowledge of, and failed to raise an objection to, prior to the decision for such action or inaction being made.

(b) Licensors Indemnification. Licensors will indemnify, defend and hold Licensees and their licensees, successors and assigns, parent corporations, member corporations, subsidiaries and affiliates and its and their respective officers, directors, members, employees, advertisers, insurers, and representatives (each, a “Licensee Indemnitee”) harmless from any and all Claims made by Third Parties against Licensees arising from:

(i) challenges to the applicable Licensor’s authority to license the Licensed Marks or Licensed Technology to Licensees or challenges to Licensees’ use of the Licensed Marks or Licensed Technology (provided such use by Licensees is in accordance with the terms hereof);

(ii) to the extent that the Licensed Marks have not been altered, changed or modified in any way from the version approved by GNC IPCo, a claim of right, title or interest in one or more elements of the Licensed Marks;

(iii) any breach of Licensors’ obligations, representations, or warranties under this Agreement (which breach was not caused by acts or omissions specifically attributed to a Licensee), including any breach arising from the early termination of the Trademark License and/or the Technology License, in whole or in part, due to a Licensor’s rejection of this Agreement in a bankruptcy or insolvency proceeding;

(iv) any claim for personal injury or property damage caused by the gross negligence or willful misconduct of Licensors or any of their officers, directors, members, employees or agents; and

(v) any gross negligence or willful misconduct of Licensor, its Affiliates, or any of its or their officers, directors, members, employees or agents; in each case (i) through (v), except to the extent such Claims arise out of a Licensee Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement or arise from claims for which Licensees provide indemnification pursuant to Section 6.01(a).

(c) Claims Procedures. With respect to any claims falling within the scope of the foregoing indemnifications: (i) each Party agrees promptly to notify the other of and keep the other fully advised with respect to such claims and the progress of any suits in which the other Party is not participating; (ii) each Party will have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the other Party; (iii) each Party will have the right to participate, at its sole expense, in any suit instituted against it and to approve any attorneys selected by the other Party to defend it, which approval will not be unreasonably withheld, delayed or conditioned; and (iv) a Party assuming the defense of a claim or suit against the other Party will not settle such claim or suit without the prior written approval of the other Party, which approval will not be unreasonably withheld, delayed or conditioned.

Section 6.02 LIMITATION OF LIABILITY/LIMITATION OF DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR REVENUE) ARISING OUT OF OR RELATED TO THIS AGREEMENT REGARDLESS OF THEIR CAUSE OR BY ANY THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH DAMAGES WERE FORESEEABLE. NOTWITHSTANDING THE FOREGOING, THIS SECTION 6.02 WILL NOT APPLY TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.01 AND ANY LIABILITY ARISING FROM ANY DAMAGES SUFFERED BY LICENSEES AS A RESULT OF A LICENSOR’S REJECTION OF THIS AGREEMENT IN A BANKRUPTCY OR INSOLVENCY PROCEEDING.

Section 6.03 Equitable Relief. In addition to any other remedies that may be available to each Party under this Agreement or other such applicable laws, either Party will have the right to seek, in any arbitration brought pursuant to Section 7.02, and the arbitrators in any such proceeding will be permitted to award, such equitable relief as may be appropriate, including such necessary injunctive relief, without the necessity of posting a bond or other security or proving actual damages.

ARTICLE VII.

GOVERNING LAW AND ARBITRATION.

Section 7.01 Governing Law. This agreement will be governed by, and construed in accordance with, the laws of Hong Kong without regard to the principles of conflicts of law of any jurisdiction.

Section 7.02 Arbitration. Subject to Section 7.03, any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, will be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s). The Dispute will be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There will be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third arbitrator, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s)

will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator. The arbitral proceedings will be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section will prevail. Each party to the arbitration will cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal will be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal will decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of Laws thereunder, and will not apply any other substantive Law.

Section 7.03 Preliminary Injunctive Relief. Any party to the Dispute will be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction prior to the constitution of the arbitral tribunal and/or during the pendency of the Dispute before the arbitral tribunal, without the necessity of posting a bond or other security or proving actual damages. In any suit, action or proceeding brought to obtain such relief, each Party waives its right to trial by jury and, to the maximum extent permitted by applicable law, waives its rights to interpose any counterclaim or set-off for any cause whatsoever.

Section 7.04 Fees and Costs. Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers will be borne by the losing Party.

Section 7.05 Non-Immunity. In any legal proceeding to enforce any award resulting from an arbitration proceeding and in any legal action between the Parties pursuant to or relating to this Agreement or any of the transactions contemplated hereby, each Party expressly waives the defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. The Parties further irrevocably waive any claim to immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Any arbitration award will be enforceable by any court or courts having jurisdiction over the Party against which the award has been rendered, or over the assets of the Party against which such award has been rendered, wherever such assets may be located.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 8.01 Force Majeure. If either Party is prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder (other than payment and royalty obligations) by reason of a Force Majeure Event, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means, then such Party will be excused from any further performance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. The Parties hereby irrevocably waive their right to claim that the Trademark License and Technology License have been terminated as a result of a Force Majeure Event.

Section 8.02 Restriction on Assignments. This Agreement and any rights and obligations of a Party under this Agreement are personal to such Party and will not be sold, assigned, sublicensed, subcontracted, hypothecated, conveyed, pledged, encumbered or otherwise transferred directly or indirectly, by law or contract (collectively “Transfer”), without the other Party’s prior written consent, which consent may be granted or withheld in the other Party’s sole discretion. For the avoidance of doubt, nothing herein will prohibit any Affiliate of Licensors from selling or transferring its business (including a Transfer of a Licensor), in whole or in part, or engaging in any restructuring of its business, so long as (a) GNC IPCo retains ownership of the Licensed Marks, and (b) any transferee of the Licensed Technology agrees to be bound by the Technology License, and assumes all rights and obligations in this Agreement and the Services Letter Agreement as they relate to the Technology License and Licensed Technology. Notwithstanding anything to the contrary herein, GNC IPCo may Transfer the Licensed Marks only as permitted in the Limited Liability Company Agreement of GNC IPCo, provided that any transferee of the Licensed Marks agrees to be bound by the Trademark License and assumes all rights and obligations in this Agreement as they relate to the Trademark License and Licensed Marks. Any Transfer in violation of this Section 8.02 will be invalid and of no force and effect. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.03 Independent Contractor Relationship. At all times the Parties will be considered independent contractors and this Agreement will not create an agency, partnership or employment relationship between the Parties. Nothing contained in this Agreement will be construed so as to make the Parties’ partners or joint venturers or to permit Licensees to bind Licensors to any agreement or purport to act on behalf of Licensors in any respect. Other than as specifically set forth herein, nothing contained in this Agreement will be construed so as to make Licensors, Licensees or any combination thereof partners or joint venturers or to permit the Parties to bind the other to any agreement or purport to act on their behalf in any respect unless otherwise set forth herein.

Section 8.04 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 8.05 No Waiver of Termination Rights. (i) The waiver, express or implied, by a Licensor of any rights under this Agreement; (ii) a Licensor’s failure to perform or act upon a provision of this Agreement; or (iii) a Licensor’s breach of this Agreement will not constitute or be deemed a waiver of any other right by a Licensor under this Agreement and such right will be exercisable when it is deemed appropriate by the applicable Licensor.

Section 8.06 Notices.

(a) Manner of Giving Notice. Any notice or other communication to be given under this Agreement will be in writing (which includes fax) and may be delivered or sent by post, e-mail or fax to the Party to be served as follows:

Notices to Licensors:

Address:
E-mail:
Fax Number:
For the attention of:

Notices to Licensees:

Address:
E-mail:
Fax Number:
For the attention of:

or at any such other address, e-mail address or fax number notified for this purpose to the other Parties under this Section 8.06. Any notice or other communication sent by post will be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

(b) Manner of Giving Notice. Any notice or other communication is deemed to have been given:

(i) if delivered, on the date of delivery;

(ii) if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another);

(iii) if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(iv) if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server,

but if the notice or other communication would otherwise be taken to be received after 5.00 p.m. or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

(c) Proof of Service. In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail, or that the fax was properly addressed and transmitted, as the case may be.

(d) Documents Relating to Legal Proceedings. This Section 8.06 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement.

Section 8.07 Entire Agreement. This Agreement and the other documents delivered pursuant hereto, including any exhibits and schedules hereto, constitute the full and entire agreement and understanding between the Parties with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

Section 8.08 Joint and Several Liability. The Licensees are jointly and severally liable for all obligations and liabilities of each other hereunder, and a breach of this Agreement by either Licensee shall be deemed a breach of this Agreement by both Licensees.

Section 8.09 No Third Party Rights. A Person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong).

Section 8.10 Language. The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications will be in English unless otherwise agreed.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will constitute an original of this Agreement but all the counterparts together will constitute but one and the same instrument.

Section 8.12 Severability. If any provision of this Agreement is held by any court of competent jurisdiction, or other competent authority, to be illegal, invalid or unenforceable in any respect under the Laws of any relevant jurisdiction then:

(a) the Parties will negotiate in good faith to replace such provision with a legal, valid and enforceable provision which, as far as possible, has the same commercial effect as the provision which it replaces;

(b) in default of Sub-Section (a), if such provision would be held to be legal, valid and enforceable if some part or parts of it were deleted then it will apply with such deletions as may be necessary to make it legal, valid and enforceable; and

(c) in default of Sub-Sections (a) and (b), such provision will be deemed to be severed from this Agreement and, where permissible, that will not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

Section 8.13 Binding Effect. The Parties represent and warrant that the person executing this Agreement has the authority to bind the Party on behalf of which he/she is signing.

Section 8.14 Acknowledgment by the Parties. The Parties by executing this Agreement acknowledge that they have reviewed and understand all provisions of the Agreement. Each Party has further reviewed the terms and conditions of the Agreement with their respective attorneys and, as a direct result thereof, have participated in the drafting of the Agreement. It is therefore understood and agreed that the language of the Agreement will not be presumptively construed in favor or against any party hereto.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date Effective Date.

AGREED to and ACCEPTED BY:

GNC IPCo

By:

Name:

Title:

Date:

GNC CORP

By:

Name:

Title:

Date:

Exhibit D – Final Form

[GNC HK]

By:

Name:

Title:

Date:

[GNC CHINA]

By:

Name:

Title:

Date:

Schedule I – Licensed Marks

Schedule II – Licensee Manufactured Local Products

Schedule III – Quality Standards

Schedule IV –Brand Usage Guidelines

EXHIBIT E

AGREED FORM OF PRODUCT SUPPLY AGREEMENT

Exhibit E – Final Form

FORM OF

PRODUCT SUPPLY AGREEMENT

This Product Supply Agreement (this “Agreement”) is entered into as of the [●] day of [●], 2018 (“Effective Date”) by and between General Nutrition Corporation, a corporation located at 300 Sixth Avenue, Pittsburgh, PA 15222 (“Supplier”) on the one hand, and [GNC Hong Kong Limited], a company incorporated in Hong Kong located at [●] (“GNC HK”) and [GNC China JV] a [●] located in [●] (“GNC China,”). Each of GNC HK and GNC China may be referred to individually as “Purchaser” and collectively as the “Purchasers”). Each of Supplier, on the one hand, and Purchasers, on the other, may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, GNC Holdings, Inc. and certain affiliates thereof, Harbin Pharmaceutical Group Co., Ltd. (“Hayao”), GNC HK, and certain other parties entered into a shareholders agreement dated [●] (the “HK Shareholders Agreement”), pursuant to which Purchasers will operate the Business on an exclusive basis in the Territory;

WHEREAS, GNC Holdings, Inc. and certain affiliates thereof, Hayao, GNC China, and certain other parties entered into a joint venture contract dated [●] (the “PRC JV Contract” and together with the HK Shareholders Agreement, the “Shareholders Agreements”, and each a “Shareholders Agreement”);

WHEREAS, GNC HK and GNC China intend to purchase the Imported Products in support of brick-and-mortar retail stores, online retailers and other permitted distribution channels; and

WHEREAS, Purchasers desire to purchase the Imported Products from Supplier, and Supplier is willing to supply the Imported Products to Purchasers on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and undertakings set forth below, and for other good and valuable consideration, the sufficiency of which are hereby established, Supplier and Purchasers, each with the intent to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION.

Section 1.01 Definitions. Unless the context otherwise requires, the following terms (in their singular or plural) as used in this Agreement will have the meanings set forth below in this Section 1.01. All capitalized terms herein not defined will have the meaning set forth in the Shareholders Agreements (and to the extent there is any discrepancy between the Shareholders Agreements with respect to the meaning of such term, the definition in the Shareholders Agreement applicable to the Purchaser in question will prevail).

(a) “Affiliate” means, with respect to a Person, any other Person other than a natural person that directly or indirectly Controls, is Controlled by or is under common Control with such Person; provided, however, that neither Party will be considered an Affiliate of the other Party, the shareholders of Purchaser will not be considered Affiliates of each other, and Purchaser will not be considered an Affiliate of any of the shareholders of Purchaser or any of their respective Affiliates.

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Arbitration Notice” has the meaning set forth in Section 7.02.

(d) “Claim” has the meaning set forth in Section 6.01(a).

(e) “Delivery Point” means the location identified in an Order Confirmation at which the Imported Products are to be delivered to Purchaser.

(f) “Dispute” has the meaning set forth in Section 7.02.

(g) “Effective Date” has the meaning set forth in the Preamble.

(h) “Force Majeure Event” means any failure or delay in rendering performance, which failure or delay does not involve the fault or negligence of the Party whose performance is affected, and which arises out of causes beyond the reasonable control of such Party, including: acts of God, acts of war, revolution, riots, civil commotion, labor unrest, acts of a public enemy, fire, earthquakes, floods or other similar natural disasters.

(i) [***]

(j) “Hayao” has the meaning set forth in the Recitals.

(k) “HKIAC” has the meaning set forth in Section 7.02.

(l) “HKIAC Rules” has the meaning set forth in Section 7.02.

(m) “Imported Products” means all Products that Supplier or any of its Affiliates supplies or makes available to supply to a reseller or distributor (whether in bulk, for packaging or re-packaging in the Territory, or in finished-product form) for distribution, resale, wholesale, or retail sale, or in bulk for packaging or re-packaging, in any country outside the United States; but only to the extent that Supplier has the right to supply such Products to Purchaser for resale or redistribution in the Territory. Without limiting the Products meeting the foregoing definition included in Imported Products, Imported Products will include the Products identified on Schedule I to this Agreement (as such Schedule may be amended from time to time in accordance with Section 2.11).

(n) “Initial Term” has the meaning set forth in Section 4.01.

(o) “Intellectual Property License Agreement” means the Intellectual Property License Agreement by and between Purchaser, Supplier and Supplier’s Affiliate, GNC Intellectual Property Holdings, LLC, dated [●].

***	Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

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(p) “Lead Time” means the minimum time between the date an Order for an Imported Product is placed by Purchaser and the date on which Purchaser can request that such Imported Product be delivered to Purchaser. Unless Supplier notifies Purchaser in writing of a different Lead Time for any particular Imported Product, the Lead Time for all Imported Products will be ninety (90) days.

(q) “Order” means a written purchase order for Imported Products issued by Purchaser to Supplier.

(r) “Order Confirmation” has the meaning set forth in Section 2.04.

(s) “Party” or “Parties” has the meaning set forth in the Preamble.

(t) “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

(u) “Prices” has the meaning set forth in Section 2.08(a).

(v) “Price Change Notice” has the meaning set forth in Section 2.08(b).

(w) “Products” means vitamins, herbs, minerals, supplements, diet, health, and sports nutrition products, health and nutrition products made from plant, fungi, or animal byproducts or derivatives, traditional Chinese medicine, any other products of the type that Supplier offers for sale (now or in the future) that Supplier has the right to provide to Purchaser, any other products Purchaser includes in its business under the terms of the Shareholders Agreements, and any “New Product” approved pursuant to the Intellectual Property License Agreement, in each case, whether in bulk or finished product form.

(x) “Purchaser” has the meaning set forth in the Preamble.

(y) “Purchaser Indemnitee” has the meaning set forth in Section 6.01(b).

(z) “Quantity Commitment” has the meaning set forth in Section 2.02.

(aa) “Renewal Term” has the meaning set forth in Section 4.01.

(bb) “Shareholders Agreement(s)” has the meaning set forth in the Recitals.

(cc) “Specifications” means (i) all laws, rules and regulations of the Territory applicable to the Imported Products, and (ii) the specifications for Imported Products and their packaging as set forth in Schedule II to this Agreement.

(dd) “Supplier” has the meaning set forth in the Preamble.

(ee) “Supplier Indemnitee” has the meaning set forth in Section 6.01(a).

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(ff) “Tax” or “Taxes” means any tax, assessment, levy, duty, tariff, impost or other charge in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts) imposed by any taxing or other governmental authority, including any income, profits, gross receipts, withholding, excise, transfer, sales, use, value-added, good and services, remittance, real property and personal property, stamp, documentary, registration, recording, license, service, occupation, premium, customs duties, capital stock, ad valorem, inventory, franchise, payroll, employment, social security (or similar), unemployment and disability taxes.

(gg) “Term” has the meaning set forth in Section 4.01.

(hh) “Territory” means the People’s Republic of China (but solely for the purposes of this Agreement, excluding Hong Kong, Taiwan and the Special Administrative Region of Macau).

(ii) “Third Party” means any Person other than Supplier, Purchaser, and their respective Affiliates.

(jj) “Transfer” has the meaning set forth in Section 8.02.

(kk) “United States Dollars” or “US$” means United States dollars, the lawful currency of the United States.

Section 1.02 Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

Section 1.03 References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph, Clause, Preamble, or Recital), Appendix, Exhibit or Schedule, such reference will be to a Section (or article, subsection, paragraph, subparagraph, clause, preamble, or recital) of, or an appendix, exhibit or schedule to, this Agreement. The table of contents and any article, Section, subsection, paragraph or subparagraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision will mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed, unless the context clearly indicates to be contrary, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import will refer to this Agreement as a whole (including its Appendices, Exhibits and Schedules), unless the context clearly indicates to the contrary (for example, that a particular Section, schedule or exhibit is the intended reference). The word “will” will be construed to have the same meaning and effect as the word “shall”. Whenever a document or other item is required to be delivered “in writing,” it may be delivered in any recorded

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format, including on paper or electronically. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

ARTICLE II.

SUPPLY OF IMPORTED PRODUCTS.

Section 2.01 License.

(a) Exclusive License to Distribute. Subject to the terms of this Agreement, during the Term, Supplier (on behalf of itself and its Affiliates) hereby designates Purchasers, and Purchasers hereby accept such designation, as Supplier’s and its Affiliates’ exclusive distributor in the Territory of the Imported Products, and Supplier (on behalf of itself and its Affiliates) grants to Purchasers an exclusive (subject to Section 6.5 of each Shareholders Agreement), sublicensable (subject to Section 2.01(b)) right and license to market, promote, distribute, offer for sale, sell, and import the Imported Products in the Territory. Subject to the terms of this Agreement, during the Term, Supplier will not, and will cause its Affiliates not to, without the prior written consent of GNC HK, except as otherwise provided in Section 6.5 of the Shareholders Agreements, sell or supply any Products to any Person in the Territory (or to any Person outside the Territory whom Supplier has reason to believe will resell or distribute such Products to a Person in the Territory) other than Purchasers.

(b) Sublicensing. Purchasers are permitted to sublicense their rights to their Affiliates, distributors, retailers, and brick-and-mortar and online retailers (provided, that, for the avoidance of doubt, all distributors and brick-and-mortar and online retailers engaging in consumer-facing distribution or sale of the Imported Products will require approval under the Intellectual Property License Agreement). Any act or omission of a Purchaser’s sublicensees shall be deemed to be an act or omission of the applicable Purchaser under this Agreement, and for the avoidance of doubt, to the extent such act or omission, if it had been taken by a Purchaser, would have constituted a breach of a covenant or warranty hereunder, or would have formed the basis for an indemnifiable claim, the applicable Purchaser shall be liable therefor as if it were an act or omission of such Purchaser.

Section 2.02 Forecasts. Within ten (10) days after the Effective Date, and thereafter at least five (5) days prior to the expiration of every month, Purchasers will provide Supplier with a written forecast of its projected monthly volume requirements for each of the Imported Products for the following twelve (12) calendar months within the Term, or where less than twelve (12) months exist prior to the termination of the Term, the remaining period left within the Term. The first three (3) months of such forecast will be binding upon Purchasers (the quantities forecast for such three (3) months being referred to herein as the “Quantity Commitment”).

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Section 2.03 Orders. In order to purchase Imported Products hereunder, Purchasers will issue Orders for such Imported Products, which Orders will reference this Agreement and be sent to Supplier by confirmed facsimile, electronic transmission, or other mutually-agreed means. Each Order will include at least the following: (a) the Purchaser’s Order number; (b) an identification of the Imported Products ordered by such Purchaser by stock keeping unit; (c) the applicable Imported Product quantities; (d) any shipping instructions, and (e) the requested delivery date(s). Any terms or conditions of any Order that are in addition to or inconsistent with the terms of this Agreement are void, and are hereby rejected.

Section 2.04 Order Acceptance. Supplier will accept all Orders for Imported Product that comply with the applicable Lead Time(s) and Quantity Commitment(s); provided that the quantities ordered (on a Product-by-Product basis) do not exceed the applicable Quantity Commitment. Supplier will use commercially reasonable efforts to fulfill Orders for Imported Product that exceed the applicable Quantity Commitment; provided, however, in no event will Supplier be liable or otherwise held responsible for failure to fulfill Orders to the extent they exceed the applicable Quantity Commitment. Supplier will notify the applicable Purchaser of acceptance of an Order within five (5) business days of receipt thereof (the “Order Confirmation”) or indicate a reason in writing for rejection of an Order (in whole or in part). Any Orders that are neither expressly accepted nor rejected within such five (5) business day period will be deemed accepted as is (subject to the applicable Quantity Commitment). If an Order requests a delivery date for Imported Product that is inconsistent with an applicable Lead Time or requests a quantity of Imported Product that would result in the Quantity Commitment being exceeded for the applicable calendar month, Supplier may, in its Order Confirmation, either accept the Order or modify the terms on which it will accept the Order to bring the Order into compliance with the applicable Lead Time and/or the Quantity Commitment; provided that if Supplier modifies the quantity of Imported Product in its Order Confirmation to bring the Order into compliance with the Quantity Commitment, Supplier will also use commercially reasonable efforts to notify the Purchaser in the Order Confirmation whether, and to what extent, it expects that it may be able to fulfill any portion(s) of the Order that exceed the Quantity Commitment, it being understood that the notification is non-binding on Supplier (and it being understood that Purchasers will be required to accept any such Imported Products (up to the amount requested in the original Order) that are delivered by Supplier and that are non-defective). The issuance of an Order Confirmation means that the terms of the Order have been agreed and that Supplier accepts the Order and agrees to be bound by the terms thereof, subject to the provisions of this Section 2.04. Upon Supplier’s issuance of an Order Confirmation, neither Party may cancel an accepted Order without the written consent of the other Party. Specifically, Purchasers agree that once an Order is accepted by Supplier, Purchasers will not cancel such Order and will accept and pay for all Imported Products manufactured by Supplier or its designees pursuant to the terms hereof; provided, however, that the Parties agree that any Order may be cancelled or modified by Purchasers with the prior written consent of Supplier.

Section 2.05 Specifications. Supplier will manufacture and package the Imported Products for delivery in accordance with the Specifications, including accommodating, within a commercially reasonable period of time, all requests of Purchasers for additions or alterations to the Specifications for the Imported Products and their packaging and labeling that are required by applicable laws, rules, and regulations in the Territory for import, sale, distribution, marketing and promotion of the Imported Products in the Territory. In addition, Purchasers will have the right to make additional requests prior to final packaging of the Imported Products, for Supplier to make other reasonable additions or alterations to the Specifications of the Imported Products or their packaging or labeling,

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and Supplier will discuss with Purchasers in good faith such additional requests and will use commercially reasonable efforts to accommodate such additional requests of Purchasers in a timely manner. Purchasers acknowledge that accommodating any request for changes to the Specifications may impact Supplier’s ability to deliver the Imported Products on time, and, if so, Supplier will notify the applicable Purchaser, the Parties will discuss in good faith and mutually agree to a new delivery date for the Imported Products affected by such request, and Supplier will deliver such affected Imported Products by such new delivery date.

Section 2.06 Delivery and Risk of Loss. Delivery of all Imported Products will be made Ex Works (Incoterms 2010) to the Delivery Point; provided, however, that Supplier will provide all assistance reasonably requested by Purchasers to obtain export customs clearance in the United States of America. The terms of Ex Works (Incoterms 2010) are incorporated herein by reference.

Section 2.07 Delivery Acceptance; Rejection. Upon delivery of the Imported Products to a Purchaser following clearance of import customs in the Territory and the completion of any government inspections of the Imported Products in the Territory, the Purchaser will reasonably inspect the Imported Products and will indicate to Supplier within ten (10) business days of any under-delivery, over-delivery, or product damage or defects reasonably discoverable upon visual examination. Upon any notification of under-delivery, product damage, or defects by a Purchaser pursuant to this Section 2.07, Supplier will, at such Purchaser’s option, promptly replace any delivery shortage or damaged or defective Imported Product or provide such Purchaser with a credit or refund for the Price therefor, but will not have any other liability to Purchasers. Subject to Section 2.04, Purchasers will have the option of accepting or rejecting any Imported Products delivered in excess of those specified in an Order. All Imported Products that are rejected as being nonconforming or in excess of the amount ordered will be returned to Supplier at Supplier’s reasonable expense. Purchasers will accept any non-defective, non-excess Imported Products.

Section 2.08 Imported Product Prices.

(a) In General. The Imported Products will be supplied to Purchasers pursuant to this Agreement [***] (the “Prices”). Without limitation, the Prices will be set forth on Schedule II [***]. All Prices are in United States Dollars.

(b) Standard Price Changes. Supplier reserves the right to adjust the Imported Product Prices [***] and will provide Purchasers with written notice (the “Price Change Notice”) of the new Prices for the Imported Products. The new Prices will be effective from the date of such Price Change Notice until the next Price Change notice issued by Supplier. [***]; however, Supplier may issue Price Change Notices at other times; provided that, subject to Section 2.08(c) below, Supplier will not issue more than [***]. For the avoidance of doubt, Supplier will be responsible for improving efficiencies if necessary to enable it to sell the Imported Products at the foregoing Prices. In the event it is not commercially practicable for Supplier to do so and Supplier reasonably believes that further modifications to the Prices are necessary, Supplier will provide Purchasers with all documentation and information necessary to support this position (e.g. labor, transportation and other such costs), and the Parties will discuss in good faith any additional adjustments to the Prices.

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(c) Extraordinary Price Changes. Notwithstanding anything to the contrary in Section 2.08(b), if at any time Supplier believes (i) that a change in the market price for any of the Imported Products warrants a corresponding increase or decrease in the applicable Imported Product Price, or (ii) that additional required testing of any Imported Product beyond what is currently performed warrants a change in the applicable Imported Product Price, Supplier will provide Purchasers with all documentation and information necessary to support this position, and the Parties will discuss in good faith any additional adjustments to the Prices.

(d) Price Changes due to Changes in Specifications. Notwithstanding anything to the contrary in Section 2.08(b), if a change in the Specifications of an Imported Product made pursuant to Section 2.05 warrants a corresponding increase or decrease in the applicable Imported Product Price, Supplier will notify Purchasers, and provide Purchasers with all documentation and information necessary to support the increase or decrease in Price, and the Parties will adjust the Price as warranted consistent with Section 2.08(a).

Section 2.09 Recalls.

(a) Recall by Supplier. In the event of an Imported Product recall initiated by Supplier, Purchasers will cooperate fully with Supplier with respect to such recall, and will perform all acts reasonably requested by Supplier with respect to such recall. Purchasers will consult with Supplier regarding the content of any public statements regarding the Imported Product recall.

(b) Recall by Purchasers. In the event of an Imported Product recall initiated by a Purchaser, Supplier will cooperate fully with Purchasers with respect to such recall, and will perform all acts reasonably requested by Purchasers with respect to such recall. Supplier will consult with Purchasers regarding the content of any public statements regarding the Imported Product recall.

(c) Cost of Recall. If a Recall is initiated because of a reason solely attributable to Supplier, Supplier will be responsible for all expenses incurred by Purchaser as a result of such Recall, will refund each Purchaser for the full Price of the recalled Imported Product of such Purchaser, and compensate all damages and losses suffered by Purchasers as a result of such Recall. If a Recall is initiated because of a reason solely attributable to a Purchaser, Purchasers will be responsible for all expenses incurred by Supplier as a result of such Recall, and compensate all damages and losses suffered by Supplier as a result of such Recall.

Section 2.10 Product Warranty. The Supplier will provide to Purchasers and extend to Purchasers all of Supplier’s standard warranties applicable to the Imported Products under the terms of this Agreement. Supplier represents, warrants, and covenants that such standard warranties provided and extended to Purchasers are and will be no less favorable than the warranties for such Imported Products provided by Supplier to its Affiliates that distribute Imported Products or other distributors and, for such Imported Products supplied by Supplier that Supplier or its Affiliates

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sources from a Third Party, no less favorable than the warranties for such Imported Products provided by such Third Parties to Supplier or its Affiliates. Supplier will disclose such standard warranties to Purchasers and will not amend or modify such standard warranties, unless such warranties are amended or modified for its Affiliates that distribute Imported Products or for other distributors. The provision of this Section will survive any expiration or termination of this Agreement.

Section 2.11 Additional Imported Products. If Supplier becomes aware of any additional Products of Supplier that are available for importation into, and distribution within, the Territory, Supplier will promptly notify Purchasers of such new Products. Supplier will offer such new Products to Purchasers at GNC Standard Prices in accordance with Section 2.08. If Purchasers desire to purchase the new Product from Supplier and distribute the new Product in the Territory, then Supplier will submit an updated Schedule I and Schedule II to Purchasers, and the Parties will amend Schedule I and Schedule II to this Agreement accordingly in accordance with Section 8.04.

ARTICLE III.

PAYMENTS.

Section 3.01 Payment for Imported Products. Upon delivery of the Imported Products, Supplier will issue to each Purchaser an invoice for the Imported Products delivered to such Purchaser, based on the Price of the Imported Products less any applicable credits. Purchasers will pay to Supplier all amounts properly invoiced within [***] following receipt of the invoice; provided, however, that Purchasers will in no event be required to pay such amounts prior to the time that the applicable Imported Products are delivered. If delivery is made more than [***] following receipt of the invoice, Purchasers will pay any outstanding amounts that were properly invoiced promptly following delivery. All payments will be made in United States Dollars. In the event that either Purchaser fails to make a payment as prescribed above, following written notification to Purchasers by Supplier, Supplier may withhold further shipment of Imported Product(s) to Purchasers until such delinquent payment is received.

Section 3.02 Payment Terms.

(a) Currency. All payments due in connection with this Agreement will be made in United States Dollars.

(b) Deductions; Taxes.

(i) Except for Taxes that Purchasers are required to withhold (including withholding taxes and value-added taxes) under Section 3.02(b)(ii), Purchasers will be solely responsible for and will pay all Taxes (including those levied in or imposed by the Territory or any regional or local division thereof but excluding net income Taxes imposed on Supplier by the United States or a political subdivision thereof) associated with (A) this Agreement, (B) the performance by Purchasers of their obligations under this Agreement, (C) any payments made by Purchasers pursuant to this Agreement, (D) the transfer of funds or the conversion of any currency into United States Dollars, (E) the sale, distribution or advertising

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of the Imported Products and any transaction relating thereto, and (F) the exportation, importation and sale of the Imported Products and any transaction relating thereto (it being understood that Purchasers are only permitted to export Imported Products from their country of manufacture and import such Imported Products into the Territory). Further, there will be no deduction from the payments owed to Supplier hereunder for uncollectible accounts or other costs or expenses of any kind which may be incurred or paid by Purchasers in connection with the foregoing. Upon the reasonable request of a Purchaser, Supplier will use commercially reasonable efforts to assist such Purchaser to obtain the approval of any foreign authorities; to take whatever steps may be required to effect the payment of funds from abroad; to minimize or eliminate the incidence of foreign Taxes, fees, or assessments which may be imposed; and to comply in any and all respects with all applicable laws and regulations. Purchasers will be responsible for and will indemnify and hold Supplier harmless against any Taxes (including interest and penalties), costs, expenses or other liabilities incurred by or assessed against Supplier as result of either Purchaser’s failure to pay any Taxes, costs or expenses for which either Purchaser is responsible pursuant to this subsection.

(ii) Notwithstanding anything to the contrary in the provisions of the preceding subsection above, each payment made to Supplier under this Agreement will be made free and clear of and without deduction for any Taxes, except as required by applicable law. If a Purchaser is required under any applicable laws to deduct and withhold any Taxes or other governmental charges on any amounts payable under this Agreement, such Purchaser will (A) deduct and withhold from such amounts payable (which will be correspondingly reduced), (B) timely pay all such Taxes and other governmental charges over to the appropriate governmental authorities, and (C) remit to Supplier the difference. Purchasers will obtain and furnish to Supplier on a timely basis (using commercially reasonable efforts to obtain within 30 days after such payment), official tax receipts or other evidence of payment of all such Taxes and other governmental charges. Purchasers will be responsible for and will indemnify and hold Supplier harmless against any Taxes (including interest and penalties), costs, expenses or other liabilities incurred by or assessed against Supplier as a result of either Purchaser’s failure to deduct and withhold any applicable Taxes, or failure to timely remit any such deducted and withheld Taxes to the appropriate taxing or governmental authority. Supplier and Purchasers will provide each other with such assistance as reasonably requested by the other Party in connection with any application to qualify for the benefit of a reduced rate of withholding taxation under the terms of any applicable tax treaty.

(c) Blocked Currency; Currency Conversion.

(i) In the event that any payment required to be made to Supplier pursuant to this Agreement cannot be made when due because of the exchange control in the Territory and such payment remains unpaid for one (1) month, Supplier may, by written notice served to Purchasers, elect any of the following alternative methods of handling such payment:

(ii) If the currency can be converted into currency other than United States Dollars for purposes of foreign remittance, Supplier may elect to receive such payment in any such currencies as it may specify and, in such case, the amount payable in the foreign currency so selected will be determined by reference to the legal rate of exchange in existence as of the date of the original payment was due to Supplier as published by XE.com (or such other exchange rate publisher as designated by Supplier from time to time).

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(iii) Supplier may elect to have payment made to it in the local currency, deposited to a bank account in such country as designated by Supplier, in which event Purchasers will furnish to Supplier evidence of such deposit. Any such deposit amount will be determined by reference to the legal rate of exchange in existence as of the date the original payment was due to Supplier as published by XE.com (or such other exchange rate publisher as designated by Supplier from time to time).

(iv) All expenses of currency conversion and transmission will be borne by Purchasers and no deduction will be made from remittances on account of such expense. Purchasers from time to time may prepare applications, reports or other documents which may be required by the government of the applicable country in order that remittances may be timely made in accordance with this Agreement.

Section 3.03 Expenses Chargeable to Supplier. Purchasers will not incur or create any expense chargeable to Supplier without Supplier’s prior written approval.

Section 3.04 No Waiver. The receipt or acceptance by Supplier of any payments made pursuant to this Agreement will not preclude Supplier from questioning their accuracy at any time.

Section 3.05 Books of Account and Other Records; Audits. Supplier will keep accurate books of account and records in accordance with generally accepted accounting principles covering all transactions relating to the manufacturing, sourcing, quality control and supplying of the Imported Products, compliance with Specifications, the Prices and Purchasers’ rights under Section 2.10. All such books of account and records maintained by Supplier will be kept available for at least four (4) years after the expiration or termination of this Agreement. Purchasers and their authorized representatives will have the right during the Term, at their own expense, and during business hours and upon reasonable prior notice to Supplier, to examine and audit such books of account, documents and records no more than once every year (i.e. one audit for both Purchasers; not one audit for each Purchaser). Notwithstanding the foregoing, should an audit by Purchasers establish that Purchasers collectively paid more than one-hundred-and-five percent (105%) of what was actually owed under this Agreement or upon Purchasers showing Supplier reasonable cause, Purchasers will have the right to conduct additional audits on an ad-hoc basis. In the event an audit reveals an overpayment by a Purchaser, Supplier will, after receipt of a written payment demand for payment by such Purchaser: (a) issue a credit to such Purchaser in the amount of the overpayment in its next invoice to such Purchaser, and if any portion of such credit remains following the next invoice issued to such Purchaser by Supplier, Supplier will reimburse such Purchaser for the remaining balance; (b) pay the cost of the audit if Purchasers collectively paid more than one-hundred-and-five percent (105%) of what was actually owed to Supplier; and (c) pay (or if applicable, issue a credit for) interest on the overpaid amount at the lower of one and one-half percent (1.5%) per month (eighteen percent (18%) per annum) on the amounts overpaid from the date that is one-hundred and fifty (150) days after the date on which such amounts were paid until the date the invoice was credited or the balance was reimbursed, as applicable. In the event an audit reveals a breach of Supplier’s manufacturing, sourcing, quality control, and supply obligations (including compliance with Specifications) under this Agreement, Supplier will promptly take action to redress any such breach at its own cost.

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Section 3.06 Third Party Payments. Purchasers will use commercially reasonable efforts to ensure that their employees, agents, representatives, or subcontractors have not and will not make or accept any gratuity or special favor or other special considerations or forms of compensation/consideration, directly or indirectly, to or from Supplier, or any of their employees, agents or representatives, other than payments specifically identified under the terms of this Agreement or other written contractual arrangements between Supplier and Purchasers.

ARTICLE IV.

TERM AND TERMINATION.

Section 4.01 Term. This Agreement will commence on the Effective Date and continue for twenty (20) years (the “Initial Term”) and will thereafter renew upon mutual consent of the Parties for additional ten (10) year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”), unless earlier terminated pursuant to this Article IV.

Section 4.02 Material Breach of this Agreement. If either Party commits a material breach of this Agreement, and does not cure such breach within ninety (90) days of receipt of written notice thereof from the non-breaching Party, then the non-breaching Party may terminate this Agreement as to all Parties; provided, however, that if such breach is not reasonably subject to cure within such ninety (90) days, subject to commercially reasonable efforts being undertaken by the breaching Party throughout such ninety (90)-day period and thereafter to cure such breach as promptly as possible, such cure period will be extended for an additional thirty (30) days; and provided, further that if either Party disputes in good faith whether a material breach of this Agreement has occurred or been cured, then such ninety (90)-day period will be tolled during the pendency of such dispute; and provided, further that if either Party disputes in good faith whether a material breach of this Agreement has occurred, reasonably subject to cure, or been cured, then such ninety (90) day period will be tolled during the pendency of such dispute. Such dispute will first be escalated to executive officers of the Parties, and if such officers are unable to resolve the dispute within ten (10) business days, such dispute will be escalated to the executive officers of Hayao and GNC Holdings, Inc. If the executive officers of Hayao and GNC Holdings, Inc. are unable to resolve the dispute within ten (10) business days, then either Party may refer the dispute to arbitration in accordance with Section 7.02. Notwithstanding the foregoing, Supplier will not have a right to terminate this Agreement under this Section 4.02 in the event any material breach of a Purchaser or the failure of a Purchaser to cure any material breach is caused by (a) by GNC or any GNC Director acting against the direction of Hayao or any Hayao Director or by GNC or any GNC Director acting independently of Hayao or any Hayao Director, or (b) by an action or inaction of a Purchaser that (i) was jointly approved by GNC or any GNC Director, on the one hand, and Hayao or any Hayao Director, on the other hand, or (ii) GNC or any GNC Director had prior knowledge of, and failed to raise an objection to, prior to the decision for such action or inaction being made.

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Section 4.03 Effect of Termination of Shareholders Agreements. Except as set forth in Section 12.2(b)(iii) and Section 12.2(c)(v) of each Shareholders Agreement, this Agreement will survive with respect to a Purchaser in the event of expiration or termination of the Shareholders Agreements for any reason; provided that such Purchaser or its successor continues operation of the Business as a going concern.

Section 4.04 Effect of Termination. Termination of this Agreement under the provisions of this Article IV will be without prejudice to any rights or claims which a terminating Party may otherwise have against the other Party. If the Agreement is terminated for a Purchaser’s material breach pursuant to Section 4.02, Supplier may choose to fulfill or cancel all unfulfilled Orders (or the unfulfilled portions thereof) that were accepted under this Agreement prior to the date of termination.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES.

Section 5.01 Supplier’s Representations and Warranties.

(a) Supplier represents and warrants to Purchasers that: (i) General Nutrition Corporation is the business name of Supplier and is reflected as such in all legal and governmental filings; (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (iii) it has the full right, power, legal capacity and authority to enter into and execute this Agreement, carry out the terms of this Agreement and grant Purchasers the rights and privileges granted under this Agreement, and (iv) no other agreements or unilateral claims exist which might affect a control over the rights granted to Purchasers hereunder and Supplier’s ability to carry out its duties and obligations under the terms of this Agreement.

(b) Supplier further represents and warrants to Purchasers that, to Supplier’s knowledge, the offer for sale, sale, distribution, and import of the Imported Products in the Territory as in accordance with the terms of this Agreement does not infringe or violate upon the intellectual property rights of any Person (other than trademark rights, which are addressed in the Intellectual Property License Agreement).

Section 5.02 Purchasers’ Representations and Warranties. Purchasers represent and warrant to Supplier that: (i) [●] is the business name of GNC HK, [●] is the business name of GNC China, and such names are reflected as such in all legal and governmental filings; (ii) GNC HK is a [●] duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and GNC China is a [●] duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (iii) the Purchasers have the full right, power, legal capacity and authority to enter into and execute this Agreement, carry out the terms of this Agreement; and (iv) no other agreements or unilateral claims exist which might affect a control over Purchasers’ abilities to carry out their duties and obligations under the terms of this Agreement.

Section 5.03 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RELATIVE TO THE IMPORTED PRODUCTS INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES OF TITLE AND NONINFRINGEMENT.

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ARTICLE VI.

INDEMNIFICATIONS; LIMITATION OF LIABILITY/DAMAGES.

Section 6.01 Indemnification.

(a) Purchaser’s Indemnification. Purchasers will indemnify, defend and hold Supplier, and its licensees, successors and assigns, parent corporations, member corporations, subsidiaries and affiliates and its and their respective officers, directors, members, employees, advertisers, insurers, and representatives (each, a “Supplier Indemnitee”) harmless from any and all claims, suits, liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorneys’ fees (each, a “Claim”) made by Third Parties against Supplier arising from:

(i) the use, distribution, offering for sale, sale, and import of Imported Products by or on behalf of a Purchaser or any of its Affiliates or sublicensees;

(ii) any false advertising, fraud or misrepresentations related to the Imported Products by a Purchaser or any of its Affiliates or sublicensees, but only to the extent such false advertising, fraud or misrepresentations or other claims are inconsistent with any specifications, product information, or advertising materials provided by Supplier or any of its Affiliates to Purchasers;

(iii) any agreements or alleged agreements, whether written or oral, made or entered into by or with either Purchaser or any of its Affiliates or sublicensees to effectuate the terms of this Agreement, including any employment or consulting agreements entered into by either Purchaser or any of its Affiliates or sublicensees related in any manner to the exploitation of this Agreement and such other agreements entered into by either Purchaser or any of its Affiliates or sublicensees relating to the distribution, exploitation, advertising, sale, offer for sale or use of the Imported Products by either Purchaser, its agents and/or representatives;

(iv) any breach of Purchasers’ obligations, representations, or warranties under this Agreement (which breach was not caused by acts or omissions specifically attributed to Supplier);

(v) any claim for personal injury or property damage caused by the gross negligence or willful misconduct of Purchasers, their Affiliates, or any of its officers, directors, members, employees or agents; or

(vi) any gross negligence or willful misconduct of a Purchaser or any of its officers, directors, members, employees or agents; in each case (i) through (vi), except to the extent such Claims arise out of a Supplier Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement, or to the extent that the acts or omissions of a

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Purchaser that are the basis of such Claims were caused (A) by GNC or any GNC Director acting against the direction of Hayao or any Hayao Director or by GNC or any GNC Director acting independently of Hayao or any Hayao Director, or (B) by an action or inaction of a Purchaser that (1) was jointly approved by GNC or any GNC Director, on the one hand, and Hayao or any Hayao Director, on the other hand, or (2) GNC or any GNC Director had prior knowledge of, and failed to raise an objection to, prior to the decision for such action or inaction being made.

(b) Supplier’s Indemnification. Supplier will indemnify, defend and hold Purchasers and their licensees, successors and assigns, parent corporations, member corporations, subsidiaries and affiliates and its and their respective officers, directors, members, employees, advertisers, insurers, and representatives (each, a “Purchaser Indemnitee”) harmless from any and all Claims made by Third Parties against Purchasers arising from:

(i) the distribution, offering for sale, sale, and import of the Imported Products by or on behalf of Supplier or any of its Affiliates or sublicensees outside of the Territory;

(ii) any manufacturing defects, noncomformities, failures, deficiencies or malfunctions of the Imported Products or failure of the Imported Products to conform to the Specifications, in each case of (i) and (ii) above, to the extent not due to the alteration or modification of the Imported Products by a Purchaser;

(iii) any breach of Supplier’s obligations, representations, or warranties under this Agreement (which breach was not caused by acts or omissions specifically attributed to a Purchaser);

(iv) any claim for personal injury or property damage caused by the gross negligence or willful misconduct of Supplier, its Affiliates, or any of its officers, directors, members, employees or agents; or

(v) any gross negligence or willful misconduct of Supplier, its Affiliates, or any of its or their officers, directors, members, employees or agents; in each case (i) through (v), except to the extent such Claims arise out of a Purchaser Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement.

(c) Claims Procedures. With respect to any claims falling within the scope of the foregoing indemnifications: (i) each Party agrees promptly to notify the other of and keep the other fully advised with respect to such claims and the progress of any suits in which the other Party is not participating; (ii) each Party will have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the other Party; (iii) each Party will have the right to participate, at its sole expense, in any suit instituted against it and to approve any attorneys selected by the other Party to defend it, which approval will not be unreasonably withheld, delayed or conditioned; and (iv) a Party assuming the defense of a claim or suit against the other Party will not settle such claim or suit without the prior written approval of the other Party, which approval will not be unreasonably withheld, delayed or conditioned.

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Section 6.02 LIMITATION OF LIABILITY/LIMITATION OF DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR REVENUE) ARISING OUT OF OR RELATED TO THIS AGREEMENT REGARDLESS OF THEIR CAUSE OR BY ANY THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH DAMAGES WERE FORESEEABLE. NOTWITHSTANDING THE FOREGOING, THIS SECTION 6.02 WILL NOT APPLY TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.01.

Section 6.03 Equitable Relief. In addition to any other remedies that may be available to each Party under this Agreement or other such applicable laws, either Party will have the right to seek, in any arbitration brought pursuant to Section 7.02, and the arbitrators in any such proceeding will be permitted to award, such equitable relief as may be appropriate, including such necessary injunctive relief, without the necessity of posting a bond or other security or proving actual damages.

ARTICLE VII.

GOVERNING LAW AND ARBITRATION.

Section 7.01 Governing Law. This agreement will be governed by, and construed in accordance with, the laws of Hong Kong without regard to the principles of conflicts of law of any jurisdiction.

Section 7.02 Arbitration. Subject to Section 7.03, any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, will be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other(s). The Dispute will be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There will be three (3) arbitrators. The parties to the Dispute will each nominate an arbitrator and the third arbitrator, who will be the presiding arbitrator, will be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their nominations. If there is more than one claimant party or more than one respondent party, then the claimant parties together and the respondent parties together will each nominate one arbitrator. If the multiple claimants, the multiple respondents or the party-nominated arbitrators fail to nominate an arbitrator, the relevant arbitrator(s) will instead be selected and appointed by the chairman of HKIAC who will designate one of them as the presiding arbitrator. The arbitral proceedings will be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section will prevail. Each party to the arbitration will cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal will be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal will decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of Laws thereunder, and will not apply any other substantive Law.

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Section 7.03 Preliminary Injunctive Relief. Any party to the Dispute will be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction prior to the constitution of the arbitral tribunal and/or during the pendency of the Dispute before the arbitral tribunal, without the necessity of posting a bond or other security or proving actual damages. In any suit, action or proceeding brought to obtain such relief, each Party waives its right to trial by jury and, to the maximum extent permitted by applicable law, waives its rights to interpose any counterclaim or set-off for any cause whatsoever.

Section 7.04 Fees and Costs. Except where the arbitration tribunal decides otherwise, the arbitration costs, legal fees and fees of other professional advisers will be borne by the losing Party.

Section 7.05 Non-Immunity. In any legal proceeding to enforce any award resulting from an arbitration proceeding and in any legal action between the Parties pursuant to or relating to this Agreement or any of the transactions contemplated hereby, each Party expressly waives the defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. The Parties further irrevocably waive any claim to immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Any arbitration award will be enforceable by any court or courts having jurisdiction over the Party against which the award has been rendered, or over the assets of the Party against which such award has been rendered, wherever such assets may be located.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 8.01 Force Majeure. If either Party is prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder (other than payment and royalty obligations) by reason of a Force Majeure Event, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means, then such Party will be excused from any further performance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay.

Section 8.02 Restriction on Assignments. This Agreement and any rights and obligations of either Party under this Agreement are personal to such Party and will not be sold, assigned, sublicensed, subcontracted, hypothecated, conveyed, pledged, encumbered or otherwise transferred directly or indirectly, by law or contract (collectively “Transfer”), without the other Party’s prior written consent, which consent may be granted or withheld in the other Party’s sole discretion. Any Transfer in violation of this Section 8.02 will be invalid and of no force and effect. Subject to the

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foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing, Supplier may Transfer this Agreement, in whole or in part, to any Affiliate, or in connection with a sale or transfer of all or substantially all of its business (whether by sale of assets, sale of stock, merger, or otherwise), or, as applicable, in connection with the sale of any discrete business unit or product line of Supplier or any of its applicable Affiliates. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.03 Independent Contractor Relationship. At all times the Parties will be considered independent contractors and this Agreement will not create an agency, partnership or employment relationship between the Parties. Nothing contained in this Agreement will be construed so as to make the Parties’ partners or joint venturers or to permit Purchasers to bind Supplier to any agreement or purport to act on behalf of Supplier in any respect. Other than as specifically set forth herein, nothing contained in this Agreement will be construed so as to make Supplier, Purchasers or any combination thereof partners or joint venturers or to permit the Parties to bind the other to any agreement or purport to act on their behalf in any respect unless otherwise set forth herein.

Section 8.04 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 8.05 No Waiver of Termination Rights. (i) The waiver, express or implied, by Supplier of any rights under this Agreement; (ii) Supplier’s failure to perform or act upon a provision of this Agreement; or (iii) Supplier’s breach of this Agreement will not constitute or be deemed a waiver of any other right by Supplier under this Agreement and such right will be exercisable when it is deemed appropriate by Supplier.

Section 8.06 Notices.

(a) Manner of Giving Notice. Any notice or other communication to be given under this Agreement will be in writing (which includes fax) and may be delivered or sent by post, e-mail or fax to the Party to be served as follows:

Notices to Supplier:

Address:
E-mail:
Fax Number:
For the attention of:

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Notices to Purchasers:

Address:
E-mail:
Fax Number:
For the attention of:

or at any such other address, e-mail address or fax number notified for this purpose to the other Parties under this Section 8.06. Any notice or other communication sent by post will be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

(b) Manner of Giving Notice. Any notice or other communication is deemed to have been given:

(i) if delivered, on the date of delivery;

(ii) if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another);

(iii) if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(iv) if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server,

but if the notice or other communication would otherwise be taken to be received after 5.00 p.m. or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

(c) Proof of Service. In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail, or that the fax was properly addressed and transmitted, as the case may be.

(d) Documents Relating to Legal Proceedings. This Section 8.06 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement.

Section 8.07 Entire Agreement. This Agreement and the other documents delivered pursuant hereto, including any exhibits and schedules hereto, constitute the full and entire agreement and understanding between the Parties with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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Section 8.08 Joint and Several Liability. The Purchasers are jointly and severally liable for all obligations and liabilities of each other hereunder, and a breach of this Agreement by either Purchaser shall be deemed a breach of this Agreement by both Purchasers.

Section 8.09 No Third Party Rights. A Person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong).

Section 8.10 Language. The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications will be in English unless otherwise agreed.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will constitute an original of this Agreement but all the counterparts together will constitute but one and the same instrument.

Section 8.12 Severability. If any provision of this Agreement is held by any court of competent jurisdiction, or other competent authority, to be illegal, invalid or unenforceable in any respect under the Laws of any relevant jurisdiction then:

(a) the Parties will negotiate in good faith to replace such provision with a legal, valid and enforceable provision which, as far as possible, has the same commercial effect as the provision which it replaces;

(b) in default of Sub-Section (a), if such provision would be held to be legal, valid and enforceable if some part or parts of it were deleted then it will apply with such deletions as may be necessary to make it legal, valid and enforceable; and

(c) in default of Sub-Sections (a) and (b), such provision will be deemed to be severed from this Agreement and, where permissible, that will not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

Section 8.13 Binding Effect. The Parties represent and warrant that the person executing this Agreement has the authority to bind the Party on behalf of which he/she is signing.

Section 8.14 Acknowledgment by the Parties. The Parties by executing this Agreement acknowledge that they have reviewed and understand all provisions of the Agreement. Each Party has further reviewed the terms and conditions of the Agreement with their respective attorneys and, as a direct result thereof, have participated in the drafting of the Agreement. It is therefore understood and agreed that the language of the Agreement will not be presumptively construed in favor or against any party hereto.

[signature page to follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date Effective Date.

AGREED to and ACCEPTED BY:

SUPPLIER

By:

Name:

Title:

Date:

GNC HK

By:

Name:

Title:

Date:

GNC CHINA

By:

Name:

Title:

Date:

Schedule I – Imported Products and Prices

Schedule II – Specifications

EXHIBIT F

AGREED FORM OF SERVICES LETTER AGREEMENT

Exhibit F – Final Form

General Nutrition Corporation

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

[●], 20[●]

[Harbin JV Partner] [Address]

Ladies and Gentlemen:

This letter agreement confirms and memorializes our conversations regarding the services to be provided by General Nutrition Corporation (“GNC”) to (i) [GNC Hong Kong Limited] (the “HK JV”), a joint venture between an affiliate of GNC (“GNC HK Partner”), and Harbin Pharmaceutical Hong Kong II Limited (“Hayao”), which was formed pursuant to, and is governed in accordance with, the shareholders agreement among the HK JV, GNC HK Partner, GNC Holdings, Inc., Hayao, and Harbin Pharmaceutical Group Co., Ltd., dated [__] (the “HK Shareholders Agreement”, and such date, the “Effective Date”) and (ii) [PRC JV Entity] (the “PRC JV”, and together with the HK JV, the “Joint Ventures”), a joint venture between the GNC HK Partner and Hayao, which was formed pursuant to, and is governed in accordance with, the joint venture contract among the PRC JV, the GNC HK Partner, GNC Holdings, Inc., Hayao, and Harbin Pharmaceutical Group Co., Ltd, dated as of the Effective Date (the “Joint Venture Contract”, and together with the HK Shareholders Agreement, the “Shareholders Agreements” and each a “Shareholders Agreement”).

As discussed, while both Hayao and GNC desire for the Joint Ventures to operate as stand-alone entities, we recognize that in the Joint Ventures’ initial stages of operations, each Joint Venture is likely to need consulting and technical services to enable it to manufacture (in the case of the PRC JV) and market its products, as well as business support and other services to support the internal operation of its business. Both Hayao and GNC desire that GNC provide these services to each Joint Venture and its subsidiaries, and GNC is willing to provide such services, subject to and in accordance with the terms set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Shareholders Agreements (in the event of a discrepancy with respect to such terms between the Shareholders Agreements, the definition relevant to the Joint Venture to which such term is being applied shall prevail).

Following the Effective Date, GNC agrees to provide certain work and services as requested from time to time by the HK JV or the PRC JV, in support of and in order to enable such Joint Venture and its subsidiaries to conduct the Business (as applicable to it under the applicable Shareholders Agreement) in the Territory (the “Services”). GNC and Hayao will agree on an initial set of services to be provided by GNC to each Joint Venture and its subsidiaries, to be attached hereto as Exhibit A. If a Joint Venture desires GNC to provide any other Service or increase the scope or volume of any existing Service, it will provide written request to GNC, which will include a description of the scope of the requested

Service, and the times in which the Services are needed. The parties will discuss in good faith each such request. If (i) the requested Services require the use of GNC proprietary know-how or (ii) it is not commercially practicable (taking into account the business plan of the Joint Ventures) for a Joint Venture and its subsidiaries to perform such Services for themselves at the requested scale and scope by itself or to obtain such Services at the requested scale and scope from the other Joint Venture or third parties (the “Necessary Services”), then GNC will provide, and cause its affiliates to provide, as applicable, such Services to such Joint Venture and its subsidiaries, as applicable, subject in each case to the availability of appropriate resources. With respect to all other Services (i.e. Services that are not Necessary Services), GNC will use, and will cause its affiliates to use, as applicable, commercially reasonable efforts to provide such Services to each Joint Venture and its subsidiaries, as applicable, subject to the availability of appropriate resources, and provided that the provision of any such Service does not adversely affect in any material respect any of GNC’s other obligations and commitments (including its and its affiliates’ business operations) and would not require GNC or its affiliates to allocate resources and capabilities to effect such increase in scope or volume of Service materially in excess of its then-current ordinary course resources and capabilities. Without limiting GNC’s obligation to provide the Services as described above, Exhibit A will be updated to describe the new Service or the increased scope or volume of any existing Service, the scope and details of which will be agreed by GNC, Hayao, and the applicable Joint Venture, acting reasonably and in good faith.

No less than six months following the Effective Date, and every six months (or such shorter period as requested by the parties) thereafter, GNC and Hayao agree to meet to review and modify the scope of Services, and to determine, whether, and to what extent the Services may be insourced to a Joint Venture or outsourced to a third party provider. Each of the parties shall provide reasonable details in advance of the review meeting, such as the details of the Services, the purpose of such Services, costs and expenses and any other information or materials relevant to the review process, to allow the parties to assess the suitability of the Services to the applicable Joint Venture. The parties will agree on a termination date for any such Services.

The Services will be provided either directly by GNC or through one of its Affiliates. The Services will be provided by GNC [***]. Without limitation and in accordance with the foregoing, to the extent that GNC intends to provide the same or substantially same Services to a Joint Venture and any other persons or entities, GNC shall notify Hayao in advance the extent of such Services and identities of such persons and entities and apportion the costs and expenses of such Services amongst such Joint Venture(s) and such persons and entities on a pro rata basis in accordance with US GAAP consistently applied by GNC. GNC will invoice each Joint Venture [***] in providing the Services. GNC and Hayao agree to cause each Joint Venture to pay the amounts set forth in each invoice to GNC within [***] of issuance of the invoice. GNC will keep accurate books and records in accordance with US GAAP covering the provision of the Services and the detailed costs and expenses that are invoiced for at least 7 years. Hayao has a right to inspect and audit such books and records once each calendar year

***	Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(or more frequently provided that Hayao can show reasonable cause necessitating such additional inspection or audit). If any inspection or audit reveals an overpayment by such Joint Venture, GNC will issue a credit of the amount overpaid on the following invoice, and if any portion of the credit remains after the following invoice, then GNC will promptly reimburse such Joint Venture for any remaining amounts of the credit. If the inspection or audit reveals an underpayment, GNC will include the amount underpaid on the next invoice it issues to such Joint Venture.

GNC agrees to provide the Services in compliance with applicable laws and using reasonable skill and care consistent in all material respects with the level of skill and care as GNC uses to perform the same or similar services internally for its own or for its affiliates’ operations during the term of the Shareholders Agreements, but always in a professional, competent and workmanlike manner. GNC agrees that the Services will include its provision to the PRC JV and its subsidiaries, as applicable, all material Manufacturing Technology, as such term is defined in the Intellectual Property License Agreement among GNC Intellectual Property Holdings, LLC, General Nutrition Corporation, and the Joint Ventures, dated [__], which is licensed by GNC and its affiliates to the Joint Ventures under said Intellectual Property License Agreement. The parties acknowledge that GNC is not in the business of providing such services, and accordingly, except as otherwise provided in this letter agreement, the Services are provided “as is” without representation or warranty of any kind. Furthermore, except in the event of gross negligence of willful misconduct, GNC shall not be liable for any lost profits, consequential, indirect or incidental damages, and GNC’s total liability hereunder shall not exceed the amounts paid to GNC hereunder.

If any dispute arises relating to the matters set forth in this letter agreement, Hayao and GNC agree to resolve the dispute in accordance with the dispute resolution provisions in the applicable Shareholders Agreement. This letter agreement and any dispute hereunder will be construed, interpreted and governed in accordance with the laws of Hong Kong. Section 19 of the HK Shareholders Agreement is incorporated herein, mutatis mutandis.

If the terms and conditions contained in this letter agreement are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[The Remainder of This Page is Intentionally Left Blank]

GENERAL NUTRITION CORPORATION

By:

Name:

Title:

[Signature Page to Letter Agreement]

Accepted and Agreed this day of [●], 20[●]

HARBIN PHARMACEUTICAL GROUP CO., LTD.

By:

Name:

Title:

[Signature Page to Letter Agreement]

Exhibit A

Services